Filed Pursuant to Rule 424(b)(3)

Registration No. 333-279912

BlackRock Private Credit Fund

SUPPLEMENT DATED AUGUST 11, 2025

TO THE PROSPECTUS DATED APRIL 22, 2025

This prospectus supplement (“Supplement”) is part of and should be read in conjunction with the prospectus of BlackRock Private Credit Fund (the “Fund”), dated April 22, 2025 (as supplemented to date, the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

The purpose of this Supplement is to include our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025.

Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025

On August 8, 2025, we filed our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025 with the Securities and Exchange Commission. The report (without exhibits) is attached to this Supplement.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 10-Q

☒	Quarterly Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the Quarterly Period Ended June 30, 2025

☐	Transition Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the Transition Period From ____ to ____

Commission File Number: 814-01485

BLACKROCK PRIVATE CREDIT FUND

(Exact Name of Registrant as Specified in Charter)

Delaware	87-4655020
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

50 Hudson Yards
New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

(212) 810-5300

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

None	Not applicable	Not applicable
(Title of each class)	(Trading Symbol(s) )	(Name of each exchange on which registered)

Securities registered pursuant to Section 12(g) of the Act:

Class S Shares, par value $0.001 per share

Class D Shares, par value $0.001 per share

Institutional Class Shares, par value $0.001 per share

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months and (2) has been subject to such filing requirements for the past 90 days: Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller Reporting company	☐
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with a new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

As of June 30, 2025, there was no established public market for the Registrant's shares of common stock.

The number of shares of Registrant’s common shares of beneficial interest, par value $0.001 per share (“Common Shares”), outstanding as of August 8, 2025 was 39,116,204, 3,684,397 and 227,886 of Institutional Class, Class S and Class D Common Shares, respectively.

BLACKROCK PRIVATE CREDIT FUND

FORM 10-Q

FOR THE SIX MONTHS ENDED JUNE 30, 2025

BlackRock Private Credit Fund

Consolidated Statements of Assets and Liabilities

	June 30, 2025	December 31, 2024
	(Unaudited)
Assets
Investments, at fair value:
Non-controlled, non-affiliated investments (cost of $1,743,969,689 and $1,035,050,829, respectively)	$1,744,660,642	$1,040,393,586
Total investments (cost of $1,743,969,689 and $1,035,050,829, respectively)	1,744,660,642	1,040,393,586

Cash and cash equivalents	30,711,354	41,078,437
Receivable for investments sold	26,419,556	7,996,181
Interest, dividends and fees receivable	9,870,986	6,523,832
Deferred debt issuance costs	4,865,050	4,147,931
Prepaid expenses and other assets	1,747,638	2,314,798
Total assets	1,818,275,226	1,102,454,765

Liabilities
Debt (net of deferred issuance costs of $1,018,054 and $866,702, respectively)	787,981,946	389,133,298
Payable for investments purchased	97,161,934	43,346,561
Interest and debt related payables	9,256,568	4,009,503
Distribution payable	8,572,969	6,009,553
Incentive fees payable	2,586,268	3,978,275
Management fees payable	900,510	1,791,192
Reimbursements due to the Investment Adviser	94,315	1,125,355
Accrued capital gains incentive fees	—	498,552
Accrued expenses and other liabilities	2,087,000	1,370,802
Total liabilities	$908,641,510	$451,263,091

Commitments and contingencies (Note 5)

Net assets	$909,633,716	$651,191,674

Composition of net assets applicable to common shareholders
Common shares of beneficial interest, $0.001 par value; 37,532,875 and 26,269,689 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	$37,537	$26,269
Paid-in capital in excess of par	924,188,066	648,200,991
Distributable earnings (loss)	(14,591,887)	2,964,414
Total net assets	909,633,716	651,191,674
Total liabilities and net assets	$1,818,275,226	$1,102,454,765

Net assets per share	$24.24	$24.79

See accompanying notes to the consolidated financial statements.

BlackRock Private Credit Fund

Consolidated Statements of Assets and Liabilities

	June 30, 2025	December 31, 2024
	(Unaudited)
NET ASSET VALUE PER SHARE
Class I Shares:
Net assets	$822,188,281	$603,211,729
Common shares outstanding ($0.001 par value, unlimited shares authorized)	33,924,743	24,334,133
Net asset value per share	$24.24	$24.79
Class S Shares:
Net assets	$82,565,096	$44,822,335
Common shares outstanding ($0.001 par value, unlimited shares authorized)	3,406,762	1,808,175
Net asset value per share	$24.24	$24.79
Class D Shares:
Net assets	$4,880,339	$3,157,610
Common shares outstanding ($0.001 par value, unlimited shares authorized)	201,370	127,381
Net asset value per share	24.24	24.79

See accompanying notes to the consolidated financial statements.

BlackRock Private Credit Fund

Consolidated Statements of Operations (Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Investment income
Interest income:
Non-controlled, non-affiliated investments	$35,518,333	$15,145,807	$63,731,603	$28,533,079
PIK income:
Non-controlled, non-affiliated investments	495,990	37,596	1,216,166	177,184
Total investment income	36,014,323	15,183,403	64,947,769	28,710,263

Operating expenses
Interest and other debt expenses	10,545,728	3,474,436	17,497,259	6,800,088
Incentive fees earned	2,586,283	1,246,143	4,818,721	2,298,682
Management fees	2,563,180	946,305	4,722,458	1,739,196
Amortization of continuous offering costs	634,858	—	1,269,715	—
Administrative expenses	386,849	196,135	695,289	530,838
Professional fees	434,758	243,037	689,466	545,802
Custody fees	215,047	81,549	381,445	157,655
Organizational expenses	—	—	161,704	—
Distribution and servicing fees	—			—
Class S	164,293	5,296	286,140	5,296
Class D	2,668	—	4,836	—
Director fees	65,218	66,125	136,343	124,750
Insurance expense	7,233	7,232	14,465	14,465
Incentive fees on capital gains (1)	—	—	(498,552)	—
Other operating expenses	304,225	194,146	538,879	402,716
Total operating expenses	17,910,340	6,460,405	30,718,168	12,619,488

Net investment income	18,103,983	8,722,998	34,229,601	16,090,775

Realized and unrealized gain (loss) on investments and foreign currency
Net realized gain (loss):
Non-controlled, non-affiliated investments	(745,242)	(178,656)	(2,232,982)	(177,456)
Net realized gain (loss)	(745,242)	(178,656)	(2,232,982)	(177,456)

Net change in unrealized appreciation (depreciation):
Non-controlled, non-affiliated investments	961,024	(1,412,911)	(4,651,804)	7,412
Net change in unrealized appreciation (depreciation)	961,024	(1,412,911)	(4,651,804)	7,412

Net realized and unrealized gain (loss)	215,782	(1,591,567)	(6,884,786)	(170,044)

Net increase (decrease) in net assets resulting from operations	$18,319,765	$7,131,431	$27,344,815	$15,920,731

_______________________________________

(1) Net investment income amounts displayed above are net of the accrual for incentive fees on capital gains which is reflected on a hypothetical liquidation basis in accordance with Generally Accepted Accounting Principles (“GAAP”) for the three and six months ended June 30, 2025 and 2024 (see Note 3).

See accompanying notes to the consolidated financial statements.

BlackRock Private Credit Fund

Consolidated Statements of Changes in Net Assets (Unaudited)

	Common Shares		Paid in Capital	Distributable	Total Net
	Shares	Par Amount	in Excess of Par	Earnings (loss)	Assets
Balance at December 31, 2024	26,269,689	$26,269	$648,200,991	$2,964,414	$651,191,674

Share Transactions
Institutional Class:
Issuance of common shares	3,896,779	3,897	96,383,551	—	96,387,448
Issuance of common shares from dividend reinvestment plan	468,209	468	11,580,417	—	11,580,885
Repurchase of common shares	(53,212)	(53)	(1,317,163)	—	(1,317,216)
Class S:
Issuance of common shares	795,280	795	19,664,705	—	19,665,500
Issuance of common shares from dividend reinvestment plan	4,161	4	102,860	—	102,864
Repurchase of common shares	(3,084)	—	(76,445)	—	(76,445)
Class D:
Issuance of common shares	20,572	21	508,729	—	508,750
Issuance of common shares from dividend reinvestment plan	129	—	3,186	—	3,186
Net investment income	—	—	—	16,125,618	16,125,618
Net realized and unrealized gain (loss)	—	—	—	(7,100,568)	(7,100,568)
Dividends paid to common shareholders:
Institutional Class	—	—	—	(18,761,171)	(18,761,171)
Class S	—	—	—	(1,476,870)	(1,476,870)
Class D	—	—	—	(94,389)	(94,389)
Balance at March 31, 2025	31,398,523	$31,401	$775,050,831	$(8,342,966)	$766,739,266

Share Transactions
Institutional Class:
Issuance of common shares	4,892,241	4,892	118,990,229	—	118,995,121
Issuance of common shares from dividend reinvestment plan	525,782	526	12,758,204	—	12,758,730
Repurchase of common shares	(139,189)	(139)	(3,398,807)	—	(3,398,946)
Class S:
Issuance of common shares	793,621	794	19,283,197	—	19,283,991
Issuance of common shares from dividend reinvestment plan	8,609	9	208,861	—	208,870
Class D:
Issuance of common shares	52,665	53	1,280,447	—	1,280,500
Issuance of common shares from dividend reinvestment plan	623	1	15,104	—	15,105
Net investment income	—	—	—	18,103,983	18,103,983
Net realized and unrealized gain (loss)	—	—	—	215,782	215,782
Dividends paid to common shareholders:
Institutional Class	—	—	—	(22,415,779)	(22,415,779)
Class S	—	—	—	(2,034,203)	(2,034,203)
Class D	—	—	—	(118,704)	(118,704)
Balance at June 30, 2025	37,532,875	$37,537	$924,188,066	$(14,591,887)	$909,633,716

See accompanying notes to the consolidated financial statements.

BlackRock Private Credit Fund

Consolidated Statements of Changes in Net Assets (Unaudited) (Continued)

	Common Shares		Paid in Capital	Distributable	Total Net
	Shares	Par Amount	in Excess of Par	Earnings (loss)	Assets
Balance at December 31, 2023	9,608,484	$9,608	$234,370,285	$4,424,133	$238,804,026
Institutional Class:
Issuance of common shares	1,322,168	1,322	32,917,349	—	32,918,671
Issuance of common shares from dividend reinvestment plan	276,320	276	6,877,693	—	6,877,969
Repurchase of common shares	(23,540)	(24)	(588,005)	—	(588,029)
Net investment income	—	—	—	7,367,777	7,367,777
Net realized and unrealized gain (loss)	—	—	—	1,421,523	1,421,523
Dividends paid to common shareholders:
Institutional Class	—	—	—	(7,392,673)	(7,392,673)
Balance at March 31, 2024	11,183,432	$11,182	$273,577,322	$5,820,760	$279,409,264

Share Transactions
Institutional Class:
Issuance of common shares	2,407,822	2,408	60,089,533	—	60,091,941
Issuance of common shares from dividend reinvestment plan	249,290	249	6,220,266	—	6,220,515
Repurchase of common shares	—	—	—	—	—
Class S:
Issuance of common shares	299,659	300	7,476,200	—	7,476,500
Issuance of common shares from dividend reinvestment plan	—	—	—	—	—
Repurchase of common shares	—	—	—	—	—
Net investment income	—	—	—	8,722,998	8,722,998
Net realized and unrealized gain (loss)	—	—	—	(1,591,567)	(1,591,567)
Dividends paid to common shareholders:
Institutional Class	—	—	—	(8,983,848)	(8,983,848)
Class S	—	—		(63,626)	(63,626)
Balance at June 30, 2024	14,140,203	$14,139	$347,363,321	$3,904,717	$351,282,177

See accompanying notes to the consolidated financial statements.

BlackRock Private Credit Fund

Consolidated Statements of Cash Flows (Unaudited)

	For the Six Months Ended June 30,
	2025	2024
Operating activities
Net increase (decrease) in net assets resulting from operations	$27,344,815	$15,920,731
Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash provided by (used in) operating activities:
Net realized (gain) loss	2,191,492	177,456
Change in net unrealized (appreciation) depreciation of investments	4,651,804	(7,412)
Net amortization of investment discounts and premiums	(2,422,408)	(2,030,994)
Interest and dividend income paid in kind	(1,300,522)	(863,984)
Amortization of deferred debt issuance costs	532,062	160,981
Changes in assets and liabilities:
Purchases of investments	(844,230,125)	(167,064,372)
Proceeds from disposition of investments	136,842,703	55,163,465
Decrease (increase) in interest, dividends and fees receivable	(3,347,154)	(1,217,763)
Decrease (increase) in receivable for investments sold	(18,423,375)	(4,447,779)
Decrease (increase) in prepaid expenses and other assets	567,160	(632,648)
Increase (decrease) in interest and debt related payables	5,247,065	492,842
Increase (decrease) in incentive fees payable	(1,392,007)	1,246,143
Increase (decrease) in management fees payable	(890,682)	337,133
Increase (decrease) in accrued capital gains incentive fees	(498,552)	—
Increase (decrease) in reimbursements due to the Investment Adviser	(1,031,040)	208,415
Increase (decrease) in payable for investments purchased	53,815,373	(3,716,959)
Increase (decrease) in accrued expenses and other liabilities	716,198	(357,142)
Net cash provided by (used in) operating activities	(641,627,193)	(106,631,887)

Financing activities
Proceeds from common shares sold	256,121,310	88,562,273
Contribution received in advance	—	—
Proceeds from issuance of Tranche B Notes	55,000,000	—
Draws on credit facilities	674,000,000	55,000,000
Repayments of credit facility draws	(330,000,000)	(44,000,000)
Payments of debt issuance costs	(1,400,533)	(1,222,950)
Dividends paid in cash to shareholders	(17,668,060)	(3,745,928)
Payments of repurchased shares	(4,792,607)	(588,036)
Net cash provided by (used in) financing activities	631,260,110	94,005,359

Net increase (decrease) in cash and cash equivalents (including restricted cash)	(10,367,083)	(12,626,528)
Cash and cash equivalents (including restricted cash) at beginning of period	41,078,437	20,393,858
Cash and cash equivalents (including restricted cash) at end of period	$30,711,354	$7,767,330

Supplemental cash flow information
Interest payments	$11,718,133	$6,146,265
Excise tax payments	$—	$73,753
Distribution payable	$8,572,969	$3,246,951
Reinvestment of dividends during the period	$24,669,640	$13,098,484

See accompanying notes to the consolidated financial statements.

BlackRock Private Credit Fund

Consolidated Schedule of Investments (Unaudited)

June 30, 2025

Issuer(F)	Instrument	Ref(B)	Floor	Spread	Total Coupon	Maturity	Principal	Cost	Fair Value	% of Total Cash and Investment	Notes
Debt Investments(A)
Aerospace and Defense
Arcline FM Holdings, LLC (Fairbanks Morse)	First Lien Term Loan	SOFR(S)	—	3.50%	7.58%	6/24/2030	$19,780,556	$19,652,453	$19,894,492	1.12%
Engineering Research Holding LLC (Astrion, Inc.)	First Lien Term Loan	SOFR(S)	1.00%	5.00%	9.29%	8/29/2031	$22,922,542	22,617,120	22,464,091	1.26%	E
Kaman Corporation	First Lien Term Loan	SOFR(Q)	—	2.75%	7.08%	1/30/2032	$3,530,496	3,504,052	3,530,778	0.20%
Kaman Corporation	First Lien Delayed Draw Term Loan	SOFR(Q)	—	2.75%	7.09%	2/26/2032	$—	(3,173)	27	—	D
Peraton Corp.	First Lien Term Loan	SOFR(M)	0.75%	3.85%	8.18%	2/1/2028	$1,005,010	990,951	890,062	0.05%
Signia Aerospace LLC	First Lien Term Loan	SOFR(Q)	0.50%	3.00%	7.30%	11/21/2031	$3,359,850	3,359,026	3,380,849	0.19%	E
Signia Aerospace LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	0.50%	3.00%	7.30%	11/21/2031	$—	78	1,290	—	E
Skydio, Inc	First Lien Term Loan	SOFR(M)	2.50%	2.75% Cash + 2.75% PIK	9.82%	12/4/2029	$7,603,718	7,537,302	7,527,681	0.42%	E
Skydio, Inc	First Lien Delayed Draw Term Loan B	SOFR(M)	2.50%	2.75% Cash + 2.75% PIK	9.82%	12/4/2029	$—	(33,208)	(37,500)	—	D/E
Skydio, Inc	First Lien Delayed Draw Term Loan A	SOFR(M)	2.50%	2.75% Cash + 2.75% PIK	9.82%	12/4/2029	$—	(33,208)	(37,500)	—	D/E
Cobham Ultra US Co-Borrower LLC (Ultra Electronics)	First Lien Term Loan	SOFR(S)	—	3.50%	8.18%	8/4/2029	$1,880,562	1,880,562	1,885,094	0.11%
								59,471,955	59,499,364	3.35%
Air Freight and Logistics
Stonepeak Nile Parent LLC (Air Transport Services Group Inc)	First Lien Term Loan	SOFR(S)	—	2.75%	7.08%	4/9/2032	$410,000	409,003	411,845	0.02%

Automobiles
Majco LLC (Big Brand Tire)	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	5.00%	9.34%	5/17/2032	$1	(116,002)	(239,414)	(0.01)%	D/E

Beverages
Triton Water Holdings Inc	First Lien Term Loan	SOFR(Q)	—	2.25%	6.55%	3/31/2028	$823,716	823,716	827,604	0.05%
Sazerac Co Inc.	First Lien Term Loan	SOFR(Q)	—	3.00%	7.34%	6/26/2032	$433,000	430,835	433,541	0.02%	E
								1,254,551	1,261,145	0.07%
Building Products
Air Distribution Technologies Inc	First Lien Term Loan	SOFR(Q)	1.00%	6.00%	10.30%	8/1/2030	$9,673,155	9,509,183	9,711,848	0.55%	E
Trulite Holding Corp.	First Lien Term Loan	SOFR(Q)	1.00%	6.00%	10.29%	3/1/2030	$10,105,593	9,947,685	9,852,953	0.56%	E
Wilsonart LLC	First Lien Term Loan	SOFR(Q)	—	4.25%	8.55%	7/25/2031	$4,388,113	4,341,365	4,329,159	0.24%
								23,798,233	23,893,960	1.35%
Capital Markets
Apex Group Treasury LLC	First Lien Term Loan	SOFR(Q)	—	3.50%	7.84%	2/20/2032	$387,000	385,065	386,154	0.02%
Ardonagh Group FinCo Pty Ltd (Australia)	First Lien Term Loan	SOFR(Q)	—	2.75%	7.05%	2/27/2031	$1,097,250	1,084,099	1,091,764	0.06%	C
Ascensus Holdings, Inc	First Lien Term Loan	SOFR(M)	0.50%	3.00%	7.33%	8/2/2028	$1,047,431	1,047,431	1,050,704	0.06%
BCPE Pequod Buyer Inc. (Envestnet Inc.)	First Lien Term Loan	SOFR(M)	—	3.25%	7.58%	9/19/2031	$451,868	449,760	453,167	0.03%
Brookfield Properties Retail Holding LLC	First Lien Term Loan	SOFR(M)	—	3.50%	7.83%	5/28/2030	$311,000	306,386	310,773	0.02%
Focus Financial Partners, LLC	First Lien Term Loan	SOFR(M)	—	2.75%	7.08%	9/15/2031	$4,066,381	4,061,293	4,062,335	0.23%
Grant Thornton Advisors LLC	First Lien Term Loan	SOFR(M)	—	2.75%	7.08%	6/2/2031	$2,835,860	2,835,873	2,836,923	0.16%
Grant Thornton Advisors LLC	First Lien Term Loan	SOFR(M)	—	3.00%	7.33%	5/30/2031	$922,000	910,628	924,651	0.05%
Learning Care Group (US) No. 2 Inc.	First Lien Initial Term Loan	SOFR(Q)	0.50%	4.00%	8.30%	8/11/2028	$29,477	29,199	29,492	—
OVG Business Services LLC (Oak View)	First Lien Term Loan	SOFR(M)	—	3.00%	7.33%	6/15/2031	$744,997	746,781	742,203	0.04%	E

BlackRock Private Credit Fund

Consolidated Schedule of Investments (Continued) (Unaudited)

June 30, 2025

Issuer(F)	Instrument	Ref(B)	Floor	Spread	Total Coupon	Maturity	Principal	Cost	Fair Value	% of Total Cash and Investment	Notes
Debt Investments - Continued
Capital Markets (Continued)
PMA Parent Holdings, LLC	First Lien Term Loan	SOFR(Q)	0.75%	5.50%	9.80%	1/31/2031	$8,846,889	$8,705,727	$8,935,358	0.50%	E
PMA Parent Holdings, LLC	First Lien Revolver	SOFR(Q)	0.75%	5.50%	9.80%	1/31/2031	$—	(20,267)	—	—	D/E
								20,541,975	20,823,524	1.17%
Chemicals
Advancion (f/k/a Aruba Investments Holdings, LLC)	First Lien Term Loan	SOFR(M)	0.75%	4.10%	8.43%	11/24/2027	$1,237,147	1,232,668	1,169,104	0.07%	E
Ascend Learning, LLC	First Lien Term Loan	SOFR(M)	—	3.00%	7.33%	12/11/2028	$1,887,423	1,859,759	1,889,282	0.11%
CP Iris Holdco I, Inc	First Lien Term Loan	SOFR(M)	0.50%	3.50%	7.83%	9/21/2028	$1,844,076	1,849,506	1,844,076	0.10%
Derby Buyer LLC	First Lien Term Loan	SOFR(M)	—	3.00%	7.31%	11/1/2030	$1,880,526	1,876,854	1,876,220	0.11%
Discovery Purchaser Corporation	First Lien Term Loan	SOFR(Q)	0.50%	3.75%	8.02%	10/4/2029	$2,497,013	2,444,044	2,496,226	0.14%
INEOS Composites International Holdings LLC (FORTIS)	First Lien Term Loan	SOFR(Q)	—	3.50%	7.80%	2/6/2032	$726,000	724,248	726,795	0.04%
Momentive Performance Materials, Inc.	First Lien Term Loan	SOFR(M)	—	4.00%	8.33%	3/22/2028	$1,147,595	1,134,036	1,153,333	0.06%
Olympus Water US Holding Corporation (Solenis)	First Lien Term Loan	SOFR(Q)	0.50%	3.00%	7.30%	6/9/2031	$2,845,940	2,842,252	2,818,135	0.16%
Sparta U.S. Holdco LLC	First Lien Term Loan	SOFR(M)	0.75%	3.00%	7.32%	8/2/2028	$935,155	933,813	927,753	0.05%
W. R. Grace Holdings LLC	First Lien Term Loan	SOFR(Q)	0.50%	3.25%	7.55%	9/22/2028	$2,057,811	2,051,520	2,063,388	0.12%
								16,948,700	16,964,312	0.96%
Commercial Services and Supplies
Allied Universal Holdco LLC	First Lien Term Loan	SOFR(M)	0.50%	3.85%	8.18%	5/12/2028	$4,700,390	4,695,496	4,728,099	0.27%
Anticimex Inc. (Sweden)	First Lien Term Loan	SOFR(Q)	0.50%	3.40%	7.71%	11/16/2028	$240,784	240,784	242,048	0.01%	C
Apollo Group Holdco, LLC (Topsail)	First Lien Term Loan	SOFR(Q)	1.00%	6.00%	10.30%	12/26/2030	$15,884,806	15,594,213	15,503,571	0.87%	E
Cohnreznick Advisory LLC	First Lien Term Loan	SOFR(Q)	—	4.00%	8.30%	3/26/2030	$19,926,241	19,845,485	19,876,425	1.13%	E
Cohnreznick Advisory LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	—	4.00%	8.30%	3/26/2032	$—	(18,694)	(11,531)	—	D/E
Creative Artists Agency, LLC.	First Lien Term Loan	SOFR(M)	—	2.75%	7.08%	10/1/2031	$2,146,876	2,142,877	2,155,700	0.12%
Dealer Tire Financial, LLC	First Lien Term Loan	SOFR(M)	—	3.00%	7.33%	7/2/2031	$4,107,912	4,096,084	4,092,507	0.23%	E
EnergySolutions, LLC	First Lien Term Loan	SOFR(M)	0.50%	3.25%	7.58%	9/18/2030	$651,142	648,019	656,026	0.04%	E
Ensemble RCM, LLC	First Lien Term Loan B	SOFR(Q)	—	3.00%	7.28%	8/3/2029	$4,303,194	4,304,384	4,324,839	0.24%
Interstate Waste Services Inc	First Lien Term Loan	SOFR(Q)	—	3.75%	8.05%	10/4/2030	$578,377	576,385	579,823	0.03%	E
Madison Safety & Flow LLC	First Lien Term Loan	SOFR(M)	—	2.75%	7.08%	9/26/2031	$2,249,512	2,250,041	2,256,542	0.13%
Modigent, LLC (Pueblo)	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	5.00%	9.30%	8/23/2028	$5,479,444	5,373,294	5,387,056	0.30%	E
Modigent, LLC (Pueblo)	First Lien Term Loan	SOFR(Q)	0.75%	5.00%	9.30%	8/23/2028	$1,423,033	1,404,385	1,406,180	0.08%	E
Modigent, LLC (Pueblo)	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	5.00%	9.30%	8/23/2028	$987,077	973,660	975,387	0.05%	E
Modigent, LLC (Pueblo)	First Lien Revolver	SOFR(Q)	0.75%	5.00%	9.30%	8/23/2027	$340,497	327,225	330,394	0.02%	E
TA TT Buyer, LLC (TouchTunes, Octave Music)	First Lien Tranche B-1 Term Loan	SOFR(Q)	0.50%	4.75%	9.05%	4/1/2029	$16,802,426	16,804,927	16,270,377	0.92%
								79,258,565	78,773,443	4.44%
Construction Materials
Covia Holdings LLC	First Lien Term Loan	SOFR(M)	—	3.25%	7.57%	2/12/2032	$1,129,000	1,127,572	1,134,176	0.06%

Construction and Engineering
Brand Industrial Services Inc	First Lien Term Loan	SOFR(Q)	0.50%	4.50%	8.78%	8/1/2030	$4,408,871	4,390,369	3,708,147	0.21%
Brown & Settle, Inc.	First Lien Term Loan	SOFR(Q)	1.00%	6.50%	10.83%	5/16/2030	$22,678,985	22,126,293	22,021,294	1.24%	E
Brown & Settle, Inc.	First Lien Revolver	SOFR(M)	1.00%	6.50%	10.82%	5/16/2030	$1,176,855	1,117,105	1,105,753	0.06%	E
Compsych Holdings Corp	First Lien Term Loan	SOFR(Q)	0.75%	4.75%	9.02%	7/22/2031	$12,991,262	12,935,048	13,121,175	0.75%	E
Compsych Holdings Corp	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	4.75%	9.02%	7/22/2031	$—	(8,086)	37,376	—	D/E
Groupe Solmax Inc. (Canada), Solmax U.S. LP	First Lien Term Loan	SOFR(Q)	1.00%	5.01%	9.31%	7/24/2028	$2,382,475	2,308,510	2,014,121	0.11%	C
JF Acquisition, LLC (JF Petroleum)	First Lien Term Loan	SOFR(Q)	1.00%	5.75%	10.06%	6/18/2030	$31,883,070	31,245,407	31,564,239	1.78%	E
JF Acquisition, LLC (JF Petroleum)	First Lien Revolver	SOFR(Q)	1.00%	5.75%	10.06%	6/18/2030	$—	(83,173)	(41,587)	—	D/E

BlackRock Private Credit Fund

Consolidated Schedule of Investments (Continued) (Unaudited)

June 30, 2025

Issuer(F)	Instrument	Ref(B)	Floor	Spread	Total Coupon	Maturity	Principal	Cost	Fair Value	% of Total Cash and Investment	Notes
Debt Investments - Continued
Construction and Engineering (Continued)
JF Acquisition, LLC (JF Petroleum)	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	5.75%	10.06%	6/18/2030	$—	$(221,795)	$(110,898)	(0.01)%	D/E
Legence Holdings LLC (Refficiency)	First Lien Term Loan	SOFR(M)	—	3.25%	7.58%	12/18/2028	$2,833,969	2,831,236	2,839,297	0.16%
LJ Avalon Holdings, LLC (Ardurra)	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	4.75%	9.03%	2/1/2030	$1,055,093	1,041,182	1,066,577	0.06%	E
LJ Avalon Holdings, LLC (Ardurra)	First Lien Term Loan	SOFR(Q)	1.00%	4.75%	9.07%	2/1/2030	$741,839	727,252	745,548	0.04%	E
LJ Avalon Holdings, LLC (Ardurra)	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	4.75%	9.07%	2/1/2030	$303,690	297,708	305,208	0.02%	E
LJ Avalon Holdings, LLC (Ardurra)	First Lien Revolver	SOFR(Q)	1.00%	4.75%	9.07%	2/1/2029	$—	(2,208)	—	—	D/E
PlayPower, Inc	First Lien Term Loan	SOFR(Q)	0.75%	5.25%	9.55%	8/28/2030	$13,593,636	13,418,303	13,525,668	0.76%	E
PlayPower, Inc	First Lien Revolver	SOFR(Q)	0.75%	5.25%	9.55%	8/28/2030	$—	(26,704)	(27,329)	—	D/E
PlayPower, Inc	First Lien Term Loan	SOFR(Q)	0.75%	5.25%	9.55%	8/28/2030	$1,995,716	1,977,010	1,985,737	0.11%	E
Tecta America Corp.	First Lien Term Loan	SOFR(M)	—	3.00%	7.33%	2/18/2032	$303,000	302,276	304,042	0.02%
Titan Home Improvement, LLC (Renuity)	First Lien Term Loan	SOFR(Q)	1.00%	5.75%	10.08%	5/31/2030	$9,581,457	9,424,463	9,677,272	0.55%	E
Titan Home Improvement, LLC (Renuity)	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	5.75%	10.08%	5/31/2030	$—	(14,830)	18,101	—	D/E
Titan Home Improvement, LLC (Renuity)	First Lien Revolver	SOFR(Q)	1.00%	5.75%	10.08%	5/31/2030	$—	(24,705)	—	—	D/E
Vortex Companies, LLC	First Lien Delayed Draw Term Loan	Prime	1.00%	4.00%	11.50%	9/4/2029	$11,125,270	10,977,984	11,091,894	0.62%	E
Vortex Companies, LLC	First Lien Term Loan	SOFR(M)	1.00%	5.00%	9.33%	9/4/2029	$4,997,782	4,931,617	4,982,789	0.28%	E
Vortex Companies, LLC	First Lien Term Loan	SOFR(M)	1.00%	5.00%	9.33%	9/4/2029	$2,685,601	2,685,601	2,677,544	0.15%	E
Vortex Companies, LLC	First Lien Term Loan	SOFR(M)	1.00%	5.00%	9.33%	9/4/2029	$948,512	932,885	945,666	0.05%	E
Vortex Companies, LLC	First Lien Term Loan	SOFR(M)	1.00%	5.00%	9.33%	9/4/2029	$9,132,471	9,000,249	9,105,074	0.51%	E
Vortex Companies, LLC	First Lien Delayed Draw Term Loan	SOFR(M)	1.00%	5.00%	9.33%	9/4/2029	$2,600,517	2,559,483	2,592,715	0.15%	E
Vortex Companies, LLC	First Lien Delayed Draw Term Loan	SOFR(M)	1.00%	5.00%	9.33%	9/4/2029	$614,744	604,611	612,900	0.03%	E
Vortex Companies, LLC	First Lien Delayed Draw Term Loan	SOFR(M)	1.00%	5.00%	9.33%	9/4/2029	$—	(39,766)	(16,480)	—	D/E
Vortex Companies, LLC	First Lien Revolver	Prime	1.00%	4.00%	11.50%	9/4/2029	$350,519	323,468	344,815	0.02%	E
								135,736,793	136,196,658	7.67%
Consumer Finance
Freedom Financial Network Funding, LLC	First Lien Term Loan	SOFR(M)	1.00%	9.10%	13.42%	9/21/2027	$2,541,601	2,513,268	2,516,185	0.14%	E
Freedom Financial Network Funding, LLC	First Lien Delayed Draw Term Loan	SOFR(S)	1.00%	9.25%	13.43%	9/21/2027	$847,200	837,756	838,728	0.05%	E
Lucky US BuyerCo, LLC (Global Payments)	First Lien Term Loan	SOFR(Q)	1.00%	7.50%	11.80%	3/30/2029	$3,134,616	3,075,788	3,079,177	0.17%	E
Lucky US BuyerCo, LLC (Global Payments)	First Lien Revolver	SOFR(Q)	1.00%	7.50%	11.80%	3/30/2029	$303,066	295,355	295,823	0.02%	E
								6,722,167	6,729,913	0.38%
Containers and Packaging
Charter Next Generation, Inc. (fka Charter NEX US, Inc.)	First Lien Term Loan	SOFR(M)	—	2.75%	7.06%	12/1/2030	$7,783,518	7,776,974	7,820,023	0.44%
Clydesdale Acquisition Holdings, Inc	First Lien Term Loan	SOFR(M)	—	3.25%	7.58%	4/13/2029	$1,569,978	1,558,492	1,565,621	0.09%
Clydesdale Acquisition Holdings, Inc	First Lien Delayed Draw Term Loan	SOFR(M)	—	3.25%	7.58%	4/13/2029	$823	823	747	—
								9,336,289	9,386,391	0.53%
Diversified Consumer Services
Belron Finance 2019 LLC (United Kingdom)	First Lien Term Loan	SOFR(Q)	0.50%	2.75%	7.05%	10/1/2031	$274,572	275,857	276,158	0.02%	C
Express Wash Acquisition Company, LLC (Whistle)	First Lien Term Loan	SOFR(Q)	1.00%	6.25%	10.46%	4/10/2031	$21,669,090	21,460,604	21,560,745	1.22%	E
Express Wash Acquisition Company, LLC (Whistle)	First Lien Revolver	SOFR(Q)	1.00%	6.25%	10.59%	4/10/2031	$—	(12,263)	(6,373)	—	D/E
Fusion Holding Corp. (Finalsite)	First Lien Term Loan	SOFR(Q)	0.75%	6.25%	10.55%	9/14/2029	$4,432,728	4,372,793	4,326,329	0.24%	E
Fusion Holding Corp. (Finalsite)	First Lien Revolver	Prime	0.75%	5.25%	12.75%	9/15/2027	$343,298	339,612	337,213	0.02%	E
Planet US Buyer LLC	First Lien Term Loan	SOFR(Q)	—	3.00%	7.33%	1/31/2031	$1,124,322	1,127,026	1,130,365	0.06%
								27,563,629	27,624,437	1.56%

BlackRock Private Credit Fund

Consolidated Schedule of Investments (Continued) (Unaudited)

June 30, 2025

Issuer(F)	Instrument	Ref(B)	Floor	Spread	Total Coupon	Maturity	Principal	Cost	Fair Value	% of Total Cash and Investment	Notes
Debt Investments - Continued
Diversified Financial Services
Accordion Partners LLC	First Lien Term Loan	SOFR(Q)	0.75%	5.25%	9.55%	11/15/2031	$19,028,397	$18,941,769	$18,952,283	1.07%	E
Accordion Partners LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	5.25%	9.56%	11/15/2031	$508,696	482,063	495,979	0.03%	E
Accordion Partners LLC	First Lien Revolver	SOFR(Q)	0.75%	5.25%	9.55%	11/15/2031	$—	(9,649)	(8,478)	—	D/E
Accuserve Solutions, Inc.	First Lien Term Loan	SOFR(Q)	1.00%	5.25%	9.59%	3/15/2030	$498,015	498,015	489,051	0.03%	E
Accuserve Solutions, Inc.	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	5.25%	9.59%	3/15/2030	$—	(1,650)	(7,576)	—	D/E
Acuris Finance US, Inc.	First Lien Term Loan	SOFR(Q)	—	3.75%	8.05%	2/16/2028	$599,652	585,271	600,965	0.03%
Gryphon Debt Merger Sub Inc. (Altera Corporation LLC)	First Lien Term Loan	SOFR(Q)	—	5.00%	9.34%	6/21/2032	$840,000	835,800	840,878	0.05%
Beekeeper Buyer Inc. (Archway)	First Lien Term Loan	SOFR(Q)	0.75%	5.25%	9.55%	6/30/2031	$5,809,164	5,751,099	5,751,072	0.32%	E
Beekeeper Buyer Inc. (Archway)	First Lien Term Loan	SOFR(Q)	0.75%	5.25%	9.55%	6/30/2031	$—	(14,516)	(14,523)	—	D/E
EdgeCo Buyer, Inc.	First Lien Delayed Draw Term Loan E	SOFR(Q)	1.00%	4.50%	8.80%	6/1/2028	$712,939	663,244	661,284	0.04%	E
EdgeCo Buyer, Inc.	First Lien Term Loan B	SOFR(M)	1.00%	4.50%	8.83%	6/1/2028	$2,535,340	2,513,805	2,512,973	0.14%	E
EdgeCo Buyer, Inc.	First Lien Term Loan	SOFR(M)	—	4.50%	8.83%	6/1/2028	$1,108,143	1,098,731	1,098,367	0.06%	E
EdgeCo Buyer, Inc.	First Lien Revolver	SOFR(M)	1.00%	4.50%	8.83%	6/1/2028	$—	(4,975)	(5,167)	—	D/E
EdgeCo Buyer, Inc.	First Lien Delayed Draw Term Loan A	SOFR(M)	1.00%	4.50%	8.83%	6/1/2028	$215,596	213,764	213,694	0.01%	E
EdgeCo Buyer, Inc.	First Lien Delayed Draw Term Loan B	SOFR(M)	1.00%	4.50%	8.83%	6/1/2028	$187,231	185,640	185,579	0.01%	E
EdgeCo Buyer, Inc.	First Lien Delayed Draw Term Loan C	SOFR(M)	1.00%	4.50%	8.83%	6/1/2028	$62,249	61,721	61,700	—	E
GC Champion Acquisition LLC (Numerix)	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	5.00%	9.27%	8/19/2028	$7,767,480	7,632,822	7,664,747	0.43%	E
GC Champion Acquisition LLC (Numerix)	First Lien Incremental Term Loan	SOFR(Q)	1.00%	5.00%	9.27%	8/21/2028	$8,831,678	8,667,251	8,752,440	0.49%	E
GC Champion Acquisition LLC (Numerix)	First Lien Term Loan	SOFR(Q)	1.00%	5.00%	9.27%	8/21/2028	$2,315,208	2,291,001	2,294,436	0.13%	E
GC Champion Acquisition LLC (Numerix)	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	5.00%	9.27%	8/21/2028	$643,113	636,389	637,343	0.04%	E
GC Waves Holdings, Inc. (Mercer)	First Lien Term Loan	SOFR(M)	0.75%	4.85%	9.18%	9/30/2030	$19,024,816	19,024,816	19,215,064	1.08%	E
GC Waves Holdings, Inc. (Mercer)	First Lien Revolver	SOFR(M)	0.75%	4.85%	9.18%	8/10/2029	$—	—	—	—	E
HP PHRG Borrower LLC	First Lien Term Loan	SOFR(Q)	—	4.00%	8.33%	2/20/2032	$19,312,571	19,127,195	19,264,290	1.09%	E
Orion Us Finco Inc.	First Lien Term Loan	SOFR(Q)	—	5.00%	9.34%	5/19/2032	$442,000	439,790	443,879	0.03%
Payroc, LLC	First Lien Term Loan	SOFR(M)	1.00%	4.75%	9.08%	11/1/2027	$7,553,653	7,482,817	7,508,331	0.42%	E
Payroc, LLC	First Lien Revolver	SOFR(M)	1.00%	4.75%	9.08%	11/1/2027	$—	(1,570)	(999)	—	D/E
Rialto Management Group, LLC	First Lien Term Loan	SOFR(M)	0.75%	5.00%	9.33%	12/5/2030	$10,950,162	10,851,056	11,015,863	0.62%	E/K
Rialto Management Group, LLC	First Lien Revolver	SOFR(M)	0.75%	5.00%	9.33%	12/5/2030	$—	(3,580)	—	—	D/E/K
SitusAMC Holdings Corporation	First Lien Term Loan	SOFR(Q)	0.75%	5.50%	9.80%	5/14/2031	$14,835,526	14,805,997	14,791,019	0.83%	E
SitusAMC Holdings Corporation	First Lien Term Loan	SOFR(Q)	0.75%	5.50%	9.80%	5/14/2031	$32,617,350	32,506,739	32,519,498	1.83%	E
Wealth Enhancement Group, LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	5.00%	9.30%	10/4/2028	$14,033,362	14,033,362	13,938,553	0.79%	E
Wealth Enhancement Group, LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	5.00%	9.30%	10/2/2028	$714,887	700,657	669,803	0.04%	E
Wealth Enhancement Group, LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	5.00%	9.30%	10/4/2028	$3,647,567	3,624,348	3,622,530	0.20%	E
Wealth Enhancement Group, LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	5.00%	9.30%	10/2/2028	$1,088,504	1,088,504	1,081,150	0.06%	E
Wealth Enhancement Group, LLC	First Lien Revolver	SOFR(Q)	1.00%	5.00%	9.30%	10/4/2028	$—	(724)	(9,099)	—	D/E
White Cap Supply Holdings, LLC	First Lien Tranche B Term Loan	SOFR(M)	—	3.25%	7.58%	10/19/2029	$6,663,119	6,628,478	6,636,900	0.37%
								181,335,480	181,873,829	10.24%
Electrical Equipment
Spark Buyer, LLC (Sparkstone)	First Lien Term Loan	SOFR(Q)	0.75%	5.25%	9.57%	10/15/2031	$11,695,238	11,537,586	11,075,390	0.62%	E
Spark Buyer, LLC (Sparkstone)	First Lien Revolver	SOFR(Q)	0.75%	5.25%	9.58%	10/15/2031	$235,081	203,391	110,488	0.01%	E
Spark Buyer, LLC (Sparkstone)	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	5.25%	9.57%	10/15/2031	$—	(63,378)	(249,185)	(0.01)%	D/E
								11,677,599	10,936,693	0.62%

BlackRock Private Credit Fund

Consolidated Schedule of Investments (Continued) (Unaudited)

June 30, 2025

Issuer(F)	Instrument	Ref(B)	Floor	Spread	Total Coupon	Maturity	Principal	Cost	Fair Value	% of Total Cash and Investment	Notes
Debt Investments - Continued
Food Products (Continued)
Liquid Tech Solutions Holdings, LLC (Diesel Direct)	First Lien Term Loan	SOFR(M)	—	3.75%	8.08%	3/18/2028	$19,900,000	$19,823,330	$19,949,750	1.12%	E
PG Polaris Bidco SARL (Rosen Group) (Luxembourg)	First Lien Term Loan	SOFR(Q)	—	2.75%	7.05%	2/24/2031	$1,880,550	1,885,992	1,888,072	0.11%	C
								21,709,322	21,837,822	1.23%
Entertainment
International Entertainment JJJCO 3 Ltd (ATG Entertainment LLC) (United Kingdom)	First Lien Term Loan	SOFR(Q)	—	3.75%	8.03%	4/2/2032	$460,000	457,743	462,300	0.03%	C/E
DIRECTV Financing, LLC	First Lien Term Loan	SOFR(M)	0.75%	5.50%	9.83%	2/15/2031	$307,357	295,550	294,217	0.02%
Endeavor Operating Company LLC	First Lien Term Loan	SOFR(M)	—	3.00%	7.33%	1/28/2032	$3,789,000	3,775,050	3,798,473	0.21%
Renaissance Holding Corp.	First Lien Term Loan	SOFR(S)	—	4.00%	8.28%	12/11/2031	$965,101	943,946	879,144	0.05%
								5,472,289	5,434,134	0.31%
Environmental, Maintenance and Security Services
TruGreen Limited Partnership	First Lien Term Loan	SOFR(M)	0.75%	4.10%	8.43%	11/2/2027	$472,977	466,770	449,922	0.03%

Food Products
Sauer Brands Inc	First Lien Term Loan	SOFR(M)	—	3.25%	7.58%	2/4/2032	$213,740	213,231	215,293	0.01%
Saratoga Food Specialties LLC (Solina France SASU) (France)	First Lien Term Loan	SOFR(Q)	—	3.25%	7.57%	3/7/2029	$937,650	941,331	944,246	0.06%	C
Wellness Pet LLC (Woof)	First Lien First Out Term Loan	SOFR(Q)	—	3.95%	8.26%	12/1/2029	$479,108	439,045	412,033	0.02%
Wellness Pet LLC (Woof)	First Lien Second Out Term Loan	SOFR(Q)	—	3.75%	8.26%	12/31/2029	$360,124	6,876	202,570	0.01%
								1,600,483	1,774,142	0.10%
Health Care Equipment and Supplies
Avalara, Inc.	First Lien Term Loan	SOFR(Q)	0.75%	3.25%	7.55%	3/20/2032	$465,000	462,756	467,553	0.03%
Chariot Buyer, LLC	First Lien Term Loan	SOFR(M)	0.50%	3.25%	7.68%	11/3/2028	$3,767,580	3,736,292	3,778,280	0.21%
Opal Bidco SAS (Opella) (France)	First Lien Term Loan	SOFR(Q)	—	5.00%	9.30%	4/23/2032	$1,360,000	1,353,200	1,367,228	0.08%	C
								5,552,248	5,613,061	0.32%
Healthcare Providers and Services
AHP Health Partners, Inc.	First Lien Term Loan	SOFR(M)	0.50%	2.75%	7.08%	8/24/2028	$1,130,000	1,131,991	1,135,300	0.06%
LifePoint Health Inc	First Lien Term Loan	SOFR(Q)	—	3.50%	7.82%	5/19/2031	$760,369	756,786	749,982	0.04%
LifePoint Health Inc	First Lien Term Loan	SOFR(Q)	—	3.75%	8.01%	5/16/2031	$237,616	236,777	235,462	0.01%
Electron Bidco Inc.	First Lien Term Loan	SOFR(M)	—	2.75%	7.08%	10/7/2028	$857,850	857,442	861,007	0.05%
Surgery Partners Holdings LLC	First Lien Term Loan	SOFR(M)	—	2.75%	7.08%	12/19/2030	$1,124,307	1,125,671	1,129,698	0.06%
CHG Healthcare Services, Inc.	First Lien Term Loan	SOFR(Q)	—	3.00%	7.33%	9/29/2028	$2,554,163	2,534,388	2,565,899	0.14%
Ingenovis Health, Inc.	First Lien Term Loan	SOFR(Q)	0.75%	4.25%	8.70%	3/5/2028	$239,341	236,997	105,011	0.01%
IvyRehab Intermediate II, LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	5.35%	9.65%	4/23/2029	$13,802,275	13,626,803	13,709,878	0.78%	E
IvyRehab Intermediate II, LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	5.10%	9.40%	4/23/2029	$287,416	66,122	(160,676)	(0.01)%	D/E
Raven Acquisition Holdings LLC (R1 RCM)	First Lien Term Loan	SOFR(M)	—	3.25%	7.58%	11/19/2031	$1,900,302	1,900,055	1,901,015	0.11%
Raven Acquisition Holdings LLC (R1 RCM)	First Lien Delayed Draw Term Loan	SOFR(M)	—	3.25%	7.58%	11/19/2031	$—	(344)	51	—	D
RecordXTechnologies, LLC (Ontellus)	First Lien Term Loan	SOFR(M)	1.00%	5.25%	9.58%	12/23/2027	$4,307,130	4,277,215	4,307,130	0.25%	E
U.S. Anesthesia Partners, Inc.	First Lien Term Loan	SOFR(M)	0.50%	4.36%	8.69%	9/23/2028	$2,418,342	2,373,947	2,393,058	0.13%
								29,123,850	28,932,815	1.63%
Health Care Technology
Athenahealth Group Inc.	First Lien Term Loan	SOFR(M)	0.50%	2.75%	7.08%	2/15/2029	$8,853,997	8,848,068	8,855,104	0.50%

BlackRock Private Credit Fund

Consolidated Schedule of Investments (Continued) (Unaudited)

June 30, 2025

Issuer(F)	Instrument	Ref(B)	Floor	Spread	Total Coupon	Maturity	Principal	Cost	Fair Value	% of Total Cash and Investment	Notes
Debt Investments - Continued
Health Care Technology (Continued)
Cotiviti Holdings, Inc	First Lien Term Loan	SOFR(M)	—	2.75%	7.07%	2/24/2031	$6,383,991	$6,342,432	$6,362,062	0.36%
Cotiviti Holdings, Inc	First Lien Term Loan	SOFR(M)	—	2.75%	7.07%	2/13/2032	$911,504	902,669	908,277	0.05%
MRO Parent Corporation	First Lien Term Loan	SOFR(Q)	0.75%	4.75%	9.08%	6/9/2032	$34,760,728	34,243,803	34,239,317	1.93%	E
MRO Parent Corporation	First Lien Revolver	SOFR(Q)	0.75%	4.75%	9.08%	6/9/2032	$—	(44,950)	(45,340)	—	D/E
MRO Parent Corporation	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	4.75%	9.08%	6/9/2032	$—	(22,475)	(45,340)	—	D/E
PointClickCare Technologies Inc. (Canada)	First Lien Term Loan	SOFR(S)	—	3.25%	7.42%	10/16/2031	$2,814,633	2,814,792	2,830,479	0.16%	C
Polaris Newco, LLC	First Lien Term Loan	SOFR(Q)	0.50%	4.01%	8.29%	6/2/2028	$2,935,936	2,936,699	2,865,180	0.16%
Press Ganey Holdings Inc	First Lien Term Loan	SOFR(M)	—	3.25%	7.58%	4/24/2031	$2,296,624	2,300,219	2,303,560	0.13%
Zelis Healthcare Corp	First Lien Term Loan	SOFR(M)	—	2.75%	7.08%	9/15/2029	$1,134,257	1,128,777	1,128,376	0.06%
								59,450,034	59,401,675	3.35%
Hotels, Restaurants and Leisure
Alterra Mountain Company	First Lien Term Loan	SOFR(M)	—	2.75%	7.08%	8/17/2028	$1,880,550	1,886,767	1,892,303	0.11%	E
Fertitta Entertainment, LLC	First Lien Term Loan	SOFR(M)	0.50%	3.50%	7.83%	1/27/2029	$7,173,446	7,145,855	7,173,733	0.40%
Great Canadian Gaming Corp. (Canada)	First Lien Term Loan	SOFR(Q)	—	4.75%	9.07%	11/1/2029	$510,849	510,798	500,121	0.03%	C
Herschend Entertainment Company LLC	First Lien Term Loan	SOFR(M)	—	3.25%	7.57%	5/20/2032	$863,000	860,867	870,102	0.05%
Kingpin Intermediate Holdings LLC (Bowlero Corp)	First Lien Term Loan	SOFR(M)	—	3.50%	7.83%	2/8/2028	$764,183	764,183	761,199	0.04%
Motion Finco LLC	First Lien Term Loan B	SOFR(Q)	—	3.50%	7.80%	11/12/2029	$690,139	693,008	658,655	0.04%
Scientific Games Holdings LP	First Lien Term Loan	SOFR(Q)	0.50%	3.00%	7.28%	4/4/2029	$2,112,450	2,109,887	2,113,073	0.12%
Showtime Acquisition LLC (World Choice)	First Lien Term Loan	SOFR(Q)	—	4.75%	9.07%	8/13/2031	$29,135,570	28,814,722	28,872,884	1.62%	E
Stonebridge Companies, LLC	First Lien Term Loan	SOFR(M)	0.75%	5.00%	9.33%	5/16/2031	$6,274,616	6,182,472	6,180,497	0.35%	E
Stonebridge Companies, LLC	First Lien Revolver	SOFR(Q)	0.75%	5.00%	9.34%	5/16/2030	$—	(17,476)	(17,927)	—	D/E
Stonebridge Companies, LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	5.00%	9.34%	5/16/2031	$—	(13,163)	(26,891)	—	D/E
Voyager Parent LLC	First Lien Term Loan	SOFR(Q)	—	4.00%	8.34%	5/8/2032	$519,000	503,430	514,386	0.03%
								49,441,350	49,492,135	2.79%
Household Durables
Bad Boy Mowers JV Acquisition, LLC	First Lien Term Loan	SOFR(M)	1.00%	5.25%	9.56%	11/9/2029	$7,702,402	7,567,424	7,779,426	0.43%	E
Hunter Douglas Holding BV (Netherlands)	First Lien Term Loan	SOFR(Q)	—	3.25%	7.55%	1/17/2032	$1,522,350	1,500,413	1,518,864	0.09%	C
								9,067,837	9,298,290	0.52%
Industrial Conglomerates
Beach Acquisition Bidco LLC	First Lien Term Loan	SOFR(Q)	—	5.00%	9.34%	6/25/2032	$582,000	580,545	585,638	0.03%	E
Chromalloy Holdings LLC	First Lien Term Loan	SOFR(Q)	—	3.75%	8.04%	3/31/2031	$1,134,271	1,132,799	1,137,458	0.07%
Cube Industrials Buyer Inc. (Circor)	First Lien Term Loan	SOFR(Q)	—	3.25%	7.52%	10/9/2031	$939,645	938,168	945,809	0.05%
LSF12 Crown US Commercial Bidco LLC	First Lien Term Loan	SOFR(M)	—	4.25%	8.57%	12/2/2031	$867,000	868,564	872,692	0.05%
								3,520,076	3,541,597	0.20%
Insurance
Alliant Holdings Intermediate, LLC	First Lien Term Loan	SOFR(M)	—	2.75%	7.07%	9/19/2031	$8,818,005	8,780,084	8,829,997	0.50%
AmeriLife Holdings, LLC	First Lien Term Loan	SOFR(S)	0.75%	4.75%	9.01%	8/31/2029	$23,852,879	23,611,858	23,852,879	1.33%	E
AmeriLife Holdings, LLC	First Lien Delayed Draw Term Loan	SOFR(S)	0.75%	4.75%	9.01%	8/31/2029	$—	(14,421)	—	—	D/E
AmeriLife Holdings, LLC	First Lien Revolver	SOFR(Q)	0.75%	4.75%	9.08%	8/31/2028	$161,424	150,069	161,424	0.01%	E
AmeriLife Holdings, LLC	First Lien Delayed Draw Term Loan	SOFR(S)	0.75%	4.75%	9.01%	8/31/2029	$926,329	913,165	926,329	0.05%	E
Amynta Agency Borrower Inc. (Mayfield)	First Lien Term Loan	SOFR(M)	—	3.00%	7.33%	12/16/2031	$4,132,820	4,138,450	4,137,242	0.23%
AssuredPartners, Inc.	First Lien Term Loan	SOFR(M)	0.50%	3.50%	7.83%	12/27/2031	$4,013,706	4,022,585	4,028,296	0.23%
EBS Parent Holdings Inc. (TDC Acquisition Sub Inc.) (The Difference Card)	First Lien Term Loan	SOFR(Q)	0.75%	5.00%	9.29%	7/1/2032	$14,565,788	14,420,130	14,420,130	0.81%	E

BlackRock Private Credit Fund

Consolidated Schedule of Investments (Continued) (Unaudited)

June 30, 2025

Issuer(F)	Instrument	Ref(B)	Floor	Spread	Total Coupon	Maturity	Principal	Cost	Fair Value	% of Total Cash and Investment	Notes
Debt Investments - Continued
Insurance (Continued)
EBS Parent Holdings Inc. (TDC Acquisition Sub Inc.) (The Difference Card)	First Lien Revolver	SOFR(Q)	0.75%	5.00%	9.34%	7/1/2032	$—	$(12,138)	$(12,138)	—	D/E
EBS Parent Holdings Inc. (TDC Acquisition Sub Inc.) (The Difference Card)	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	5.00%	9.34%	7/1/2032	$—	(18,207)	(36,414)	—	D/E
Galway Borrower LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	4.50%	8.80%	9/29/2028	$5,254,629	5,196,473	5,254,629	0.30%	E
Galway Borrower LLC	First Lien Term Loan	SOFR(Q)	—	4.50%	8.80%	9/29/2028	$3,171,854	3,133,779	3,171,854	0.18%	E
Higginbotham Insurance Agency, Inc.	First Lien Term Loan	SOFR(M)	1.00%	4.50%	8.83%	11/25/2028	$14,487,153	14,417,041	14,487,153	0.82%	E
Higginbotham Insurance Agency, Inc.	First Lien Delayed Draw Term Loan	SOFR(M)	1.00%	4.75%	9.08%	11/25/2028	$656,373	646,982	656,373	0.04%	E
Integrity Marketing Acquisition, LLC	First Lien Term Loan	SOFR(Q)	0.75%	5.00%	9.32%	8/25/2028	$9,076,206	9,046,140	9,076,206	0.51%	E
Integrity Marketing Acquisition, LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	—	5.00%	9.32%	8/25/2028	$—	(13,302)	—	—	D/E
Integrity Marketing Acquisition, LLC	First Lien Revolver	SOFR(Q)	0.75%	5.00%	9.32%	8/25/2028	$—	(100,906)	—	—	D/E
RSC Acquisition, Inc. (Risk Strategies)	First Lien Initial Term Loan	SOFR(Q)	0.75%	4.75%	9.05%	11/1/2029	$1,617,826	1,617,826	1,615,221	0.09%	E
RSC Acquisition, Inc. (Risk Strategies)	First Lien Initial Term Loan	SOFR(Q)	1.00%	4.75%	9.05%	11/1/2029	$1,094,388	1,094,388	1,092,626	0.06%	E
RSC Acquisition, Inc. (Risk Strategies)	First Lien Initial Term Loan	SOFR(Q)	0.75%	4.75%	9.05%	11/1/2029	$760,729	760,729	759,504	0.04%	E
RSC Acquisition, Inc. (Risk Strategies)	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	4.75%	9.05%	11/1/2029	$652,877	652,877	651,826	0.04%	E
RSC Acquisition, Inc. (Risk Strategies)	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	4.75%	9.05%	11/1/2029	$181,721	181,721	181,428	0.01%	E
Sedgwick Claims Management Services, Inc. (Lightning Cayman Merger Sub, Ltd.)	First Lien Term Loan	SOFR(M)	—	3.00%	7.33%	7/13/2031	$6,142,296	6,135,587	6,171,318	0.35%
Truist Insurance Holdings, LLC	First Lien Term Loan	SOFR(Q)	—	2.75%	7.05%	5/6/2031	$3,413,726	3,415,732	3,419,410	0.19%
								102,176,642	102,845,293	5.79%
Internet and Catalog Retail
Syndigo, LLC	First Lien Term Loan	SOFR(Q)	0.75%	4.76%	9.09%	12/14/2027	$11,361,631	11,359,668	11,425,597	0.64%

Internet and Direct Marketing Retail
Pug LLC	First Lien Term Loan	SOFR(M)	—	4.75%	9.08%	3/15/2030	$5,628,605	5,614,125	5,478,490	0.31%

Internet Software and Services
Bynder Bidco B.V. (Netherlands)	First Lien Term Loan B	SOFR(S)	1.00%	6.00%	10.14%	1/26/2029	$2,110,569	2,072,907	2,113,406	0.12%	C/E
Bynder Bidco B.V. (Netherlands)	First Lien Revolver B	SOFR(S)	1.00%	6.00%	10.14%	1/26/2029	$—	(842)	—	—	C/D/E
Bynder Bidco, Inc. (Netherlands)	First Lien Term Loan A	SOFR(S)	1.00%	6.00%	10.14%	1/26/2029	$582,226	571,836	583,009	0.03%	C/E
Bynder Bidco, Inc. (Netherlands)	First Lien Revolver A	SOFR(S)	1.00%	6.00%	10.14%	1/26/2029	$—	(3,054)	—	—	C/D/E
Civicplus LLC	First Lien Term Loan	SOFR(Q)	0.75%	5.50%	9.83%	8/24/2030	$10,703,864	10,625,982	10,618,458	0.60%	E
Civicplus LLC	First Lien Revolver	SOFR(Q)	0.75%	5.50%	9.83%	8/23/2030	$—	(4,918)	(5,575)	—	D/E
Civicplus LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	5.50%	9.83%	8/24/2030	$—	(30,262)	(49,142)	—	D/E
e-Discovery AcquireCo, LLC (Reveal)	First Lien Term Loan	SOFR(Q)	1.00%	5.75%	10.08%	8/29/2029	$8,579,230	8,430,502	8,730,319	0.49%	E
e-Discovery AcquireCo, LLC (Reveal)	First Lien Initial Term Loan	SOFR(Q)	1.00%	5.25%	9.58%	9/1/2028	$6,640,840	6,640,840	6,643,443	0.37%	E
e-Discovery AcquireCo, LLC (Reveal)	First Lien Revolver	SOFR(Q)	1.00%	5.75%	10.08%	8/29/2029	$480,484	461,141	480,484	0.03%	E
Gympass US, LLC	First Lien Term Loan	SOFR(M)	1.00%	3.25% Cash +3.25% PIK	10.94%	8/29/2029	$2,802,757	2,792,681	2,830,785	0.16%	E
Gympass US, LLC	First Lien Delayed Draw Term Loan	SOFR(M)	—	3.25% Cash +3.25% PIK	10.94%	8/29/2029	$12,584,663	12,500,673	12,710,510	0.73%	E
Magenta Buyer, LLC (McAfee)	First Lien Term Loan	SOFR(M)	—	3.00%	7.32%	3/1/2029	$4,627,283	4,622,554	4,503,411	0.25%
Magenta Buyer, LLC (McAfee)	First Lien First Out Term Loan	SOFR(Q)	0.75%	7.01%	11.29%	7/27/2028	$1,393,410	1,355,302	1,170,855	0.07%
Magenta Buyer, LLC (McAfee)	Second Lien Second Out Term Loan	SOFR(Q)	0.75%	7.26%	11.54%	7/27/2028	$1,092,558	1,063,596	517,326	0.03%
Magenta Buyer, LLC (McAfee)	First Lien Term Loan	SOFR(Q)	0.75%	6.25%	10.53%	7/27/2028	$405,750	401,794	411,329	0.02%
Oranje Holdco, Inc. (KnowBe4)	First Lien Term Loan	SOFR(Q)	1.00%	7.75%	12.03%	2/1/2029	$1,445,490	1,423,877	1,459,730	0.08%	E

BlackRock Private Credit Fund

Consolidated Schedule of Investments (Continued) (Unaudited)

June 30, 2025

Issuer(F)	Instrument	Ref(B)	Floor	Spread	Total Coupon	Maturity	Principal	Cost	Fair Value	% of Total Cash and Investment	Notes
Debt Investments - Continued
Internet Software and Services (Continued)
Oranje Holdco, Inc. (KnowBe4)	First Lien Incremental Term Loan	SOFR(Q)	1.00%	7.25%	11.53%	2/1/2029	$1,116,745	$1,099,316	$1,119,992	0.06%	E
Oranje Holdco, Inc. (KnowBe4)	First Lien Revolver	SOFR(Q)	1.00%	7.75%	12.03%	2/1/2029	$—	(2,702)	—	—	D/E
Spartan Bidco Pty Ltd (StarRez) (Australia)	First Lien Incremental Term Loan	SOFR(Q)	0.75%	6.65%	10.93%	1/24/2028	$10,038,061	9,909,896	10,000,087	0.56%	C/E
Spartan Bidco Pty Ltd (StarRez) (Australia)	First Lien Revolver	SOFR(Q)	0.75%	6.65%	10.93%	1/24/2028	$—	(8,416)	(2,074)	—	C/D/E
								63,922,703	63,836,353	3.60%
IT Services
Asurion, LLC	First Lien Term Loan	SOFR(M)	—	4.25%	8.68%	8/29/2031	$1,880,382	1,875,464	1,863,082	0.10%
CrewLine Buyer, Inc. (New Relic)	First Lien Term Loan	SOFR(M)	1.00%	6.75%	11.08%	11/8/2030	$9,559,143	9,376,335	9,434,874	0.53%	E
CrewLine Buyer, Inc. (New Relic)	First Lien Revolver	SOFR(M)	1.00%	6.75%	11.08%	11/8/2030	$—	(19,043)	(12,945)	—	D/E
Ensono Holdings, Inc.	First Lien Term Loan	SOFR(Q)	0.75%	3.75%	8.09%	5/26/2028	$18,956,091	18,813,921	18,992,866	1.08%
Fortress Intermediate 3, Inc	First Lien Term Loan	SOFR(M)	—	3.50%	7.83%	6/9/2031	$2,550,939	2,555,725	2,560,505	0.14%	E
Intercept Bidco, Inc.	First Lien Term Loan	SOFR(Q)	1.00%	6.00%	10.32%	6/3/2030	$11,229,177	11,044,877	11,049,510	0.62%	E
Intercept Bidco, Inc.	First Lien Revolver	SOFR(Q)	1.00%	6.00%	10.32%	6/3/2030	$—	(28,354)	(27,641)	—	D/E
Intercept Bidco, Inc.	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	6.00%	10.32%	6/3/2030	$—	(21,265)	(41,462)	—	D/E
Madison Logic Holdings, Inc.	First Lien Term Loan	SOFR(M)	1.00%	4.73% Cash + 2.37% PIK	11.33%	12/29/2028	$2,259,179	2,220,340	2,134,924	0.12%	E
Madison Logic Holdings, Inc.	First Lien Revolver	SOFR(M)	1.00%	4.73% Cash + 2.37% PIK	11.33%	12/30/2027	$—	(1,286)	(4,719)	—	D/E
Neon Maple US Debt Mergersub Inc	First Lien Term Loan	SOFR(M)	—	3.00%	7.33%	11/17/2031	$2,274,300	2,261,091	2,280,691	0.13%
Research Now Group, LLC (Dynata)	Second Out Term Loan	SOFR(Q)	1.00%	5.76%	10.09%	10/15/2028	$1,657,937	1,482,286	1,474,528	0.08%
Research Now Group, LLC (Dynata)	First Lien Term Loan	SOFR(Q)	—	5.26%	9.59%	5/22/2028	$234,079	217,100	233,970	0.01%
Serrano Parent, LLC (Sumo Logic)	First Lien Term Loan	SOFR(S)	1.00%	6.50%	10.71%	5/13/2030	$4,099,217	4,028,026	4,000,836	0.23%	E
Serrano Parent, LLC (Sumo Logic)	First Lien Revolver	SOFR(S)	1.00%	6.50%	10.71%	5/13/2030	$—	(7,119)	(9,838)	—	D/E
Trident Technologies LLC	First Lien Term Loan	SOFR(Q)	—	4.50%	8.80%	8/16/2028	$7,387,734	7,325,642	7,415,438	0.42%
								61,123,740	61,344,619	3.46%
Life Sciences Tools and Services
Alcami Corporation	First Lien Term Loan	SOFR(Q)	1.00%	7.15%	11.48%	12/21/2028	$973,851	954,110	983,590	0.06%	E
Alcami Corporation	First Lien Delayed Draw Term Loan	SOFR(M)	1.00%	7.10%	11.41%	12/21/2028	$71,674	70,221	72,391	—	E
Alcami Corporation	First Lien Revolver	SOFR(Q)	1.00%	7.15%	11.48%	12/21/2028	$—	(2,698)	—	—	D/E
DNAnexus, Inc	First Lien Delayed Draw Term Loan	SOFR(M)	3.00%	5.25%	9.57%	12/18/2029	$1,199,513	1,038,625	1,019,586	0.06%	E
DNAnexus, Inc	First Lien Term Loan	SOFR(M)	3.00%	5.25%	9.57%	12/20/2029	$5,997,566	5,943,759	5,937,590	0.33%	E
Sotera Health Holdings LLC	First Lien Term Loan	SOFR(Q)	—	3.25%	7.55%	5/31/2031	$1,870,576	1,870,576	1,881,107	0.11%
								9,874,593	9,894,264	0.56%
Machinery
Alliance Laundry Systems, LLC	First Lien Term Loan B	SOFR(M)	—	2.50%	6.83%	8/19/2031	$616,025	614,870	617,873	0.03%
AI Aqua Merger Sub, Inc. (Osmosis Buyer) (United Kingdom)	First Lien Term Loan	SOFR(M)	1.00%	3.00%	7.32%	7/30/2028	$6,404,031	6,366,959	6,402,174	0.37%	C
Blackbird Purchaser, Inc.	First Lien Term Loan	SOFR(Q)	0.75%	5.50%	9.80%	12/19/2030	$2,358,900	2,322,055	2,318,110	0.13%	E
Blackbird Purchaser, Inc.	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	5.50%	9.80%	12/19/2030	$261,178	253,835	253,049	0.01%	E
Blackbird Purchaser, Inc.	First Lien Revolver	SOFR(Q)	0.75%	5.50%	9.80%	12/19/2030	$157,554	152,855	152,105	0.01%	E
Filtration group corporation	First Lien Term Loan	SOFR(M)	—	3.00%	7.33%	10/26/2028	$2,829,474	2,831,856	2,843,593	0.16%
Husky Injection Molding Systems Ltd. (Canada)	First Lien Term Loan	SOFR(S)	—	4.50%	8.67%	2/15/2029	$4,395,361	4,402,799	4,412,613	0.25%	C
Indicor, LLC (Roper Industrial Pro)	First Lien Term Loan	SOFR(Q)	—	2.75%	7.05%	11/22/2029	$1,126,875	1,124,326	1,126,030	0.06%
KKR Apple Bidco, LLC	First Lien Term Loan	SOFR(M)	—	2.50%	6.83%	9/23/2031	$332,868	332,868	332,660	0.02%
Lummus Technology Holdings V LLC	First Lien Term Loan	SOFR(M)	—	3.00%	7.33%	12/31/2029	$50	48	50	—
Madison IAQ LLC	First Lien Term Loan	SOFR(Q)	0.50%	3.25%	7.51%	3/29/2032	$2,973,000	2,943,830	2,984,758	0.17%
TK Elevator US Newco Inc	First Lien Term Loan	SOFR(Q)	0.50%	3.00%	7.24%	4/30/2030	$3,031,054	3,029,516	3,042,420	0.17%
								24,375,817	24,485,435	1.38%

BlackRock Private Credit Fund

Consolidated Schedule of Investments (Continued) (Unaudited)

June 30, 2025

Issuer(F)	Instrument	Ref(B)	Floor	Spread	Total Coupon	Maturity	Principal	Cost	Fair Value	% of Total Cash and Investment	Notes
Debt Investments - Continued
Media
Kid Distro Holdings, LLC	First Lien Term Loan	SOFR(Q)	1.00%	4.90%	9.18%	10/1/2029	$16,744,437	$16,744,437	$16,744,437	0.95%	E
Kid Distro Holdings, LLC	First Lien Term Loan	SOFR(Q)	1.00%	4.90%	9.18%	10/1/2029	$1,126,898	1,126,898	1,127,305	0.06%	E
Kid Distro Holdings, LLC	First Lien Revolver	SOFR(Q)	1.00%	4.90%	9.18%	10/1/2029	$—	—	—	—	E
Speedster Bidco GMBH (Germany)	First Lien Term Loan	SOFR(Q)	—	3.25%	7.55%	11/13/2031	$1,356,600	1,359,992	1,366,354	0.08%	C
Streamland Media Midco LLC	First Out Term Loan	SOFR(Q)	1.00%	1.00% Cash + 5.50% PIK	10.06%	3/31/2029	$1,350,520	1,350,520	1,350,520	0.08%	E
Streamland Media Midco LLC	Last Out Term Loan	SOFR(Q)	—	1.00% Cash + 6.50% PIK	11.06%	3/31/2029	$1,266,842	1,266,842	1,266,842	0.07%	E
Streamland Media Midco LLC	First Lien Rollup Term Loan	SOFR(Q)	1.00%	1.00% Cash + 5.50% PIK	10.06%	3/31/2029	$47,054	47,054	47,054	—	E
Streamland Media Midco LLC	First Lien Revolver	SOFR(Q)	—	1.00% Cash + 5.50% PIK	10.07%	3/31/2029	$78,897	78,897	78,897	—	E
TL Voltron Purchaser, LLC (GES)	First Lien Term Loan	SOFR(Q)	1.00%	5.25%	9.58%	12/31/2030	$11,695,840	11,481,354	11,415,140	0.64%	E
Zayo Group Holdings, Inc.	First Lien Term Loan	SOFR(M)	0.50%	4.25%	8.58%	3/9/2027	$411,899	408,025	396,667	0.02%
								33,864,019	33,793,216	1.90%
Metals and Mining
Grinding Media Inc. (Molycop LTD)	First Lien Term Loan	SOFR(Q)	0.75%	3.50%	7.83%	10/21/2028	$983,794	988,680	977,645	0.06%	E

Oil, Gas and Consumable Fuels
Palmdale Oil Company, LLC	First Lien Term Loan	SOFR(M)	1.00%	6.75%	11.06%	10/2/2029	$1,257,793	1,230,557	1,256,535	0.07%	E

Paper and Forest Products
Alpine Acquisition Corp II (48Forty)	First Lien 2nd Incremental Term Loan	SOFR(Q)	1.00%	6.15%	10.48%	11/30/2029	$5,016,601	4,901,536	3,436,226	0.19%	E/G
Alpine Acquisition Corp II (48Forty)	First Lien Term Loan	SOFR(Q)	1.00%	6.15%	10.48%	11/30/2029	$211,069	206,469	144,576	0.01%	E/G
FSK Pallet Holding Corp. (Kamps)	First Lien Term Loan	SOFR(Q)	1.25%	6.65%	10.86%	12/23/2026	$1,497,946	1,481,141	1,496,349	0.08%	E
FSK Pallet Holding Corp. (Kamps)	First Lien Term Loan	SOFR(Q)	1.00%	6.15%	10.45%	12/19/2025	$1,197,180	1,197,180	1,195,089	0.07%	E
								7,786,326	6,272,240	0.35%
Professional Services
Allied Benefit Systems Intermediate, LLC	First Lien Term Loan	SOFR(M)	0.75%	5.25%	9.58%	10/31/2030	$7,885,974	7,795,857	7,964,834	0.45%	E
Allied Benefit Systems Intermediate, LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	0.50%	5.25%	9.56%	10/31/2030	$1,446,208	1,429,682	1,460,670	0.08%	E
Applause App Quality, Inc.	First Lien Term Loan	SOFR(Q)	1.50%	6.00%	10.30%	10/24/2029	$15,007,034	14,747,986	14,841,957	0.84%	E
Applause App Quality, Inc.	First Lien Revolver	SOFR(Q)	1.50%	6.00%	10.21%	10/24/2029	$300,140	277,199	283,632	0.02%	E
Bullhorn, Inc.	First Lien Delayed Draw Term Loan	SOFR(M)	—	5.00%	9.33%	9/30/2029	$12,136,269	12,123,675	12,105,928	0.68%	E
Bullhorn, Inc.	First Lien Term Loan	SOFR(M)	1.00%	5.00%	9.33%	10/1/2029	$10,262,184	10,241,887	10,236,529	0.58%	E
Bullhorn, Inc.	First Lien Delayed Draw Term Loan	SOFR(M)	1.00%	5.00%	9.33%	9/30/2029	$—	(2,717)	(6,312)	—	D/E
Bullhorn, Inc.	First Lien Revolver	SOFR(M)	1.00%	5.00%	9.33%	10/1/2029	$—	(2,187)	(40,660)	—	D/E
Cherry Bekaert Advisory, LLC	First Lien Term Loan	SOFR(M)	0.75%	5.25%	9.58%	6/30/2028	$2,125,800	2,104,561	2,109,104	0.12%	E
Cherry Bekaert Advisory, LLC	First Lien Delayed Draw Term Loan	SOFR(M)	0.75%	5.25%	9.58%	6/30/2028	$875,889	867,133	869,010	0.05%	E
Cherry Bekaert Advisory, LLC	First Lien Delayed Draw Term Loan	SOFR(M)	0.75%	5.25%	9.58%	6/30/2028	$965,551	953,285	957,969	0.05%	E
Cherry Bekaert Advisory, LLC	First Lien Term Loan	SOFR(M)	0.75%	5.25%	9.58%	6/30/2028	$741,599	732,179	735,775	0.04%	E
Cherry Bekaert Advisory, LLC	First Lien Revolver	SOFR(M)	0.75%	5.25%	9.58%	6/30/2028	$77,822	73,354	74,309	—	E
Chronicle Parent LLC (Lexitas)	First Lien Term Loan	SOFR(Q)	1.00%	5.00%	9.26%	4/15/2031	$30,787,038	30,489,986	30,633,103	1.72%	E
Chronicle Parent LLC (Lexitas)	First Lien Revolver	SOFR(Q)	1.00%	5.00%	9.34%	4/15/2031	$—	(31,268)	(16,204)	—	D/E
Chronicle Parent LLC (Lexitas)	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	5.00%	9.34%	4/15/2031	$—	(46,903)	(48,611)	—	D/E

BlackRock Private Credit Fund

Consolidated Schedule of Investments (Continued) (Unaudited)

June 30, 2025

Issuer(F)	Instrument	Ref(B)	Floor	Spread	Total Coupon	Maturity	Principal	Cost	Fair Value	% of Total Cash and Investment	Notes
Debt Investments - Continued
Professional Services (Continued)
Citrin Cooperman Advisors LLC	First Lien Term Loan	SOFR(Q)	—	3.00%	7.30%	3/6/2032	$889,380	$886,062	$890,118	0.05%
Citrin Cooperman Advisors LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	—	3.00%	7.30%	3/6/2032	$—	(214)	48	—	D
CoreLogic, Inc. (fka First American Corporation)	First Lien Term Loan	SOFR(M)	0.50%	3.61%	7.94%	6/2/2028	$6,050,408	6,002,687	5,996,529	0.34%
Deerfield Dakota Holding, LLC	First Lien Term Loan	SOFR(Q)	1.00%	3.75%	8.05%	4/9/2027	$3,269,594	3,222,687	3,184,683	0.18%
DTI Holdco, Inc. (Epiq)	First Lien Term Loan	SOFR(M)	0.75%	4.00%	8.33%	4/26/2029	$24,293,902	24,199,153	24,048,777	1.34%
Element Materials Technology Group US Holdings Inc.	First Lien Term Loan	SOFR(Q)	0.50%	3.75%	8.05%	6/24/2029	$1,877,056	1,874,180	1,885,268	0.11%
GI Consilio Parent LLC (Skopima Consilio Parent LLC)	First Lien Term Loan	SOFR(M)	0.50%	3.75%	8.08%	5/14/2028	$20,656,200	20,498,782	20,414,522	1.15%
HSI Halo Acquisitions, Inc.	First Lien Term Loan	SOFR(Q)	0.75%	5.00%	9.28%	6/28/2031	$6,150,022	6,117,026	6,150,022	0.35%	E
HSI Halo Acquisitions, Inc.	First Lien Revolver	SOFR(Q)	0.75%	5.00%	9.28%	6/28/2031	$—	—	—	—	E
HSI Halo Acquisitions, Inc.	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	5.00%	9.28%	6/28/2031	$190,357	190,358	190,357	0.01%	E
Huckabee Acquisition, LLC (MOREgroup)	First Lien Term Loan	SOFR(Q)	1.00%	5.25%	9.57%	1/16/2030	$4,635,244	4,565,039	4,635,244	0.26%	E
Huckabee Acquisition, LLC (MOREgroup)	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	5.25%	9.57%	1/16/2030	$—	(15,455)	—	—	D/E
Huckabee Acquisition, LLC (MOREgroup)	First Lien Revolver	SOFR(Q)	1.00%	5.25%	9.57%	1/16/2030	$—	(9,273)	—	—	D/E
ICIMS, Inc.	First Lien Incremental Term Loan	SOFR(Q)	0.75%	6.25%	10.53%	8/18/2028	$1,152,092	1,141,238	1,139,177	0.06%	E
Lighthouse Parent Holdings, Inc (Aperture)	First Lien Term Loan	SOFR(Q)	0.75%	5.00%	9.26%	12/20/2031	$5,592,898	5,528,186	5,464,261	0.31%	E
Lighthouse Parent Holdings, Inc (Aperture)	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	5.00%	9.26%	12/20/2031	$—	(15,719)	(62,400)	—	D/E
Lighthouse Parent Holdings, Inc (Aperture)	First Lien Revolver	SOFR(Q)	0.75%	5.00%	9.26%	12/20/2031	$—	(12,575)	(24,960)	—	D/E
OMNIA Partners, LLC	First Lien Term Loan	SOFR(Q)	1.00%	2.75%	7.03%	7/25/2030	$366,220	365,123	367,326	0.02%
Secretariat Advisors LLC	First Lien Term Loan	SOFR(Q)	—	4.00%	8.30%	2/24/2032	$7,333,567	7,299,437	7,351,901	0.41%	E
Secretariat Advisors LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	—	4.00%	8.30%	2/24/2032	$—	—	2,214	—	E
Vensure Employer Services, Inc.	First Lien Term Loan	SOFR(Q)	0.75%	4.75%	9.05%	9/27/2031	$14,490,845	14,380,197	14,358,210	0.81%	E
Vensure Employer Services, Inc.	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	4.75%	9.05%	9/19/2031	$—	6,680	(13,367)	—	D/E
								177,977,308	178,138,963	10.03%
Real Estate Management and Development
Community Merger Sub Debt LLC (CINC Systems)	First Lien 2025 Incremental Term Loan	SOFR(M)	0.75%	5.25%	9.58%	1/18/2030	$10,119,171	9,982,817	10,107,868	0.57%	E
Community Merger Sub Debt LLC (CINC Systems)	First Lien Revolver	SOFR(M)	0.75%	5.25%	9.58%	1/18/2030	$—	(30,308)	(2,231)	—	D/E
Forest City Enterprises, L.P.	First Lien Term Loan	SOFR(M)	—	3.61%	7.94%	12/8/2025	$902,764	900,225	877,545	0.05%
								10,852,734	10,983,182	0.62%
Software
Applied Systems, Inc.	First Lien Term Loan	SOFR(Q)	0.50%	2.50%	6.80%	9/19/2026	$940,121	940,120	945,334	0.05%
Barracuda Parent LLC	First Lien Term Loan	SOFR(Q)	—	4.50%	8.78%	8/15/2029	$674,660	663,136	562,245	0.03%
Bluefin Holding, LLC (Allvue)	First Lien Term Loan	SOFR(Q)	1.00%	6.25%	10.57%	9/12/2029	$17,648,902	17,363,544	17,825,391	1.00%	E
Bluefin Holding, LLC (Allvue)	First Lien Revolver	SOFR(Q)	1.00%	6.25%	10.57%	9/12/2029	$—	(20,831)	—	—	D/E
Boxer Parent Company, Inc.	First Lien Term Loan	SOFR(Q)	—	3.00%	7.33%	7/30/2031	$3,945,259	3,954,852	3,925,276	0.22%
Cart.Com, Inc.	First Lien Term Loan (2.5% Exit Fee)	SOFR(M)	1.50%	7.75%	12.08%	5/30/2029	$12,000,000	11,906,038	11,880,000	0.67%	E/H
Cart.Com, Inc.	First Lien Term Loan (2.5% Exit Fee)	SOFR(M)	1.50%	7.75%	12.07%	5/30/2029	$5,876,756	5,820,489	5,841,495	0.33%	E/H
Central Parent, Inc.	First Lien Term Loan	SOFR(Q)	—	3.25%	7.55%	7/6/2029	$985,056	972,225	825,034	0.05%

BlackRock Private Credit Fund

Consolidated Schedule of Investments (Continued) (Unaudited)

June 30, 2025

Issuer(F)	Instrument	Ref(B)	Floor	Spread	Total Coupon	Maturity	Principal	Cost	Fair Value	% of Total Cash and Investment	Notes
Debt Investments - Continued
Software (Continued)
Clever Devices Ltd.	First Lien Term Loan	SOFR(M)	1.00%	6.00%	10.32%	6/12/2030	$2,204,034	$2,158,590	$2,201,830	0.12%	E
Clever Devices Ltd.	First Lien Revolver	SOFR(M)	1.00%	6.00%	10.33%	6/12/2030	$123,683	104,557	122,755	0.01%	E
Cloudera, Inc.	First Lien Term Loan	SOFR(M)	0.50%	3.85%	8.18%	10/8/2028	$3,947,979	3,908,846	3,805,852	0.21%
Clover Holding 2, LLC (COHESITY)	First Lien Term Loan	SOFR(Q)	—	4.00%	8.31%	10/31/2031	$6,534,000	6,539,346	6,552,361	0.37%
Connectwise LLC	First Lien Term Loan	SOFR(Q)	—	3.76%	8.06%	9/30/2028	$1,470,179	1,474,580	1,479,522	0.08%
Delta Topco, Inc	First Lien Term Loan	SOFR(Q)	—	2.75%	7.07%	12/24/2029	$4,236,237	4,242,235	4,210,883	0.24%
Deepl Se (Germany)	First Lien Term Loan	SOFR(Q)	2.50%	5.00%	9.30%	6/26/2030	$16,895,175	16,652,442	16,652,391	0.94%	C/E
Deepl Se (Germany)	First Lien Delayed Draw Term Loan	SOFR(Q)	2.50%	5.00%	9.30%	6/26/2030	$—	(73,916)	(73,916)	—	C/D/E
Deepl Se (Germany)	First Lien Delayed Draw Term Loan	SOFR(Q)	2.50%	5.00%	9.30%	6/26/2030	$—	—	—	—	C/E
Disco Parent, Inc. (Duck Creek Technologies)	First Lien Term Loan	SOFR(Q)	1.00%	7.00%	11.33%	3/30/2029	$453,585	445,994	453,585	0.03%	E
Disco Parent, Inc. (Duck Creek Technologies)	First Lien Term Loan	SOFR(Q)	1.00%	7.00%	11.33%	3/30/2029	$2,327,225	2,290,916	2,327,225	0.13%	E
Disco Parent, Inc. (Duck Creek Technologies)	First Lien Revolver	SOFR(Q)	1.00%	7.00%	11.33%	3/30/2029	$—	(3,631)	—	—	D/E
Douglas Holdings, Inc (Docupace)	First Lien Term Loan	SOFR(Q)	1.00%	5.75% Cash +0.38% PIK	10.42%	8/27/2030	$8,550,747	8,440,516	8,431,037	0.47%	E
Douglas Holdings, Inc (Docupace)	First Lien Delayed Draw Term Loan B	SOFR(Q)	1.00%	5.75% Cash +0.38% PIK	10.42%	8/27/2030	$223,063	209,644	197,039	0.01%	E
Douglas Holdings, Inc (Docupace)	First Lien PIK Delayed Draw Term Loan	SOFR(Q)	1.00%	5.75% Cash +0.38% PIK	10.42%	8/27/2030	$403,039	403,039	388,257	0.02%	E
Douglas Holdings, Inc (Docupace)	First Lien Revolver	SOFR(Q)	1.00%	5.75%	10.42%	8/27/2030	$—	(9,585)	(10,410)	—	D/E
Dragos, Inc.	First Lien Term Loan	SOFR(S)	1.00%	5.25%	9.42%	6/30/2030	$29,886,214	29,587,515	29,587,352	1.66%	E
Dragos, Inc.	First Lien Delayed Draw Term Loan	SOFR(S)	1.00%	5.25%	9.42%	6/30/2030	$—	(199,132)	(199,241)	(0.01)%	D/E
Dragos, Inc.	First Lien Delayed Draw Term Loan	SOFR(S)	1.00%	5.25%	9.42%	6/30/2030	$—	—	—	—	E
Emburse Inc.	First Lien Term Loan	SOFR(Q)	0.75%	4.25%	8.55%	4/10/2032	$26,049,262	25,985,004	25,984,139	1.46%	E
Emburse Inc.	First Lien Revolver	SOFR(Q)	0.75%	4.25%	8.55%	5/28/2032	$—	(5,737)	(11,629)	—	D/E
Emburse Inc.	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	4.25%	8.55%	4/10/2032	$—	(11,475)	(11,629)	—	D/E
Epicor Software Corporation (fka Eagle Parent Inc.)	First Lien Term Loan	SOFR(M)	0.75%	2.75%	7.08%	5/30/2031	$6,585,094	6,561,469	6,609,261	0.37%
Flexport Capital, LLC	First Lien Term Loan	SOFR(Q)	2.00%	5.50%	9.84%	6/30/2029	$25,317,665	25,064,488	25,064,488	1.41%	E
Flexport Capital, LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	2.00%	5.50%	9.84%	6/30/2029	$—	(193,606)	(193,606)	(0.01)%	D/E
Fusion Risk Management, Inc.	First Lien Term Loan	SOFR(Q)	1.00%	6.00%	10.33%	5/22/2029	$4,036,148	3,990,396	4,003,859	0.23%	E
Fusion Risk Management, Inc.	First Lien Revolver	SOFR(M)	1.00%	6.00%	10.32%	5/22/2029	$91,521	82,970	87,860	—	E
GTY Technology Holdings Inc.	First Lien Term Loan	SOFR(Q)	1.00%	2.50% Cash + 4.125% PIK	10.92%	7/9/2029	$3,741,935	3,696,547	3,689,013	0.21%	E
GTY Technology Holdings Inc.	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	2.50% Cash + 4.125% PIK	10.92%	7/9/2029	$1,279,124	1,265,973	1,261,033	0.07%	E
GTY Technology Holdings Inc.	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	2.50% Cash + 4.125% PIK	10.92%	7/9/2029	$1,111,484	1,095,859	1,095,764	0.06%	E
GTY Technology Holdings Inc.	First Lien Revolver	Prime	1.00%	5.00%	12.50%	7/9/2029	$422,432	408,411	407,496	0.02%	E
Guardian US Holdco LLC	First Lien Term Loan	SOFR(S)	0.50%	3.50%	7.80%	1/31/2030	$945,202	938,330	942,546	0.05%
Honey Intermediate, Inc. (iLobby) (Canada)	First Lien Term Loan	SOFR(M)	1.00%	2.88% Cash +3.38% PIK	10.58%	9/26/2030	$14,406,538	14,218,694	14,190,440	0.80%	C/E
Honey Intermediate, Inc. (iLobby) (Canada)	First Lien Revolver	SOFR(M)	1.00%	2.88% Cash +3.38% PIK	10.58%	9/26/2030	$—	(23,832)	(28,086)	—	C/D/E
JOBVITE, Inc. (Employ, Inc.)	First Lien Last Out Term Loan	SOFR(Q)	0.75%	7.50%	11.80%	8/5/2028	$2,321,515	2,290,946	2,286,247	0.13%	E
IQN Holding Corporation (Beeline)	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	2.63% Cash +3.13% PIK	10.05%	5/2/2029	$37,857,306	37,490,642	37,486,381	2.10%	E
IQN Holding Corporation (Beeline)	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	2.63% Cash +3.13% PIK	10.05%	5/2/2029	$—	(58,666)	(118,491)	(0.01)%	D/E

BlackRock Private Credit Fund

Consolidated Schedule of Investments (Continued) (Unaudited)

June 30, 2025

Issuer(F)	Instrument	Ref(B)	Floor	Spread	Total Coupon	Maturity	Principal	Cost	Fair Value	% of Total Cash and Investment	Notes
Debt Investments - Continued
Software (Continued)
IVXS UK Limited (ComplyAdvantage) (United Kingdom)	First Lien Term Loan	SOFR(Q)	4.00%	5.75%	10.08%	5/19/2029	$9,466,533	$9,374,071	$9,393,735	0.53%	C/E
IVXS UK Limited (ComplyAdvantage) (United Kingdom)	First Lien Delayed Draw Term Loan	SOFR(Q)	4.00%	5.75%	10.09%	5/19/2029	$—	(30,821)	(24,266)	—	C/D/E
Kaseya, Inc.	First Lien Term Loan	SOFR(M)	—	3.25%	7.58%	3/20/2032	$1,177,050	1,171,389	1,183,029	0.07%
Logicmonitor, Inc	First Lien Term Loan	SOFR(Q)	0.75%	5.50%	9.78%	11/19/2031	$14,852,100	14,716,529	14,675,672	0.83%	E
Logicmonitor, Inc	First Lien Revolver	SOFR(Q)	0.75%	5.50%	9.78%	11/19/2031	$—	(16,946)	(22,054)	—	D/E
Maverick Bidco, Inc. (Mitratech)	First Lien No. 2 Term Loan	SOFR(Q)	0.75%	4.51%	8.79%	5/18/2028	$12,250,000	12,080,793	12,303,594	0.69%
MH Sub I, LLC (Micro Holding Corp.)	First Lien Term Loan	SOFR(M)	—	4.25%	8.58%	12/11/2031	$2,404,409	2,387,723	2,095,599	0.12%
MH Sub I, LLC (Micro Holding Corp.)	First Lien 2023 Incremental Term Loan	SOFR(M)	1.00%	4.25%	8.58%	5/3/2028	$2,170,614	2,169,081	2,040,377	0.11%
Mitchell International Inc	First Lien Term Loan	SOFR(M)	0.50%	3.25%	7.58%	6/17/2031	$2,584,616	2,574,450	2,585,469	0.15%
Planview Parent, Inc.	First Lien Term Loan	SOFR(Q)	—	3.50%	7.80%	12/17/2027	$3,138,464	3,127,099	3,061,179	0.17%
Project Boost Purchaser, LLC (JD Power, AutoData Inc)	First Lien Term Loan	SOFR(Q)	—	3.00%	7.30%	7/2/2031	$1,990,878	1,990,301	1,996,592	0.11%
Proofpoint, Inc.	First Lien Term Loan	SOFR(M)	0.50%	3.00%	7.33%	8/21/2028	$6,591,765	6,572,846	6,603,564	0.37%
Qlik Technologies Inc. (Project Alpha)	First Lien Term Loan	SOFR(Q)	—	3.25%	7.55%	10/28/2030	$4,864,962	4,873,201	4,893,349	0.28%
RealPage, Inc	First Lien Term Loan	SOFR(Q)	—	3.75%	8.05%	4/22/2028	$4,895,730	4,901,964	4,909,658	0.28%
Sophia, L.P. (Ellucian)	First Lien Term Loan	SOFR(M)	0.50%	3.00%	7.33%	10/7/2029	$5,659,342	5,654,959	5,679,687	0.32%
Thunder Purchaser, Inc. (Vector Solutions)	First Lien Incremental Delayed Draw Term Loan	SOFR(Q)	1.00%	5.40%	9.70%	6/30/2028	$1,021,449	1,010,290	1,000,602	0.06%	E
Thunder Purchaser, Inc. (Vector Solutions)	First Lien Incremental Term Loan	SOFR(Q)	1.00%	5.40%	9.70%	6/30/2028	$572,012	567,330	563,267	0.03%	E
TIBCO Software Inc.	First Lien Term Loan	SOFR(Q)	—	3.75%	8.05%	3/21/2031	$6,352,102	6,310,492	6,369,951	0.36%
TIBCO Software Inc.	First Lien Term Loan	SOFR(Q)	—	3.50%	7.80%	3/30/2029	$2,568,642	2,575,134	2,574,332	0.15%
Trintech, Inc.	First Lien Term Loan	SOFR(M)	1.00%	5.50%	9.83%	7/25/2029	$9,265,425	9,077,116	9,125,350	0.51%	E
Trintech, Inc.	First Lien Revolver	SOFR(M)	1.00%	5.50%	9.83%	7/25/2029	$206,737	192,031	195,798	0.01%	E
UKG Inc.	First Lien Term Loan	SOFR(M)	—	3.00%	7.31%	1/30/2031	$9,822,911	9,811,961	9,871,092	0.56%
VS Buyer, LLC	First Lien Term Loan	SOFR(Q)	—	2.75%	7.02%	4/12/2031	$3,141,247	3,147,651	3,160,880	0.18%
Zendesk Inc.	First Lien Term Loan	SOFR(Q)	0.75%	5.00%	9.32%	11/22/2028	$2,489,081	2,461,634	2,489,081	0.14%	E
Zendesk Inc.	First Lien Revolver	SOFR(Q)	0.75%	5.00%	9.32%	11/22/2028	$—	(2,846)	—	—	D/E
Zendesk Inc.	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	5.00%	9.32%	11/22/2028	$191,237	187,784	191,237	0.01%	E
FirstUp, Inc	First Lien Term Loan	SOFR(Q)	1.00%	6.75%	11.05%	7/13/2027	$9,839,915	9,755,905	9,780,876	0.55%	E
FirstUp, Inc	First Lien Term Loan	SOFR(Q)	1.00%	6.75%	11.05%	7/13/2027	$1,011,701	1,003,064	1,005,631	0.06%	E
FirstUp, Inc	First Lien Revolver	SOFR(Q)	1.00%	6.75%	11.05%	7/13/2027	$—	(7,757)	(5,451)	—	D/E
G-3 Apollo Acquisition Corp (Appriss Retail)	First Lien Term Loan	SOFR(Q)	1.00%	5.00%	9.31%	3/10/2031	$13,393,600	13,203,058	13,232,877	0.75%	E
G-3 Apollo Acquisition Corp (Appriss Retail)	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	5.00%	9.31%	3/10/2031	$—	(30,623)	(34,441)	—	D/E
G-3 Apollo Acquisition Corp (Appriss Retail)	First Lien Revolver	SOFR(Q)	1.00%	5.00%	9.31%	3/10/2031	$306,139	265,309	271,698	0.02%	E
								371,642,114	371,844,347	20.94%
Specialty Retail
Fender Musical Instruments Corp.	First Lien Term Loan B	SOFR(M)	0.50%	4.10%	8.43%	12/1/2028	$1,593,501	1,552,769	1,442,118	0.08%
Mavis Tire Express Services Topco Corp	First Lien Term Loan	SOFR(Q)	0.75%	3.00%	7.33%	5/4/2028	$4,672,346	4,662,403	4,675,920	0.26%
								6,215,172	6,118,038	0.34%

BlackRock Private Credit Fund

Consolidated Schedule of Investments (Continued) (Unaudited)

June 30, 2025

Issuer(F)	Instrument	Ref(B)	Floor	Spread	Total Coupon	Maturity	Principal	Cost	Fair Value	% of Total Cash and Investment	Notes
Debt Investments - Continued
Trading Companies and Distributors
BCPE Empire Holdings, Inc.	First Lien Term Loan	SOFR(M)	—	3.25%	7.58%	12/11/2030	$1,234,576	$1,231,472	$1,229,020	0.07%
Foundation Building Materials, Inc	First Lien Term Loan	SOFR(Q)	—	4.00%	8.28%	1/29/2031	$2,888,999	2,862,197	2,836,376	0.15%
Queen Mergerco Inc.	First Lien Term Loan	SOFR(M)	—	3.00%	7.33%	4/30/2032	$480,533	475,833	484,413	0.03%
Veritiv Corp.	First Lien Term Loan	SOFR(Q)	—	4.00%	8.30%	11/17/2030	$489,534	487,304	491,859	0.03%
								5,056,806	5,041,668	0.28%
Textiles, Apparel and Luxury Goods
WH Borrower, LLC (WHP)	First Lien Term Loan	SOFR(Q)	0.50%	4.75%	9.09%	2/20/2032	$26,782,542	26,655,242	26,824,323	1.51%

Technology Hardware, Storage and Peripherals
SumUp Holdings Luxembourg S.A.R.L. (Luxembourg)	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	6.50%	10.83%	4/25/2031	$12,800,000	12,702,285	12,928,000	0.73%	C/E

Transportation Infrastructure
Bleriot US Bidco Inc.	First Lien Term Loan	SOFR(Q)	—	2.75%	7.05%	10/30/2026	$5,668,389	5,663,147	5,687,888	0.32%

Wireless Telecommunication Services
OpenMarket, Inc. (Infobip) (United Kingdom)	First Lien Term Loan	SOFR(Q)	0.75%	5.75%	10.05%	6/11/2029	$44,020,825	43,369,996	43,362,935	2.44%	C/E

Total Debt Investments - 191.7% of Net Assets								1,742,922,442	1,743,584,900	98.22%

Equity Securities
IT Services
New Insight Holdings, Inc. (Dynata)	Common Stock						$22,972	402,032	480,494	0.03%	I, J

Media
Streamland Media Holdings LLC	Common Units						$12,363	645,215	595,248	0.03%	E, I, J

Paper and Forest Products
48forty Intermediate Holdings, Inc.	Common Stock						$685	—	—	—	E, I, J

Total Equity Securities - 0.1% of Net Assets								1,047,247	1,075,742	0.06%

Total Investments - 191.8% of Net Assets								1,743,969,689	1,744,660,642	98.28%

Cash and Cash Equivalents - 3.4% of Net Assets									30,711,354	1.72%

Total Cash and Investments - 195.2% of Net Assets									1,775,371,996	100.00%

BlackRock Private Credit Fund

Consolidated Schedule of Investments (Continued) (Unaudited)

June 30, 2025

Notes to Schedule of Investments:

(A)
Debt investments include investments in bank debt that generally are bought and sold among institutional investors in transactions not subject to registration under the Securities Act of 1933 (the “Securities Act”). Such transactions are generally subject to contractual restrictions, such as approval of the agent or borrower.
(B)
100.0% of the fair value of total senior secured loans in the Fund’s portfolio bear interest at a floating rate that may be determined by reference to the Secured Overnight Financing Rate (“SOFR”), “S”, or other base rate (commonly the Federal Funds Rate or the Prime Rate), “P”. In addition, 78.1% of the fair value of such senior secured loans have floors of 0.50% to 4.00%, with a weighted average of 0.93%. The borrower under a senior secured loan generally has the option to select from interest reset periods of one, two, three or six months and may alter that selection at the end of any reset period. The stated interest rate represents the weighted average interest rate at June 30, 2025 of all contracts within the specified loan facility. SOFR resets monthly (M), quarterly (Q) or semiannually (S).
(C)
Non-U.S. company or principal place of business outside the U.S. and as a result the investment is not a qualifying asset under Section 55(a) of the Investment Company Act of 1940 (the “1940 Act”). Under the 1940 Act, the Fund may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of the Fund's total assets.
(D)
Negative balances represent unfunded commitments that were acquired and/or valued at a discount.
(E)
Investments are considered Level 3 in accordance with ASC Topic 820 (see Note 2).
(F)
The Fund generally uses GICS codes to identify the industry groupings.
(G)
Non-accruing debt investment.
(H)
In addition to the stated coupon, investment has an exit fee payable upon repayment of the loan in an amount equal to the percentage of the original principal amount shown.
(I)
Restricted security (See Note 12).
(J)
Non-income producing investment.
(K)
Deemed an investment company under Section 3(c) of the 1940 Act and as a result the investment is not a qualifying asset under Section 55(a) of the 1940 Act. Under the 1940 Act, the Fund may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of the Fund's total assets
(L)
Publicly traded company with a market capitalization greater than $250 million and as a result the investment is not a qualifying asset under Section 55(a) of the 1940 Act. Under the 1940 Act, the Company may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of the Company's total assets.

Aggregate acquisitions and aggregate dispositions of investments totaled $845,530,647 and $136,842,703, respectively for the six months ended June 30, 2025. Aggregate acquisitions include investment assets received as payment in kind. Aggregate dispositions include principal paydowns on investments. The total value of restricted securities and bank debt as of June 30, 2025 was $1,744,660,642 or 98.3% of total cash and investments of the Fund. As of June 30, 2025, approximately 8.0% of the total assets of the Fund were not qualifying assets under Section 55(a) of the 1940 Act.

See accompanying notes to the consolidated financial statements.

BlackRock Private Credit Fund

Consolidated Schedule of Investments

December 31, 2024

Issuer(F)	Instrument	Ref(B)	Floor	Spread	Total Coupon	Maturity	Principal	Cost	Fair Value	% of Total Cash and Investment	Notes
Debt Investments(A)
Aerospace and Defense
Arcline FM Holdings, LLC (Fairbanks Morse, LLC)	First Lien Term Loan	SOFR(Q)	—	4.50%	9.05%	6/28/2028	$19,830,256	$19,684,547	$19,974,819	1.85%
Engineering Research Holding LLC (Astrion, Inc.)	First Lien Term Loan	SOFR(Q)	1.00%	5.00%	9.51%	8/29/2031	$23,037,731	22,705,627	22,980,137	2.11%	E
Peraton Corp.	First Lien Term Loan	SOFR(M)	0.75%	3.75%	8.21%	2/1/2028	$1,352,374	1,332,242	1,261,792	0.12%
Signia Aerospace LLC	First Lien Term Loan	SOFR(Q)	0.50%	3.00%	7.40%	11/21/2031	$1,388,260	1,384,807	1,390,870	0.13%
Signia Aerospace LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	0.50%	3.00%	7.40%	11/21/2031	$—	(288)	217	—	D
Skydio, Inc	First Lien Term Loan	SOFR(M)	2.50%	2.75% Cash + 2.75% PIK	10.02%	12/4/2029	$7,500,000	7,426,150	7,425,000	0.69%	E
Skydio, Inc	First Lien Delayed Draw Term Loan B	SOFR(M)	2.50%	2.75% Cash + 2.75% PIK	10.02%	12/4/2029	$—	(36,925)	(37,500)	—	D/E
Skydio, Inc	First Lien Delayed Draw Term Loan A	SOFR(M)	2.50%	2.75% Cash + 2.75% PIK	10.02%	12/4/2029	$—	(36,925)	(37,500)	—	D/E
								52,459,235	52,957,835	4.90%
Automobiles
Wand Newco 3, Inc. (aka Caliber Collision)	First Lien Term Loan	SOFR(M)	1.00%	3.25%	7.61%	1/30/2031	$1,380,008	1,377,872	1,387,377	0.13%

Beverages
Triton Water Holdings Inc	First Lien Term Loan	SOFR(Q)	—	3.51%	7.84%	3/31/2028	$827,856	827,701	835,414	0.08%

Building Products
Air Distribution Technologies Inc	First Lien Term Loan	SOFR(M)	1.00%	6.00%	10.55%	8/1/2030	$9,721,886	9,541,026	9,605,223	0.89%	E
Trulite Holding Corp.	First Lien Term Loan	SOFR(Q)	1.00%	6.00%	10.59%	2/22/2030	$10,235,988	10,059,052	10,223,193	0.94%	E
Wilsonart LLC	First Lien Term Loan	SOFR(Q)	—	4.25%	8.58%	7/25/2031	$3,307,363	3,270,315	3,319,567	0.31%
								22,870,393	23,147,983	2.14%
Capital Markets
BCPE Pequod Buyer Inc. (Envestnet Inc.)	First Lien Term Loan	SOFR(M)	—	3.50%	7.86%	9/19/2031	$453,000	450,735	457,288	0.04%
Focus Financial Partners, LLC	First Lien Term Loan	SOFR(M)	—	3.25%	7.61%	9/10/2031	$2,222,733	2,222,554	2,245,927	0.21%
Focus Financial Partners, LLC	First Lien Delayed Draw Term Loan	SOFR(M)	—	3.25%	7.61%	9/10/2031	$—	313	2,491	—
Grant Thornton Advisors LLC	First Lien Term Loan	SOFR(M)	—	3.25%	7.61%	6/2/2031	$827,925	831,160	829,142	0.08%
Grant Thornton Advisors LLC	First Lien Term Loan	SOFR(M)	—	3.25%	7.61%	6/2/2031	$286,474	286,474	286,895	0.03%
Grant Thornton Advisors LLC	First Lien Term Loan	SOFR(M)	—	3.25%	7.61%	6/2/2031	$—	—	51	—
Learning Care Group (US) No. 2 Inc.	First Lien Initial Term Loan	SOFR(Q)	0.50%	4.00%	8.33%	8/11/2028	$29,626	29,303	29,959	—
OVG Business Services LLC (Oak View)	First Lien Term Loan	SOFR(M)	—	3.00%	7.36%	6/15/2031	$498,750	498,145	500,620	0.05%
PMA Parent Holdings, LLC	First Lien Term Loan	SOFR(Q)	0.75%	5.25%	9.58%	1/31/2031	$8,869,062	8,714,989	8,886,800	0.81%	E
PMA Parent Holdings, LLC	First Lien Revolver	SOFR(Q)	0.75%	5.25%	9.58%	1/31/2031	$—	(22,066)	—	—	D/E
								13,011,607	13,239,173	1.22%
Chemicals
Advancion (f/k/a Aruba Investments Holdings, LLC)	First Lien Term Loan	SOFR(M)	0.75%	4.10%	8.46%	11/24/2027	$1,243,573	1,238,142	1,249,791	0.12%
CP Iris Holdco I, Inc	First Lien Term Loan	SOFR(M)	0.50%	3.50%	7.86%	9/21/2028	$1,243,606	1,244,991	1,252,355	0.12%
Discovery Purchaser Corporation	First Lien Term Loan	SOFR(Q)	0.50%	4.38%	8.95%	10/4/2029	$1,494,518	1,446,957	1,505,450	0.14%
LSF11 A5 Holdco LLC	First Lien Term Loan	SOFR(M)	0.50%	3.61%	7.97%	10/15/2028	$997,436	998,635	1,004,827	0.09%
Momentive Performance Materials, Inc.	First Lien Term Loan	SOFR(M)	—	4.00%	8.36%	3/22/2028	$1,232,056	1,213,886	1,247,457	0.12%	E
Olympus Water US Holding Corporation (Solenis)	First Lien Term Loan	SOFR(M)	0.50%	3.00%	7.34%	6/9/2031	$1,700,241	1,706,017	1,707,680	0.16%
W. R. Grace Holdings LLC	First Lien Term Loan	SOFR(Q)	0.50%	3.75%	7.58%	9/22/2028	$2,068,474	2,061,088	2,088,642	0.18%
								9,909,716	10,056,202	0.93%
Commercial Services and Supplies
Allied Universal Holdco LLC	First Lien Term Loan	SOFR(M)	0.50%	3.85%	8.21%	5/12/2028	$1,004,807	996,104	1,009,339	0.09%
Apollo Group Holdco, LLC (Topsail)	First Lien Term Loan	SOFR(Q)	1.00%	6.00%	10.33%	12/26/2030	$16,292,109	15,967,158	15,966,267	1.48%	E

BlackRock Private Credit Fund

Consolidated Schedule of Investments (Continued)

December 31, 2024

Issuer(F)	Instrument	Ref(B)	Floor	Spread	Total Coupon	Maturity	Principal	Cost	Fair Value	% of Total Cash and Investment	Notes
Debt Investments - Continued
Commercial Services and Supplies (Continued)
Creative Artists Agency, LLC.	First Lien Term Loan	SOFR(M)	—	2.75%	7.11%	10/1/2031	$1,490,577	$1,484,293	$1,499,580	0.14%
Dealer Tire Financial, LLC	First Lien Term Loan	SOFR(M)	—	3.50%	7.86%	7/2/2031	$2,490,008	2,469,138	2,498,574	0.23%
Ensemble RCM, LLC	First Lien Term Loan B	SOFR(Q)	—	3.00%	7.59%	8/3/2029	$2,236,608	2,239,831	2,255,765	0.21%
Madison Safety & Flow LLC	First Lien Term Loan	SOFR(M)	—	3.25%	7.61%	9/26/2031	$460,845	459,730	464,806	0.04%
Modigent, LLC (Pueblo)	First Lien Term Loan	SOFR(Q)	0.75%	6.50%	10.83%	8/23/2028	$1,430,349	1,408,653	1,411,883	0.13%	E
Modigent, LLC (Pueblo)	First Lien Revolver	SOFR(Q)	0.75%	6.50%	10.83%	8/23/2027	$859,755	843,415	847,906	0.08%	E
Modigent, LLC (Pueblo)	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	6.50%	10.83%	8/23/2028	$2,465,375	2,370,235	2,364,438	0.22%	E
Modigent, LLC (Pueblo)	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	6.50%	10.83%	8/23/2028	$992,123	976,512	979,315	0.09%	E
TA TT Buyer, LLC (TouchTunes, Octave Music)	First Lien Tranche B-1 Term Loan	SOFR(Q)	0.50%	4.75%	9.08%	4/1/2029	$16,887,287	16,890,118	16,959,058	1.57%
								46,105,187	46,256,931	4.28%
Construction and Engineering
Brand safway (Brand Industrial Services)	First Lien Term Loan	SOFR(Q)	0.50%	4.50%	9.07%	8/1/2030	$3,391,195	3,384,435	3,306,737	0.31%
Compsych Holdings Corp	First Lien Term Loan	SOFR(Q)	0.75%	4.75%	9.38%	7/22/2031	$13,056,670	12,995,550	13,017,500	1.19%	E
Compsych Holdings Corp	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	4.75%	9.38%	7/22/2031	$—	(8,748)	(11,213)	—	D/E
Groupe Solmax Inc. (Canada), Solmax U.S. LP	First Lien Term Loan	SOFR(M)	1.00%	4.86%	9.22%	6/27/2028	$2,395,034	2,308,018	2,212,029	0.20%	C
Legence Holdings LLC (Refficiency)	First Lien Term Loan	SOFR(M)	0.75%	3.60%	7.96%	12/16/2027	$931,387	930,135	936,510	0.09%
LJ Avalon Holdings, LLC (Ardurra)	First Lien Term Loan	SOFR(Q)	1.00%	5.00%	9.53%	2/1/2030	$745,634	729,388	748,617	0.07%	E
LJ Avalon Holdings, LLC (Ardurra)	First Lien Revolver	SOFR(Q)	1.00%	5.00%	9.53%	2/1/2029	$—	(2,513)	—	—	D/E
LJ Avalon Holdings, LLC (Ardurra)	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	5.00%	9.51%	2/1/2030	$305,228	298,567	306,449	0.03%	E
LJ Avalon Holdings, LLC (Ardurra)	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	5.00%	9.51%	2/1/2030	$—	(10,569)	9,198	—	D/E
PlayPower, Inc	First Lien Term Loan	SOFR(Q)	0.75%	5.25%	9.58%	8/28/2030	$13,662,118	13,468,972	13,593,807	1.25%	E
PlayPower, Inc	First Lien Revolver	SOFR(Q)	0.75%	5.25%	9.58%	8/28/2030	$—	(29,270)	(27,329)	—	D/E
Titan Home Improvement, LLC (Renuity)	First Lien Term Loan	SOFR(Q)	1.00%	5.75%	10.26%	5/31/2030	$9,629,727	9,456,031	9,639,357	0.89%	E
Titan Home Improvement, LLC (Renuity)	First Lien Revolver	SOFR(Q)	1.00%	5.75%	10.26%	5/31/2030	$—	(27,196)	—	—	D/E
Titan Home Improvement, LLC (Renuity)	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	5.75%	10.26%	5/31/2030	$—	(16,325)	1,810	—	D/E
Vortex Companies, LLC	First Lien Term Loan	SOFR(M)	1.00%	5.00%	9.36%	9/4/2029	$5,022,897	4,948,512	4,972,668	0.46%	E
Vortex Companies, LLC	First Lien Term Loan	SOFR(M)	1.00%	5.00%	9.36%	9/4/2029	$2,699,234	2,699,234	2,672,242	0.25%	E
Vortex Companies, LLC	First Lien Term Loan	SOFR(M)	1.00%	5.00%	9.36%	9/4/2029	$953,339	935,769	943,806	0.09%	E
Vortex Companies, LLC	First Lien Revolver	SOFR(M)	1.00%	5.00%	9.36%	9/4/2029	$187,537	157,278	168,522	0.02%	E
Vortex Companies, LLC	First Lien Delayed Draw Term Loan	Prime	1.00%	5.00%	12.50%	9/4/2029	$3,527,190	3,361,890	3,415,570	0.32%	E
Vortex Companies, LLC	First Lien Delayed Draw Term Loan	SOFR(M)	1.00%	5.00%	9.36%	9/4/2029	$2,613,625	2,567,493	2,587,489	0.24%	E
Vortex Companies, LLC	First Lien Delayed Draw Term Loan	SOFR(M)	1.00%	5.00%	9.36%	9/4/2029	$617,867	606,474	611,688	0.06%	E
								58,753,125	59,105,457	5.47%
Consumer Finance
Freedom Financial Network Funding, LLC	First Lien Term Loan	SOFR(S)	1.00%	9.25%	13.53%	9/21/2027	$2,608,485	2,572,925	2,543,273	0.24%	E
Freedom Financial Network Funding, LLC	First Lien Delayed Draw Term Loan	SOFR(S)	1.00%	9.25%	13.66%	9/21/2027	$869,495	857,642	847,758	0.08%	E
Lucky US BuyerCo, LLC (Global Payments)	First Lien Term Loan	SOFR(Q)	1.00%	7.50%	11.83%	3/30/2029	$3,150,649	3,083,709	3,090,031	0.28%	E
Lucky US BuyerCo, LLC (Global Payments)	First Lien Revolver	SOFR(Q)	1.00%	7.50%	11.83%	3/30/2029	$245,729	237,000	237,849	0.02%	E
								6,751,276	6,718,911	0.62%
Containers and Packaging
Charter Next Generation, Inc. (fka Charter NEX US, Inc.)	First Lien Term Loan	SOFR(M)	—	3.00%	7.53%	12/1/2030	$5,396,046	5,378,790	5,431,903	0.50%

Diversified Consumer Services
Ascend Learning, LLC	First Lien Term Loan	SOFR(M)	0.50%	3.60%	7.96%	12/11/2028	$1,412,404	1,379,990	1,421,789	0.13%

BlackRock Private Credit Fund

Consolidated Schedule of Investments (Continued)

December 31, 2024

Issuer(F)	Instrument	Ref(B)	Floor	Spread	Total Coupon	Maturity	Principal	Cost	Fair Value	% of Total Cash and Investment	Notes
Debt Investments - Continued
Diversified Consumer Services (Continued)
Fusion Holding Corp. (Finalsite)	First Lien Term Loan	SOFR(Q)	0.75%	6.25%	10.58%	9/14/2029	$4,455,460	$4,388,119	$4,379,584	0.41%	E
Fusion Holding Corp. (Finalsite)	First Lien Revolver	SOFR(Q)	0.75%	6.25%	10.58%	9/15/2027	$—	(4,514)	(5,085)	—	D/E
								5,763,595	5,796,288	0.54%
Diversified Financial Services
Accordion Partners LLC	First Lien Term Loan	SOFR(Q)	0.75%	5.25%	9.58%	11/15/2031	$19,076,087	18,982,496	18,980,707	1.76%	E
Accordion Partners LLC	First Lien Revolver	SOFR(Q)	0.75%	5.25%	9.58%	11/15/2031	$—	(10,399)	(10,598)	—	D/E
Accordion Partners LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	5.25%	9.58%	11/15/2031	$—	(31,197)	(15,897)	—	D/E
Accuserve Solutions, Inc.	First Lien Term Loan	SOFR(S)	1.00%	5.25%	10.03%	3/15/2030	$436,231	436,231	439,721	0.04%	E
Accuserve Solutions, Inc.	First Lien Delayed Draw Term Loan	SOFR (Q)	1.00%	5.25%	10.03%	3/15/2030	$—	(2,101)	3,885	—	D/E
Acuris Finance US, Inc.	First Lien Term Loan	SOFR(Q)	—	3.75%	8.08%	2/16/2028	$602,673	585,494	607,401	0.06%
EdgeCo Buyer, Inc.	First Lien Term Loan B	SOFR(Q)	1.00%	4.50%	8.83%	6/1/2028	$2,554,499	2,529,116	2,529,056	0.23%	E
EdgeCo Buyer, Inc.	First Lien Term Loan	SOFR(Q)	1.00%	4.60%	8.93%	6/1/2026	$1,113,943	1,102,973	1,102,848	0.10%	E
EdgeCo Buyer, Inc.	First Lien Revolver	SOFR(Q)	1.00%	4.60%	8.93%	6/1/2028	$—	(5,819)	(5,833)	—	D/E
EdgeCo Buyer, Inc.	First Lien Delayed Draw Term Loan E	SOFR(Q)	1.00%	4.60%	8.93%	6/1/2028	$—	(58,148)	(58,334)	(0.01)%	D/E
EdgeCo Buyer, Inc.	First Lien Delayed Draw Term Loan C	SOFR(Q)	1.00%	4.50%	8.83%	6/1/2028	$62,571	61,949	61,948	0.01%	E
EdgeCo Buyer, Inc.	First Lien Delayed Draw Term Loan B	SOFR(Q)	1.00%	4.50%	8.83%	6/1/2028	$188,196	186,326	186,322	0.02%	E
EdgeCo Buyer, Inc.	First Lien Delayed Draw Term Loan A	SOFR(Q)	1.00%	4.50%	8.83%	6/1/2028	$216,724	214,571	214,565	0.02%	E
GC Champion Acquisition LLC (Numerix)	First Lien Term Loan	SOFR(Q)	1.00%	5.25%	9.87%	8/21/2028	$2,326,991	2,298,821	2,294,855	0.21%	E
GC Champion Acquisition LLC (Numerix)	First Lien Incremental Term Loan	SOFR(Q)	1.00%	5.25%	9.87%	8/21/2028	$8,876,623	8,685,234	8,754,037	0.81%	E
GC Champion Acquisition LLC (Numerix)	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	5.25%	9.87%	8/19/2028	$7,806,611	7,650,171	7,647,941	0.71%	E
GC Champion Acquisition LLC (Numerix)	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	5.25%	9.87%	8/21/2028	$646,386	638,561	637,459	0.06%	E
GC Waves Holdings, Inc. (Mercer)	First Lien Term Loan	SOFR(M)	0.75%	4.85%	9.21%	9/30/2030	$19,120,659	19,120,659	19,311,866	1.78%	E
GC Waves Holdings, Inc. (Mercer)	First Lien Revolver	SOFR(M)	0.75%	4.85%	9.21%	8/10/2029	$—	—	—	—	E
Payroc, LLC	First Lien Term Loan	SOFR(M)	1.00%	4.75%	9.11%	11/1/2027	$7,591,707	7,505,408	7,530,973	0.70%	E
Payroc, LLC	First Lien Revolver	SOFR(M)	1.00%	4.75%	9.11%	11/1/2027	$—	(1,903)	(1,332)	—	D/E
Rialto Management Group, LLC	First Lien Term Loan	SOFR(M)	0.75%	5.00%	9.53%	12/5/2030	$11,472,352	11,359,042	11,357,628	1.05%	E/K
Rialto Management Group, LLC	First Lien Revolver	SOFR(M)	0.75%	5.00%	9.53%	12/5/2030	$—	(3,907)	(3,956)	—	D/E/K
SitusAMC Holdings Corporation	First Lien Term Loan B	SOFR(Q)	0.75%	5.60%	9.93%	6/28/2025	$7,963,710	7,928,268	8,027,420	0.74%	E
SitusAMC Holdings Corporation	First Lien Term Loan	SOFR(Q)	0.75%	5.60%	9.93%	11/30/2027	$16,871,817	16,798,112	17,006,792	1.57%	E
Wealth Enhancement Group, LLC	First Lien Revolver	SOFR(Q)	1.00%	5.00%	9.50%	10/4/2028	$—	(1,928)	(10,309)	—	D/E
Wealth Enhancement Group, LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	5.00%	9.50%	10/4/2028	$14,104,849	14,104,849	13,996,524	1.29%	E
Wealth Enhancement Group, LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	5.00%	9.41%	10/4/2028	$2,625,146	2,598,281	2,597,245	0.24%	E
Wealth Enhancement Group, LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	5.00%	9.50%	10/4/2028	$1,094,115	1,094,115	1,085,712	0.10%	E
Wealth Enhancement Group, LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	5.00%	9.41%	10/2/2028	$—	(32,793)	(50,115)	—	D/E
White Cap Supply Holdings, LLC	First Lien Tranche B Term Loan	SOFR(M)	—	3.25%	7.61%	10/19/2029	$3,672,241	3,651,189	3,683,864	0.34%
								127,383,671	127,902,395	11.83%
Electrical Equipment
Spark Buyer, LLC (Sparkstone)	First Lien Term Loan	SOFR(Q)	0.75%	5.25%	9.77%	10/15/2031	$11,754,008	11,583,078	11,612,960	1.08%	E
Spark Buyer, LLC (Sparkstone)	First Lien Revolver	SOFR(Q)	0.75%	5.25%	9.77%	10/15/2031	$—	(34,186)	(28,210)	—	D/E

BlackRock Private Credit Fund

Consolidated Schedule of Investments (Continued)

December 31, 2024

Issuer(F)	Instrument	Ref(B)	Floor	Spread	Total Coupon	Maturity	Principal	Cost	Fair Value	% of Total Cash and Investment	Notes
Debt Investments - Continued
Electrical Equipment (Continued)
Spark Buyer, LLC (Sparkstone)	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	5.25%	9.77%	10/15/2031	$—	$(68,372)	$(56,419)	(0.01)%	D/E
								11,480,520	11,528,331	1.07%
Energy Equipment and Services
Liquid Tech Solutions Holdings, LLC (Diesel Direct)	First Lien Term Loan	SOFR(Q)	—	3.75%	8.12%	3/18/2028	$13,581,250	13,581,250	13,615,203	1.25%	E
Liquid Tech Solutions Holdings, LLC (Diesel Direct)	First Lien Term Loan	SOFR(M)	0.75%	4.75%	9.44%	3/20/2028	$6,418,750	6,328,091	6,434,797	0.60%	E
								19,909,341	20,050,000	1.85%
Environmental, Maintenance and Security Services
TruGreen Limited Partnership	First Lien Term Loan	SOFR(M)	0.75%	4.10%	8.46%	11/2/2027	$475,454	467,898	464,162	0.04%

Food Products
Chobani, LLC	First Lien Term Loan	SOFR(M)	1.00%	3.36%	7.72%	10/25/2027	$572,518	553,418	577,742	0.05%
Chobani, LLC	First Lien Term Loan	SOFR(M)	1.00%	3.75%	8.11%	10/25/2027	$291,060	289,992	293,789	0.03%
								843,410	871,531	0.08%
Health Care Equipment and Supplies
Chariot Buyer, LLC	First Lien Term Loan	SOFR(M)	0.50%	3.25%	7.71%	11/3/2028	$1,747,101	1,714,193	1,759,663	0.16%

Healthcare Providers and Services
CHG Healthcare Services, Inc.	First Lien Term Loan	SOFR(Q)	—	3.00%	7.40%	9/29/2028	$1,990,121	1,966,525	1,999,793	0.18%
CHG Healthcare Services, Inc.	First Lien Term Loan	SOFR(Q)	—	3.76%	8.28%	9/30/2028	$388,040	388,040	391,757	0.04%
CNT Holdings I Corp.	First Lien Term Loan	SOFR(Q)	0.75%	3.50%	8.09%	11/8/2027	$806,850	803,755	813,131	0.08%
ImageFirst Holdings, LLC	First Lien Term Loan	Prime	—	4.25%	8.58%	4/27/2028	$8,246,732	8,130,888	8,267,349	0.77%	E
Ingenovis Health, Inc.	First Lien Term Loan	SOFR(Q)	0.75%	4.25%	9.03%	3/5/2028	$240,591	237,767	142,951	0.01%
IvyRehab Intermediate II, LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	5.35%	9.68%	4/23/2029	$5,425,261	5,226,361	5,288,217	0.49%	E
Raven Acquisition Holdings LLC (R1 RCM)	First Lien Term Loan	SOFR(M)	—	3.25%	7.61%	11/19/2031	$1,475,731	1,478,485	1,480,903	0.14%
Raven Acquisition Holdings LLC (R1 RCM)	First Lien Delayed Draw Term Loan	SOFR(M)	—	3.25%	7.61%	11/19/2031	$—	195	370	—
RecordXTechnologies, LLC (Ontellus)	First Lien Term Loan	SOFR(Q)	1.00%	5.25%	9.58%	5/20/2030	$4,328,938	4,292,858	4,350,583	0.40%	E
U.S. Anesthesia Partners, Inc.	First Lien Term Loan	SOFR(M)	0.50%	4.25%	8.92%	9/23/2028	$2,430,904	2,379,480	2,422,335	0.22%
								24,904,354	25,157,389	2.33%
Health Care Technology
Athenahealth Group Inc.	First Lien Term Loan	SOFR(M)	0.50%	3.25%	7.61%	2/15/2029	$4,935,187	4,922,934	4,957,223	0.45%
Cotiviti Holdings, Inc	First Lien Term Loan	SOFR(M)	—	2.75%	7.30%	2/24/2031	$3,456,152	3,465,785	3,479,930	0.32%
PointClickCare Technologies Inc. (Canada)	First Lien Term Loan	SOFR(Q)	—	3.25%	7.58%	10/16/2031	$1,588,777	1,589,002	1,600,693	0.15%	C
Polaris Newco, LLC	First Lien Term Loan	SOFR(Q)	0.50%	4.00%	8.85%	6/2/2028	$3,449,921	3,417,855	3,460,495	0.32%
Press Ganey Holdings Inc	First Lien Term Loan	SOFR(M)	—	3.25%	7.61%	4/24/2031	$498,750	499,057	500,777	0.05%
								13,894,633	13,999,118	1.29%
Hotels, Restaurants and Leisure
Fertitta Entertainment, LLC	First Lien Term Loan	SOFR(M)	0.50%	3.50%	7.86%	1/27/2029	$3,840,518	3,816,646	3,859,529	0.36%
Great Canadian Gaming Corp. (Canada)	First Lien Term Loan	SOFR(Q)	—	4.75%	9.09%	11/1/2029	$695,760	693,899	696,195	0.06%	C
Motion Acquisition (Merlin Finco)	First Lien Term Loan B	SOFR(Q)	—	3.50%	7.83%	11/12/2029	$845,755	849,671	838,177	0.08%
Scientific Games Lottery	First Lien Term Loan	SOFR(Q)	0.50%	3.00%	7.59%	4/4/2029	$2,068,815	2,067,722	2,076,314	0.19%
Showtime Acquisition LLC (World Choice)	First Lien Term Loan	SOFR(Q)	—	4.75%	9.24%	8/13/2031	$29,281,978	28,933,179	29,006,141	2.68%	E
								36,361,117	36,476,356	3.37%
Household Durables
Bad Boy Mowers JV Acquisition, LLC	First Lien Term Loan	SOFR(M)	1.00%	6.00%	10.45%	11/9/2029	$7,434,959	7,283,856	7,472,134	0.69%	E

BlackRock Private Credit Fund

Consolidated Schedule of Investments (Continued)

December 31, 2024

Issuer(F)	Instrument	Ref(B)	Floor	Spread	Total Coupon	Maturity	Principal	Cost	Fair Value	% of Total Cash and Investment	Notes
Debt Investments - Continued
Industrial Conglomerates
Cube Industrials Buyer Inc. (Circor)	First Lien Term Loan	SOFR(Q)	—	3.50%	8.13%	10/9/2031	$332,000	$331,191	$334,628	0.03%
LSF12 Crown US Commercial Bidco LLC	First Lien Term Loan	SOFR(Q)	—	4.25%	8.80%	12/2/2031	$597,000	597,641	597,003	0.06%
								928,832	931,631	0.09%
Insurance
Alera Group, Inc.	First Lien Term Loan	SOFR(M)	0.75%	5.25%	9.61%	9/30/2028	$271,583	268,237	271,583	0.03%	E
Alera Group, Inc.	First Lien Delayed Draw Term Loan	SOFR(M)	0.75%	5.75%	10.09%	11/17/2025	$8,498,033	8,428,966	8,587,819	0.79%	E
Alera Group, Inc.	First Lien Delayed Draw Term Loan	SOFR(M)	0.75%	5.25%	9.61%	9/30/2028	$544,797	538,085	544,797	0.05%	E
Alliant Holdings Intermediate, LLC	First Lien Term Loan	SOFR(M)	—	2.75%	7.11%	9/19/2031	$2,954,012	2,934,863	2,965,267	0.27%
AmeriLife Holdings, LLC	First Lien Term Loan	SOFR(S)	0.75%	5.00%	9.70%	8/31/2029	$14,615,944	14,392,901	14,615,944	1.35%	E
AmeriLife Holdings, LLC	First Lien Revolver	SOFR(S)	0.75%	5.00%	9.70%	8/31/2028	$—	(4,614)	—	—	D/E
AmeriLife Holdings, LLC	First Lien Delayed Draw Term Loan	SOFR(S)	0.75%	5.00%	9.70%	8/31/2029	$931,031	916,227	931,031	0.09%	E
Amynta Agency Borrower Inc. (Mayfield)	First Lien Term Loan	SOFR(M)	—	3.00%	7.34%	12/16/2031	$2,985,067	2,990,709	2,988,798	0.28%
AssuredPartners, Inc.	First Lien Term Loan	SOFR(M)	0.50%	3.50%	7.86%	12/27/2031	$5,310,819	5,328,231	5,328,238	0.49%
Galway Borrower LLC	First Lien Term Loan	SOFR(Q)	—	4.50%	8.83%	9/29/2028	$3,189,674	3,145,541	3,197,648	0.30%	E
Galway Borrower LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	4.50%	8.82%	9/29/2028	$5,281,629	5,214,254	5,294,833	0.49%	E
Higginbotham Insurance Agency, Inc.	First Lien Term Loan	SOFR(M)	1.00%	4.50%	8.86%	11/25/2028	$14,560,321	14,479,586	14,472,959	1.33%	E
Higginbotham Insurance Agency, Inc.	First Lien Delayed Draw Term Loan	SOFR(M)	1.00%	4.75%	9.11%	11/25/2026	$373,653	362,869	373,653	0.03%	E
HUB International Limited	First Lien Term Loan	SOFR(Q)	0.75%	2.75%	7.37%	6/20/2030	$4,478,631	4,485,177	4,511,415	0.42%
Integrity Marketing Acquisition, LLC	First Lien Term Loan	SOFR(Q)	0.75%	5.00%	9.51%	8/25/2028	$7,973,881	7,928,417	8,005,777	0.74%	E
Integrity Marketing Acquisition, LLC	First Lien Revolver	SOFR(Q)	0.75%	5.00%	9.51%	8/25/2028	$—	(121,196)	—	—	D/E
Integrity Marketing Acquisition, LLC	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	5.00%	9.51%	8/25/2028	$—	(29,687)	30,747	—	D/E
Peter C. Foy & Associates Insurance Services, LLC (PCF Insurance)	First Lien Term Loan	SOFR(M)	0.75%	6.50%	10.86%	7/19/2030	$3,388,616	3,339,505	3,422,502	0.32%	E
Peter C. Foy & Associates Insurance Services, LLC (PCF Insurance)	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	5.50%	9.83%	11/1/2028	$6,262,360	6,196,232	6,246,744	0.58%	E
RSC Acquisition, Inc. (Risk Strategies)	First Lien Initial Term Loan	SOFR(Q)	0.75%	4.75%	9.08%	11/1/2029	$1,626,202	1,626,202	1,628,235	0.15%
RSC Acquisition, Inc. (Risk Strategies)	First Lien Initial Term Loan	SOFR(Q)	1.00%	4.75%	9.08%	11/1/2029	$1,100,172	1,100,172	1,101,547	0.10%
RSC Acquisition, Inc. (Risk Strategies)	First Lien Initial Term Loan	SOFR(Q)	0.75%	4.75%	9.08%	11/1/2029	$764,696	764,696	765,652	0.07%
RSC Acquisition, Inc. (Risk Strategies)	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	4.75%	9.08%	11/1/2029	$656,214	656,214	656,214	0.06%	E
RSC Acquisition, Inc. (Risk Strategies)	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	4.75%	9.08%	11/1/2029	$182,652	182,652	182,880	0.02%
Sedgwick Claims Management Services, Inc. (Lightning Cayman Merger Sub, Ltd.)	First Lien Term Loan	SOFR(Q)	—	3.00%	7.59%	7/13/2031	$4,423,240	4,399,976	4,455,375	0.41%
Truist Insurance Holdings, LLC	First Lien Term Loan	SOFR(Q)	—	2.75%	7.08%	5/6/2031	$1,483,726	1,488,305	1,490,447	0.14%
								91,012,520	92,070,105	8.51%
Internet and Catalog Retail
Syndigo, LLC	First Lien Term Loan	SOFR(Q)	0.75%	4.76%	9.28%	12/14/2027	$6,233,436	6,227,516	6,252,915	0.58%	E

Internet and Direct Marketing Retail
Pug LLC	First Lien Term Loan	SOFR(M)	—	4.75%	9.11%	3/15/2030	$2,747,463	$2,735,065	$2,757,766	0.26%

Internet Software and Services
Bynder Bidco B.V. (Netherlands)	First Lien Term Loan B	SOFR(Q)	1.00%	6.00%	10.62%	1/26/2029	$2,110,569	$2,067,684	$2,113,693	0.20%	C/E
Bynder Bidco B.V. (Netherlands)	First Lien Revolver B	SOFR(Q)	1.00%	6.00%	10.62%	1/26/2029	$—	$(958)	$—	—	C/D/E

BlackRock Private Credit Fund

Consolidated Schedule of Investments (Continued)

December 31, 2024

Issuer(F)	Instrument	Ref(B)	Floor	Spread	Total Coupon	Maturity	Principal	Cost	Fair Value	% of Total Cash and Investment	Notes
Debt Investments - Continued
Internet Software and Services (Continued)
Bynder Bidco, Inc. (Netherlands)	First Lien Term Loan A	SOFR(Q)	1.00%	6.00%	10.62%	1/26/2029	$582,226	$570,396	$583,088	0.05%	C/E
Bynder Bidco, Inc. (Netherlands)	First Lien Revolver A	SOFR(Q)	1.00%	6.00%	10.62%	1/26/2029	$—	(3,478)	—	—	C/D/E
e-Discovery Acquireco, LLC (Reveal)	First Lien Term Loan	SOFR(Q)	1.00%	6.25%	10.76%	8/29/2029	$8,579,230	8,412,792	8,750,815	0.81%	E
e-Discovery Acquireco, LLC (Reveal)	First Lien Revolver	SOFR(Q)	1.00%	6.25%	10.76%	8/29/2029	$—	(21,646)	—	—	D/E
e-Discovery Acquireco, LLC (Reveal)	First Lien Initial Term Loan	SOFR(Q)	1.00%	5.50%	10.01%	9/1/2028	$6,640,840	6,585,752	6,612,683	0.61%	E
Gympass US, LLC	First Lien Term Loan	SOFR(M)	1.00%	3.25% Cash + 3.25% PIK	10.97%	8/29/2029	$2,757,392	2,744,842	2,762,907	0.26%	E
Gympass US, LLC	First Lien Delayed Draw Term Loan	SOFR(M)	1.00%	3.25% Cash + 3.25% PIK	10.97%	8/29/2029	$12,376,482	12,271,865	12,401,235	1.14%	E
Magenta Buyer, LLC (McAfee)	Second Lien Third Out Term Loan	SOFR(Q)	0.75%	1.76% Cash + 5.50% PIK	11.85%	7/27/2028	$338,404	317,820	119,045	0.01%	G
Magenta Buyer, LLC (McAfee)	Second Lien Second Out Term Loan	SOFR(Q)	0.75%	1.76% Cash + 6.25% PIK	12.60%	7/27/2028	$1,073,332	1,039,698	645,786	0.06%
Magenta Buyer, LLC (McAfee)	First Lien Term Loan	SOFR(Q)	—	3.00%	7.37%	3/1/2029	$4,643,769	4,628,527	4,653,637	0.43%
Magenta Buyer, LLC (McAfee)	First Lien Term Loan	SOFR(Q)	0.75%	7.01%	11.60%	7/27/2028	$1,393,410	1,349,154	1,288,904	0.12%
Magenta Buyer, LLC (McAfee)	First Lien Term Loan	SOFR(Q)	0.75%	6.25%	10.84%	7/27/2028	$405,750	401,156	413,993	0.04%
Oranje Holdco, Inc. (KnowBe4)	First Lien Term Loan	SOFR(Q)	1.00%	7.75%	12.32%	2/1/2029	$1,445,490	1,420,893	1,451,272	0.13%	E
Oranje Holdco, Inc. (KnowBe4)	First Lien Revolver	SOFR(Q)	1.00%	7.75%	12.32%	2/1/2029	$—	(3,075)	—	—	D/E
Oranje Holdco, Inc. (KnowBe4)	First Lien Incremental Term Loan	SOFR(Q)	1.00%	7.25%	11.82%	2/1/2029	$1,116,745	1,096,909	1,102,227	0.10%	E
Spartan Bidco Pty Ltd (StarRez) (Australia)	First Lien Revolver	SOFR(M)	0.75%	6.90%	11.25%	1/24/2028	$—	(10,042)	(1,393)	—	C/D/E
Spartan Bidco Pty Ltd (StarRez) (Australia)	First Lien Incremental Term Loan	SOFR(Q)	0.75%	0.90% Cash + 6.25% PIK	11.78%	1/24/2028	$9,951,664	9,798,741	9,899,074	0.92%	C/E
								52,667,030	52,796,966	4.88%
IT Services
Avalara, Inc.	First Lien Term Loan	SOFR(Q)	0.75%	6.25%	10.58%	10/19/2028	$3,776,510	3,716,797	3,804,834	0.35%	E
Avalara, Inc.	First Lien Revolver	SOFR(Q)	0.75%	6.25%	10.58%	10/19/2028	$—	(5,971)	—	—	D/E
CrewLine Buyer, Inc. (New Relic)	First Lien Term Loan	SOFR(Q)	1.00%	6.75%	11.35%	11/8/2030	$9,559,143	9,359,418	9,683,412	0.90%	E
CrewLine Buyer, Inc. (New Relic)	First Lien Revolver	SOFR(Q)	1.00%	6.75%	11.35%	11/8/2030	$—	(20,805)	—	—	D/E
Fortress Intermediate 3, Inc	First Lien Term Loan	SOFR(M)	—	3.50%	7.86%	6/9/2031	$1,246,875	1,249,794	1,252,336	0.12%
Intercept Bidco, Inc.	First Lien Term Loan	SOFR(Q)	1.00%	6.00%	10.47%	6/3/2030	$11,229,177	11,026,324	10,993,364	1.02%	E
Intercept Bidco, Inc.	First Lien Revolver	SOFR(Q)	1.00%	6.00%	10.47%	6/3/2030	$—	(31,208)	(36,279)	—	D/E
Intercept Bidco, Inc.	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	6.00%	10.47%	6/3/2030	$—	(23,406)	(54,418)	(0.01)%	D/E
Madison Logic Holdings, Inc.	First Lien Term Loan	SOFR(M)	1.00%	5.59% Cash + 1.51% PIK	11.84%	12/29/2028	$2,243,977	2,199,411	2,156,462	0.20%	E
Madison Logic Holdings, Inc.	First Lien Revolver	SOFR(M)	1.00%	7.50%	11.84%	12/30/2027	$—	(1,541)	(3,346)	—	D/E
Research Now Group, LLC (Dynata)	First Lien Term Loan	SOFR(Q)	1.00%	5.76%	10.29%	10/15/2028	$1,666,310	1,463,189	1,559,566	0.14%
Research Now Group, LLC (Dynata)	First Lien Term Loan	SOFR(Q)	—	5.26%	9.79%	5/22/2028	$235,262	215,461	236,635	0.02%
Serrano Parent, LLC (Sumo Logic)	First Lien Term Loan	SOFR(S)	1.00%	6.50%	10.92%	5/13/2030	$4,099,217	4,020,774	4,119,713	0.38%	E
Serrano Parent, LLC (Sumo Logic)	First Lien Revolver	SOFR(S)	1.00%	6.50%	10.92%	5/13/2030	$—	(7,844)	—	—	D/E
								33,160,393	33,712,279	3.12%
Life Sciences Tools and Services
Alcami Corporation	First Lien Term Loan	SOFR(Q)	1.00%	7.15%	11.66%	12/21/2028	$978,845	956,172	985,697	0.09%	E
Alcami Corporation	First Lien Revolver	SOFR(M)	1.00%	7.10%	11.44%	12/21/2028	$9,988	6,905	9,988	—	E
Alcami Corporation	First Lien Delayed Draw Term Loan	SOFR(M)	1.00%	7.10%	11.55%	12/21/2028	$72,037	70,369	72,541	0.01%	E
Curia Global, Inc.	First Lien Term Loan	SOFR(Q)	0.75%	3.75%	8.44%	8/30/2026	$997,111	982,002	956,085	0.09%
DNAnexus, Inc	First Lien Term Loan	SOFR(M)	3.00%	5.25%	9.62%	12/20/2029	$5,997,566	5,937,590	5,937,590	0.55%	E
DNAnexus, Inc	First Lien Delayed Draw Term Loan	SOFR(M)	3.00%	5.25%	9.62%	12/20/2029	$1,199,513	1,019,586	1,019,586	0.09%	E
Parexel International, Inc.	First Lien Term Loan	SOFR(M)	0.50%	3.00%	7.36%	11/15/2028	$1,240,988	1,236,936	1,251,071	0.12%
								10,209,560	10,232,558	0.95%
Machinery
AI Aqua Merger Sub, Inc. (Osmosis Buyer) (United Kingdom)	First Lien Term Loan	SOFR(M)	0.50%	3.50%	8.05%	7/31/2028	$2,158,837	2,126,591	2,163,349	0.20%	C

BlackRock Private Credit Fund

Consolidated Schedule of Investments (Continued)

December 31, 2024

Issuer(F)	Instrument	Ref(B)	Floor	Spread	Total Coupon	Maturity	Principal	Cost	Fair Value	% of Total Cash and Investment	Notes
Debt Investments - Continued
Machinery (Continued)
Alliance Laundry Systems, LLC	First Lien Term Loan B	SOFR(M)	—	3.50%	7.84%	8/19/2031	$129,000	$128,388	$130,026	0.01%
Blackbird Purchaser, Inc.	First Lien Term Loan	Prime	0.75%	5.50%	9.83%	12/19/2030	$2,370,874	2,330,485	2,328,198	0.22%	E
Blackbird Purchaser, Inc.	First Lien Revolver	SOFR(Q)	0.75%	5.50%	9.83%	12/19/2030	$78,777	73,560	73,105	0.01%	E
Blackbird Purchaser, Inc.	First Lien Delayed Draw Term Loan	Prime	0.75%	5.50%	9.83%	12/19/2030	$161,348	153,418	152,970	0.01%	E
Filtration group corporation	First Lien Term Loan	SOFR(M)	—	3.50%	7.97%	10/21/2028	$1,236,804	1,239,550	1,248,090	0.12%
Husky Injection Molding Systems Ltd. (Canada)	First Lien Term Loan	SOFR(S)	—	4.50%	8.78%	2/15/2029	$4,329,734	4,345,337	4,371,689	0.40%	C
Indicor, LLC (Roper Industrial Pro)	First Lien Term Loan	SOFR(Q)	—	2.75%	7.08%	11/22/2029	$492,537	490,209	494,384	0.05%
INNIO North American Holding Inc.	First Lien Term Loan	SOFR(Q)	—	3.25%	7.90%	11/2/2028	$1,221,889	1,226,038	1,230,296	0.11%
Madison IAQ LLC	First Lien Term Loan	SOFR(S)	0.50%	2.75%	7.89%	6/21/2028	$1,016,304	976,834	1,021,228	0.09%
								13,090,410	13,213,335	1.22%
Media
Kid Distro Holdings, LLC	First Lien Term Loan	SOFR(Q)	1.00%	4.90%	9.49%	10/1/2029	$6,374,983	6,374,983	6,374,983	0.59%	E
Kid Distro Holdings, LLC	First Lien Term Loan	SOFR(Q)	1.00%	4.90%	9.49%	10/1/2029	$1,132,492	1,132,492	1,132,934	0.10%	E
Kid Distro Holdings, LLC	First Lien Revolver	SOFR(Q)	1.00%	4.90%	9.49%	10/1/2029	$—	—	—	—	E
NEP Group, Inc. et al	First Lien Term Loan (2.0% Exit Fee)	SOFR(M)	1.00%	3.36% Cash + 1.50% PIK	9.22%	8/19/2026	$4,431,352	4,206,444	4,061,334	0.38%	H
Streamland Media Midco LLC	First Lien Term Loan	SOFR(Q)	1.00%	9.76% PIK	14.09%	3/31/2025	$3,487,343	3,487,374	2,095,893	0.19%	E
Streamland Media Midco LLC	First Lien Term Loan	SOFR(Q)	1.00%	9.76% PIK	14.09%	3/31/2025	$204,289	204,289	204,289	0.02%	E
Streamland Media Midco LLC	First Lien Term Loan	SOFR(Q)	1.00%	9.76% PIK	14.09%	3/31/2025	$204,289	204,289	204,289	0.02%	E
Streamland Media Midco LLC	First Lien Term Loan	SOFR(M)	1.00%	9.76% PIK	14.09%	3/31/2025	$134,867	134,838	134,867	0.01%	E
TL Voltron Purchaser, LLC (GES)	First Lien Term Loan	SOFR(M)	1.00%	5.25%	9.61%	12/31/2030	$11,754,613	11,519,612	11,519,521	1.07%	E
Zayo Group Holdings, Inc.	First Lien Term Loan	SOFR(M)	0.50%	4.25%	8.61%	3/9/2027	$709,925	701,285	668,618	0.06%
								27,965,606	26,396,728	2.44%
Metals and Mining
Grinding Media Inc. (Molycop LTD)	First Lien Term Loan	SOFR(Q)	0.75%	3.50%	8.02%	10/21/2028	$498,750	499,989	501,867	0.05%

Oil, Gas and Consumable Fuels
Palmdale Oil Company, LLC	First Lien Term Loan	SOFR(M)	1.00%	6.75%	11.23%	10/2/2029	$1,264,178	1,233,616	1,259,121	0.12%	E

Paper and Forest Products
Alpine Acquisition Corp II (48Forty)	First Lien Term Loan	SOFR(M)	1.00%	1.00 Cash + 5.33% PIK	10.65%	11/30/2026	$4,841,951	4,713,974	4,211,529	0.38%	E
Alpine Acquisition Corp II (48Forty)	First Lien Term Loan	SOFR(M)	1.00%	1.00 Cash + 5.33% PIK	10.65%	11/30/2026	$203,569	198,453	177,064	0.02%	E
FSK Pallet Holding Corp. (Kamps)	First Lien Term Loan	SOFR(Q)	1.25%	6.65%	11.33%	12/23/2026	$1,570,713	1,547,185	1,571,970	0.15%	E
FSK Pallet Holding Corp. (Kamps)	First Lien Term Loan	SOFR(Q)	1.00%	6.15%	10.48%	12/19/2025	$1,255,570	1,255,570	1,255,570	0.12%	E
								7,715,182	7,216,133	0.67%
Professional Services
Allied Benefit Systems Intermediate, LLC	First Lien Term Loan	SOFR(M)	0.75%	5.25%	9.61%	10/31/2030	$7,925,903	7,826,914	8,005,162	0.74%	E
Allied Benefit Systems Intermediate, LLC	First Lien Delayed Draw Term Loan	SOFR(M)	0.50%	5.25%	9.73%	10/31/2030	$1,453,512	1,435,359	1,468,047	0.14%	E
Applause App Quality, Inc.	First Lien Term Loan	SOFR(Q)	1.50%	6.00%	10.33%	10/24/2029	$15,007,034	14,718,235	14,721,900	1.35%	E
Applause App Quality, Inc.	First Lien Revolver	SOFR(Q)	1.50%	6.00%	10.33%	10/24/2029	$—	(28,062)	(28,513)	—	D/E
Bullhorn, Inc.	First Lien Term Loan	SOFR(M)	1.00%	5.00%	9.36%	10/1/2029	$10,262,184	10,239,522	10,262,184	0.95%	E
Bullhorn, Inc.	First Lien Revolver	SOFR(M)	1.00%	5.00%	9.36%	10/1/2029	$—	(2,442)	(29,571)	—	D/E
Bullhorn, Inc.	First Lien Delayed Draw Term Loan	SOFR(M)	—	5.00%	9.36%	9/30/2029	$11,721,795	11,717,757	11,721,795	1.08%	E
Bullhorn, Inc.	First Lien Delayed Draw Term Loan	SOFR(M)	1.00%	5.00%	9.36%	9/30/2029	$414,474	411,440	414,474	0.04%	E
Cherry Bekaert Advisory, LLC	First Lien Term Loan	SOFR(M)	0.75%	5.25%	9.61%	6/30/2028	$2,136,757	2,111,880	2,110,069	0.20%	E
Cherry Bekaert Advisory, LLC	First Lien Term Loan	SOFR(M)	0.75%	5.25%	9.61%	6/30/2028	$745,373	734,340	736,063	0.07%	E

BlackRock Private Credit Fund

Consolidated Schedule of Investments (Continued)

December 31, 2024

Issuer(F)	Instrument	Ref(B)	Floor	Spread	Total Coupon	Maturity	Principal	Cost	Fair Value	% of Total Cash and Investment	Notes
Debt Investments - Continued
Professional Services (Continued)
Cherry Bekaert Advisory, LLC	First Lien Revolver	SOFR(M)	0.75%	5.25%	9.61%	6/30/2028	$—	$(5,207)	$(5,586)	—	D/E
Cherry Bekaert Advisory, LLC	First Lien Delayed Draw Term Loan	SOFR(M)	0.75%	5.25%	9.61%	6/30/2028	$880,362	870,106	869,366	0.08%	E
Cherry Bekaert Advisory, LLC	First Lien Delayed Draw Term Loan	SOFR(M)	0.75%	5.25%	9.61%	6/30/2028	$859,867	845,510	847,754	0.08%	E
CoreLogic, Inc. (fka First American Corporation)	First Lien Term Loan	SOFR(M)	0.50%	3.61%	7.97%	6/2/2028	$2,481,838	2,467,179	2,455,022	0.23%
Deerfield Dakota Holding, LLC	First Lien Term Loan	SOFR(M)	1.00%	3.75%	8.08%	4/9/2027	$2,646,803	2,595,083	2,594,701	0.24%
DTI Holdco, Inc. (Epiq)	First Lien Term Loan	SOFR(M)	0.75%	4.75%	9.11%	4/26/2029	$16,577,937	16,490,822	16,733,355	1.54%
Element Materials Technology Group US Holdings Inc.	First Lien Term Loan	SOFR(Q)	0.50%	3.75%	8.08%	6/24/2029	$686,681	682,812	692,047	0.06%
GI Consilio Parent LLC (Skopima Consilio Parent LLC)	First Lien Term Loan	SOFR(M)	0.50%	4.61%	9.19%	5/14/2029	$10,917,500	10,760,180	10,972,088	1.01%
GI Consilio Parent LLC (Skopima Consilio Parent LLC)	First Lien Term Loan	SOFR(M)	0.50%	3.75%	8.12%	5/15/2028	$9,082,500	9,059,794	9,127,913	0.84%
HSI Halo Acquisitions, Inc.	First Lien Term Loan	SOFR(Q)	0.75%	5.00%	9.59%	6/28/2031	$6,180,927	6,133,675	6,211,832	0.57%	E
HSI Halo Acquisitions, Inc.	First Lien Revolver	SOFR(Q)	0.75%	5.00%	9.59%	6/28/2031	$—	—	—	—	E
HSI Halo Acquisitions, Inc.	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	5.00%	9.64%	6/28/2031	$191,314	191,314	196,833	0.02%	E
Huckabee Acquisition, LLC (MOREgroup)	First Lien Term Loan	SOFR(Q)	1.00%	5.25%	9.58%	1/16/2030	$4,658,714	4,580,459	4,640,079	0.43%	E
Huckabee Acquisition, LLC (MOREgroup)	First Lien Revolver	SOFR(Q)	1.00%	5.25%	9.58%	1/16/2030	$—	(10,284)	(2,449)	—	D/E
Huckabee Acquisition, LLC (MOREgroup)	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	5.25%	9.58%	1/16/2030	$—	(17,140)	(4,082)	—	D/E
ICIMS, Inc.	First Lien Incremental Term Loan	SOFR(Q)	0.75%	6.25%	10.88%	8/18/2028	$1,152,092	1,139,521	1,137,576	0.11%	E
Lighthouse Parent Holdings, Inc (Aperture)	First Lien Term Loan	SOFR(M)	0.75%	5.00%	9.37%	12/20/2031	$5,606,915	5,537,076	5,536,829	0.51%	E
Lighthouse Parent Holdings, Inc (Aperture)	First Lien Revolver	SOFR(M)	0.75%	5.00%	9.37%	12/20/2031	$—	(13,539)	(13,565)	—	D/E
Lighthouse Parent Holdings, Inc (Aperture)	First Lien Delayed Draw Term Loan	SOFR(M)	0.75%	5.00%	9.37%	12/20/2031	$—	(16,923)	(33,913)	—	D/E
OMNIA Partners, LLC	First Lien Term Loan	SOFR(Q)	1.00%	2.75%	7.37%	7/25/2030	$484,560	482,416	487,545	0.05%
Secretariat Advisors LLC	First Lien Term Loan	SOFR(M)	0.75%	4.86%	9.22%	12/16/2028	$1,290,315	1,293,521	1,288,702	0.12%	E
Secretariat Advisors LLC	First Lien Delayed Draw Term Loan	SOFR(M)	0.75%	4.86%	9.22%	12/16/2028	$205,834	206,346	205,577	0.02%	E
Vensure Employer Services, Inc.	First Lien Term Loan	SOFR(Q)	0.75%	5.00%	9.33%	9/27/2031	$13,266,446	13,146,345	13,140,415	1.21%	E
Vensure Employer Services, Inc.	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	5.00%	9.33%	9/19/2031	$—	13,333	(26,170)	—	D/E
								125,597,342	126,433,479	11.69%
Real Estate Management and Development
Community Merger Sub Debt LLC (CINC Systems)	First Lien Term Loan	SOFR(M)	0.75%	5.75%	10.11%	1/18/2030	$7,324,992	7,201,932	7,213,872	0.67%	E
Community Merger Sub Debt LLC (CINC Systems)	First Lien Revolver	SOFR(M)	0.75%	5.75%	10.11%	1/18/2030	$—	(33,608)	(30,305)	—	D/E
Forest City Enterprises, L.P.	First Lien Term Loan	SOFR(M)	—	3.61%	7.96%	12/8/2025	$902,764	897,353	886,966	0.08%
								8,065,677	8,070,533	0.75%
Software
Applied Systems, Inc.	First Lien Term Loan	SOFR(Q)	0.50%	3.00%	7.33%	9/19/2026	$1,243,894	1,244,605	1,257,396	0.12%
Barracuda Parent LLC	First Lien Term Loan	SOFR(Q)	—	4.50%	9.09%	8/15/2029	$678,120	665,149	629,085	0.06%
Bluefin Holding, LLC (Allvue)	First Lien Term Loan	SOFR(Q)	1.00%	6.25%	10.64%	9/12/2029	$17,648,902	17,329,874	17,666,551	1.62%	E
Bluefin Holding, LLC (Allvue)	First Lien Revolver	SOFR(Q)	1.00%	6.25%	10.64%	9/12/2029	$—	(23,289)	—	—	D/E
Boxer Parent Company, Inc.	First Lien Term Loan	SOFR(Q)	—	3.75%	8.34%	7/30/2031	$2,465,147	2,469,162	2,488,541	0.23%
Cart.Com, Inc.	First Lien Term Loan (2.5% Exit Fee)	SOFR(M)	1.50%	7.75%	12.11%	5/22/2029	$12,000,000	11,894,137	11,856,000	1.10%	E, H
Central Parent, Inc.	First Lien Term Loan	SOFR(Q)	—	3.25%	7.58%	7/6/2029	$990,019	975,531	978,203	0.09%
Clever Devices Ltd.	First Lien Term Loan	SOFR(Q)	1.00%	6.00%	10.66%	6/12/2030	$2,215,165	2,164,917	2,237,317	0.21%	E
Clever Devices Ltd.	First Lien Revolver	SOFR(M)	1.00%	6.00%	10.36%	6/12/2030	$371,050	350,008	371,050	0.03%	E
Cloudera, Inc.	First Lien Term Loan	SOFR(M)	0.50%	3.85%	8.21%	10/8/2028	$3,527,723	3,480,306	3,524,971	0.33%
Clover Holding 2, LLC (COHESITY)	First Lien Term Loan	SOFR(Q)	—	4.00%	8.43%	10/31/2031	$4,954,000	4,941,618	5,015,925	0.46%	E
Connectwise	First Lien Term Loan	SOFR(Q)	—	3.76%	8.09%	9/30/2028	$1,477,796	1,482,874	1,489,345	0.14%

BlackRock Private Credit Fund

Consolidated Schedule of Investments (Continued)

December 31, 2024

Issuer(F)	Instrument	Ref(B)	Floor	Spread	Total Coupon	Maturity	Principal	Cost	Fair Value	% of Total Cash and Investment	Notes
Debt Investments - Continued
Software (Continued)
Delta Topco, Inc	First Lien Term Loan	SOFR(S)	—	3.50%	8.20%	12/24/2029	$3,450,899	$3,464,158	$3,482,181	0.32%
Disco Parent, Inc. (Duck Creek Technologies)	First Lien Term Loan	SOFR(Q)	1.00%	7.50%	12.01%	3/30/2029	$2,780,810	2,731,101	2,791,933	0.26%	E
Disco Parent, Inc. (Duck Creek Technologies)	First Lien Revolver	SOFR(Q)	1.00%	7.50%	12.01%	3/30/2029	$—	(4,111)	—	—	D/E
Douglas Holdings, Inc (Docupace)	First Lien Term Loan	SOFR(Q)	1.00%	5.75% Cash + 0.38% PIK	10.45%	8/27/2030	$8,550,747	8,429,920	8,431,037	0.78%	E
Douglas Holdings, Inc (Docupace)	First Lien Revolver	SOFR(Q)	1.00%	5.75% Cash + 0.38% PIK	10.45%	8/27/2030	$—	(10,507)	(10,410)	—	D/E
Douglas Holdings, Inc (Docupace)	First Lien PIK Delayed Draw Term Loan	SOFR(Q)	1.00%	5.75% Cash + 0.38% PIK	10.45%	8/27/2030	$165,063	165,064	150,281	0.01%	E
Douglas Holdings, Inc (Docupace)	First Lien Delayed Draw Term Loan B	SOFR(Q)	1.00%	5.75% Cash + 0.38% PIK	10.45%	8/27/2030	$—	(13,133)	(26,024)	—	D/E
Douglas Holdings, Inc (Docupace)	First Lien Delayed Draw Term Loan A	SOFR(Q)	1.00%	5.75% Cash + 0.38% PIK	10.45%	8/27/2030	$—	(14,447)	(28,626)	—	D/E
Epicor Software Corporation (fka Eagle Parent Inc.)	First Lien Term Loan	SOFR(M)	0.75%	2.75%	7.11%	5/30/2031	$3,769,936	3,742,530	3,801,547	0.35%
Fusion Risk Management, Inc.	First Lien Term Loan	SOFR(Q)	1.00%	3.00% Cash + 3.25% PIK	11.08%	5/22/2029	$4,036,148	3,983,233	3,975,606	0.37%	E
Fusion Risk Management, Inc.	First Lien Revolver	SOFR(Q)	1.00%	3.00% Cash + 3.25% PIK	11.08%	5/22/2029	$—	(9,889)	(6,864)	—	D/E
Greeneden U.S. Holdings II, LLC (Genesys Telecommunications Laboratories Inc)	First Lien Term Loan	SOFR(M)	—	3.00%	7.36%	12/1/2027	$3,130,662	3,101,596	3,160,857	0.29%
GTY Technology Holdings Inc.	First Lien Term Loan	SOFR(Q)	1.00%	2.58% Cash + 4.30% PIK	11.21%	7/9/2029	$1,619,552	1,600,751	1,577,185	0.15%	E
GTY Technology Holdings Inc.	First Lien Revolver	SOFR(Q)	1.00%	2.58% Cash + 4.30% PIK	11.21%	7/9/2029	$—	(3,419)	(6,916)	—	D/E
GTY Technology Holdings Inc.	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	2.58% Cash + 4.30% PIK	11.21%	7/9/2029	$1,252,635	1,237,862	1,219,866	0.11%	E
GTY Technology Holdings Inc.	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	2.67% Cash + 4.55% PIK	11.68%	7/9/2029	$325,564	308,014	306,895	0.03%	E
Honey Intermediate, Inc. (iLobby) (Canada)	First Lien Term Loan	SOFR(M)	1.00%	2.88% Cash + 3.38% PIK	10.61%	9/26/2030	$14,164,479	13,961,736	13,980,341	1.28%	C/E
Honey Intermediate, Inc. (iLobby) (Canada)	First Lien Revolver	SOFR(M)	1.00%	2.88% Cash + 3.38% PIK	10.61%	9/26/2030	$—	(26,612)	(24,341)	—	C/D/E
JOBVITE, Inc. (Employ, Inc.)	First Lien Term Loan	SOFR(Q)	0.75%	7.50%	12.02%	8/5/2028	$2,321,515	2,286,062	2,284,881	0.21%	E
Kong Inc.	First Lien Term Loan	SOFR(M)	1.00%	5.50% Cash + 3.25% PIK	13.42%	11/1/2027	$970,973	958,382	970,488	0.09%	E
Kong Inc.	First Lien Delayed Draw Term Loan	SOFR(M)	1.00%	5.50% Cash + 3.25% PIK	13.42%	11/1/2027	$515,193	506,867	514,935	0.05%	E
Logicmonitor, Inc	First Lien Term Loan	SOFR(Q)	0.75%	5.50%	9.99%	11/19/2031	$14,852,100	14,705,970	14,669,419	1.35%	E
Logicmonitor, Inc	First Lien Revolver	SOFR(Q)	0.75%	5.50%	9.99%	11/19/2031	$—	(18,266)	(22,835)	—	D/E
Maverick Bidco, Inc. (Mitratech)	First Lien No. 2 Term Loan	SOFR(Q)	0.75%	4.51%	9.10%	5/18/2028	$12,312,500	12,112,627	12,327,891	1.14%
MH Sub I, LLC (Micro Holding Corp.)	First Lien Term Loan	SOFR(M)	—	4.25%	8.82%	12/11/2031	$—	(1,417)	(1,887)	—	D
MH Sub I, LLC (Micro Holding Corp.)	First Lien 2023 Incremental Term Loan	SOFR(M)	1.00%	4.25%	8.82%	5/3/2028	$2,750,375	2,729,707	2,754,913	0.25%
Mitchell International Inc	First Lien Term Loan	SOFR(M)	0.50%	3.25%	7.61%	6/17/2031	$1,678,793	1,674,123	1,681,781	0.16%
Planview Parent, Inc.	First Lien Term Loan	SOFR(Q)	—	3.50%	7.83%	12/17/2027	$2,255,857	2,244,641	2,274,772	0.21%
Project Boost Purchaser, LLC (JD Power, AutoData Inc)	First Lien Term Loan	SOFR(Q)	—	3.50%	8.15%	7/2/2031	$1,361,559	1,362,612	1,372,935	0.13%
Proofpoint, Inc.	First Lien Term Loan	SOFR(M)	0.50%	3.00%	7.36%	8/21/2028	$4,824,141	4,804,348	4,853,110	0.45%
Qlik Technologies Inc. (Project Alpha)	First Lien Term Loan	SOFR(Q)	—	3.25%	7.58%	10/28/2030	$1,243,750	1,249,042	1,253,271	0.12%
Qlik Technologies Inc. (Project Alpha)	First Lien Term Loan	SOFR(Q)	—	3.25%	7.58%	10/26/2030	$353,000	352,118	355,702	0.03%
RealPage, Inc	First Lien Term Loan	SOFR(Q)	—	3.75%	8.08%	4/22/2028	$648,000	644,781	651,849	0.06%
Sophia, L.P. (Ellucian)	First Lien Term Loan	SOFR(M)	0.50%	3.00%	7.36%	10/7/2029	$2,003,526	2,008,353	2,019,554	0.19%
Sovos Compliance, LLC (fka Taxware, LLC)	First Lien Term Loan	SOFR(M)	0.50%	4.61%	8.97%	8/11/2028	$306,383	301,738	309,012	0.03%
Thunder Purchaser, Inc. (Vector Solutions)	First Lien Incremental Term Loan	SOFR(Q)	1.00%	5.25%	9.58%	6/30/2028	$574,886	569,404	564,998	0.05%	E
Thunder Purchaser, Inc. (Vector Solutions)	First Lien Incremental Delayed Draw Term Loan	SOFR(Q)	1.00%	5.25%	9.58%	6/30/2028	$—	(13,054)	(23,543)	—	D/E
TIBCO Software Inc.	First Lien Term Loan	SOFR(Q)	—	3.50%	7.83%	3/30/2029	$3,289,752	3,289,752	3,303,585	0.31%
TIBCO Software Inc.	First Lien Term Loan	SOFR(Q)	—	3.75%	8.08%	3/21/2031	$870,400	870,400	874,286	0.08%

BlackRock Private Credit Fund

Consolidated Schedule of Investments (Continued)

December 31, 2024

Issuer(F)	Instrument	Ref(B)	Floor	Spread	Total Coupon	Maturity	Principal	Cost	Fair Value	% of Total Cash and Investment	Notes
Debt Investments - Continued
Software (Continued)
Trintech, Inc.	First Lien Term Loan	SOFR(M)	1.00%	5.50%	9.86%	7/25/2029	$9,312,458	$9,100,124	$9,076,853	0.84%	E
Trintech, Inc.	First Lien Revolver	SOFR(M)	1.00%	5.50%	9.86%	7/25/2029	$206,737	190,238	188,430	0.02%	E
UKG Inc.	First Lien Term Loan	SOFR(Q)	—	3.00%	7.62%	1/30/2031	$5,406,199	5,389,588	5,451,097	0.50%
VS Buyer, LLC	First Lien Term Loan	SOFR(M)	—	2.75%	7.12%	4/12/2031	$1,496,250	1,503,220	1,509,342	0.14%
Zendesk Inc.	First Lien Term Loan	SOFR(Q)	0.75%	5.00%	9.33%	11/22/2028	$2,501,299	2,469,693	2,526,312	0.23%	E
Zendesk Inc.	First Lien Revolver	SOFR(Q)	0.75%	5.00%	9.33%	11/22/2028	$—	(3,262)	—	—	D/E
Zendesk Inc.	First Lien Delayed Draw Term Loan	SOFR(Q)	0.75%	5.00%	9.33%	11/22/2028	$—	(3,961)	6,109	—	D/E
								160,902,569	162,036,192	14.98%
Specialty Retail
Fender Musical Instruments Corp.	First Lien Term Loan B	SOFR(M)	0.50%	4.10%	8.46%	12/1/2028	$1,657,878	1,609,359	1,628,873	0.15%
Les Schwab Tire Centers (LS Group)	First Lien Term Loan	SOFR(M)	—	3.00%	7.36%	4/17/2031	$1,243,750	1,248,106	1,251,523	0.12%
Mavis Discount Tire Inc	First Lien Term Loan	SOFR(M)	—	3.50%	7.86%	5/4/2028	$1,231,790	1,231,790	1,241,607	0.11%
Woof Holdings, Inc.	First Lien Term Loan	SOFR(Q)	0.75%	4.01%	8.34%	12/21/2027	$934,908	916,966	601,263	0.06%
								5,006,221	4,723,266	0.44%
Trading Companies and Distributors
BCPE Empire Holdings, Inc.	First Lien Term Loan	SOFR(M)	—	3.50%	7.86%	2/1/2027	$1,240,780	1,237,324	1,249,186	0.12%
Foundation Building Materials, Inc	First Lien Term Loan	SOFR(Q)	—	4.00%	8.59%	1/29/2031	$1,996,317	1,979,128	1,970,125	0.17%
Veritiv Corp.	First Lien Term Loan	SOFR(Q)	—	4.50%	8.83%	11/17/2030	$490,767	488,327	492,914	0.05%
								3,704,779	3,712,225	0.34%
Textiles, Apparel and Luxury Goods
WH Borrower, LLC (WHP)	First Lien Term Loan	SOFR(Q)	0.50%	5.50%	10.15%	2/15/2027	$99,494	(150,506)	100,986	0.01%	D/E

Technology Hardware, Storage and Peripherals
SumUp Holdings Luxembourg S.A.R.L. (Luxembourg)	First Lien Delayed Draw Term Loan	SOFR(Q)	1.00%	6.50%	11.01%	4/25/2031	$12,800,000	12,688,337	12,976,000	1.20%	C/E

Transportation Infrastructure
Apple Bidco, LLC	First Lien Term Loan	SOFR(M)	0.50%	3.50%	7.86%	9/22/2028	$440,425	439,563	443,490	0.04%
Bleriot US Bidco Inc.	First Lien Term Loan	SOFR(Q)	—	2.75%	7.08%	10/30/2026	$1,657,849	1,651,141	1,668,600	0.15%
Brown Group Holding, LLC	First Lien Term Loan	SOFR(M)	0.50%	2.50%	6.86%	7/2/2029	$1,857,499	1,846,465	1,865,105	0.18%
								3,937,169	3,977,195	0.37%

Total Debt Investments - 159.7% of Net Assets								1,034,648,797	1,039,985,833	96.19%

Equity Securities
IT Services
New Insight Holdings, Inc. (Dynata)	Common Stock						$22,972	402,032	407,753	0.04%	E, I, J

Paper and Forest Products
48forty Intermediate Holdings, Inc.	Common Stock						$362	—	—	—	E, I, J

Total Equity Securities - 0.1% of Net Assets								402,032	407,753	0.04%

Total Investments - 159.8% of Net Assets								1,035,050,829	1,040,393,586	96.23%

Cash and Cash Equivalents - 6.3% of Net Assets									41,078,437	3.77%

Total Cash and Investments - 166.1% of Net Assets									1,081,472,023	100.00%

BlackRock Private Credit Fund

Consolidated Schedule of Investments (Continued)

December 31, 2024

Notes to Schedule of Investments:

(A)
Debt investments include investments in bank debt that generally are bought and sold among institutional investors in transactions not subject to registration under the Securities Act of 1933 (the “Securities Act”). Such transactions are generally subject to contractual restrictions, such as approval of the agent or borrower.
(B)
100.0% of the fair value of total senior secured loans in the Fund’s portfolio bear interest at a floating rate that may be determined by reference to the Secured Overnight Financing Rate (“SOFR”), “S”, or other base rate (commonly the Federal Funds Rate or the Prime Rate), “P”. In addition, 81.2% of the fair value of such senior secured loans have floors of 0.50% to 2.00%. The borrower under a senior secured loan generally has the option to select from interest reset periods of one, two, three or six months and may alter that selection at the end of any reset period. The stated interest rate represents the weighted average interest rate at December 31, 2024 of all contracts within the specified loan facility. SOFR resets monthly (M), quarterly (Q) or semiannually (S).
(C)
Non-U.S. company or principal place of business outside the U.S. and as a result the investment is not a qualifying asset under Section 55(a) of the Investment Company Act of 1940 (the “1940 Act”). Under the 1940 Act, the Fund may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of the Fund's total assets.
(D)
Negative balances represent unfunded commitments that were acquired and/or valued at a discount.
(E)
Investments are considered Level 3 in accordance with ASC Topic 820 (see Note 2).
(F)
As of December 31, 2024, the Fund generally uses GICS codes to identify the industry groupings.
(G)
Non-accruing debt investment.
(H)
In addition to the stated coupon, investment has an exit fee payable upon repayment of the loan in an amount equal to the percentage of the original principal amount shown.
(I)
Restricted security (See Note 12).
(J)
Non-income producing investment.
(K)
Deemed an investment company under Section 3(c) of the 1940 Act and as a result the investment is not a qualifying asset under Section 55(a) of the 1940 Act. Under the 1940 Act, the Fund may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of the Fund's total assets

Aggregate acquisitions and aggregate dispositions of investments totaled $775,269,249 and $142,736,794, respectively for the year ended December 31, 2024. Aggregate acquisitions include investment assets received as payment in kind. Aggregate dispositions include principal paydowns on investments. The total value of restricted securities and bank debt as of December 31, 2024 was $1,040,393,586 or 96.2% of total cash and investments of the Fund. As of December 31, 2024, approximately 5.7% of the total assets of the Fund were not qualifying assets under Section 55(a) of the 1940 Act.

See accompanying notes to the consolidated financial statements.

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

June 30, 2025

1. Organization and Basis of Presentation

BlackRock Private Credit Fund (“BDEBT” or the “Fund”), is a Delaware statutory trust formed on December 23, 2021. The Fund is a non-diversified, closed-end management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940 (the “1940 Act”). The Fund is externally managed by BlackRock Capital Investment Advisors, LLC (the “Investment Adviser”). BlackRock Advisors, LLC (the “Sub-Adviser” and, together with the Investment Adviser, the “Advisers”) serves as the Fund’s sub-adviser. The Advisers are subsidiaries of BlackRock, Inc. (together with its subsidiaries, including but not limited to the Advisers, “BlackRock”). BlackRock Financial Management, Inc. serves as the administrator of the Fund (the “Administrator”), and is affiliated with the Advisers.

The Fund has elected to be treated for federal income tax purposes, and intends to qualify annually, as a regulated investment company (“RIC”) as defined under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). As a RIC, the Fund will not be taxed on its income to the extent that it distributes such income each year and satisfies other applicable income tax requirements.

The Fund’s investment objective is to target high risk-adjusted returns produced primarily from current income generated by investing primarily in directly originated, senior secured corporate debt instruments. The Fund intends to meet its investment strategy by focusing primarily on originating and making loans to U.S. middle market companies. BDEBT defines “middle market companies” to generally mean companies with earnings before interest expense, income tax expense, depreciation and amortization, or “EBITDA”, between $10 million and $250 million annually and/or annual revenue of $50 million to $2.5 billion at the time of investment. The Fund generally targets the core segment of the middle market, which is defined as companies with EBITDA of between $25 million and $75 million, though the Fund may invest in smaller or larger companies if an attractive opportunity presents itself, especially where there are dislocations in the capital markets. While BDEBT focuses its investments in U.S. companies, the Fund may make investments in portfolio companies that are domiciled outside of the United States. The Fund invests in senior secured or unsecured loans, subordinated loans or mezzanine loans and, to a lesser extent, equity and equity-related securities which includes common and preferred stock, securities convertible into common stock, and warrants.

The Fund offers on a continuous basis up to $5.0 billion of common shares of beneficial interest (“Common Shares”) pursuant to an offering registered with the Securities and Exchange Commission. The Fund offers to sell any combination of three classes of Common Shares, Institutional Class shares, Class S shares and Class D shares, with a dollar value up to the maximum offering amount. The share classes have different ongoing shareholder servicing and/or distribution fees. The initial purchase price for the Institutional Class shares was $25.00 per share. Thereafter, the purchase price per share for each class of Common Shares equals the net asset value per share, as of the effective date of the monthly share purchase date. The Fund also engages in private offerings of its Common Shares.

2. Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements of the Fund have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The Fund is an investment company following accounting and reporting guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, Financial Services—Investment Companies (“ASC Topic 946”). The Fund has consolidated the results of its wholly owned subsidiaries in its consolidated financial statements in accordance with ASC Topic 946. The following is a summary of the significant accounting policies of the Fund.

Reclassifications

Certain prior period balances in the investment level tables were reclassified to conform to the current period presentation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, as well the reported amounts of revenues and expenses during the reporting periods presented. Although management believes these estimates and assumptions to be reasonable, actual results could differ from those estimates and such differences could be material.

Investment Valuation

Pursuant to Rule 2a-5 under the 1940 Act, which establishes requirements for determining fair value in good faith for purposes of the 1940 Act, the Fund's Board of Trustees designated the Investment Adviser as the Fund's valuation designee (the "Valuation Designee") to perform certain fair value functions, including performing fair value determinations. As required by the Rule 2a-5, the Valuation Designee provides

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

June 30, 2025

2. Summary of Significant Accounting Policies (Continued)

periodic fair valuation reporting and notifications on behalf of the Fund to the Board of Trustees to facilitate the Board of Trustees' oversight duties.

The Valuation Designee values investments at fair value in accordance with GAAP, based upon the principles and methods of valuation set forth in the Valuation Designee's policies and procedures adopted for the Fund by the Valuation Designee and approved by the Board of Trustees. Fair value is generally defined as the amount for which an investment would be sold in an orderly transaction between market participants at the measurement date.

All investments are valued at least monthly based on quotations or other affirmative pricing from independent third-party sources, with the exception of investments priced directly by the Valuation Designee which in the aggregate comprise less than 5% of the capitalization of the Fund. Investments listed on a recognized exchange or market quotation system, whether U.S. or foreign, are valued using the closing price on the date of valuation.

Investments not listed on a recognized exchange or market quotation system, but for which reliable market quotations are readily available are valued using prices provided by a nationally recognized pricing service or by using quotations from broker-dealers.

Investments for which market quotations are either not readily available or are determined to be unreliable are priced at fair value using affirmative valuations performed by independent valuation services approved by the Valuation Designee or, for investments aggregating less than 5% of the total assets of the Fund, using valuations determined directly by the Valuation Designee. Such valuations are determined under documented valuation policies and procedures reviewed and approved by a committee established by the Valuation Designee (the "Valuation Committee").

Generally, to increase objectivity in valuing the investments, the Valuation Designee will utilize external measures of value, such as public markets or third-party transactions, whenever possible. The Valuation Designee’s valuation is not based on long-term work-out value, immediate liquidation value, nor incremental value for potential changes that may take place in the future. The values assigned to investments are based on available information and do not necessarily represent amounts that might ultimately be realized, as these amounts depend on future circumstances and cannot reasonably be determined until the individual investments are actually liquidated. Such circumstances may include macroeconomic, geopolitical and other events, rising interest rates and risks related to inflation that may significantly impact the profitability or viability of businesses in which the Fund is invested, and therefore may significantly impact the return on and realizability of the Fund’s investments. The foregoing policies apply to all investments, including any in companies and groups of affiliated companies aggregating more than 5% of the Fund’s assets.

Fair valuations of investments in each asset class are determined using one or more methodologies including market quotations, the market approach, income approach, or, in the case of recent investments, the cost approach, as appropriate. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets. Such information may include observed multiples of earnings and/or revenues at which transactions in securities of comparable companies occur, with appropriate adjustments for differences in company size, operations or other factors affecting comparability.

The income approach uses valuation techniques to convert future amounts (for example, cash flows or earnings) to a single present value amount (discounted). The measurement is based on the value indicated by current market expectations about those future amounts. The discount rates used for such analyses reflect market yields for comparable investments, considering such factors as relative credit quality, capital structure, and other factors.

In following these approaches, the types of factors that may be taken into account also include, as relevant and among other factors: available current market data, including relevant and applicable market trading and transaction comparables, security covenants, call protection provisions, information rights, the nature and realizable value of any collateral, the portfolio company’s ability to make payments, its earnings and cash flows, the markets in which the portfolio company does business, comparisons of financial ratios of peer companies that are public, merger and acquisition comparables, comparable costs of capital, the principal market in which the investment trades and enterprise values.

Investments may be categorized based on the types of inputs used in valuing such investments. The level in the GAAP valuation hierarchy in which an investment falls is based on the lowest level input that is significant to the valuation of the investment in its entirety. Transfers between levels are recognized as of the beginning of the reporting period.

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

June 30, 2025

2. Summary of Significant Accounting Policies (Continued)

At June 30, 2025, the Fund’s investments were categorized as follows:

Level	Basis for Determining Fair Value	Broadly Syndicated Loans(1)	Middle Market Loans(2)	Equity Securities	Total
1	Quoted prices in active markets for identical assets	$—	$—	$—	$—
2	Other direct and indirect observable market inputs(3)	320,522,792	173,856,552	480,494	494,859,838
3	Valuation sources that employ significant unobservable inputs	17,533,734	1,231,671,822	595,248	1,249,800,804
Total		$338,056,526	$1,405,528,374	$1,075,742	$1,744,660,642

______________________

(1)
Includes senior secured loans that are broadly syndicated
(2)
Includes other senior secured loans
(3)
For example, quoted prices in inactive markets or quotes for comparable investments

Unobservable inputs used in the fair value measurement of Level 3 investments as of June 30, 2025 included the following:

Asset Type	Fair Value	Valuation Technique	Unobservable Input	Weighted Average Range(1)
Broadly Syndicated Loans	$17,533,734	Market Quotations	Indicative bid/ask quotes	1 (1)
Middle Market Loans	1,046,271,960	Income Approach	Discount rate	8.3% - 14.0% (9.7%)
	3,580,802	Market Comparable Companies	EBITDA Multiple	14.00x (14.00x)
	179,075,747	Market Quotations	Indicative bid/ask quotes	1 (1)
	2,743,313	Market Comparable Companies	Revenue Multiple	0.9x (0.9x)
Equity Securities	—	Market Comparable Companies	EBITDA Multiple	14.00x (14.00x)
	595,248	Market Comparable Companies	Revenue Multiple	0.9x (0.9x)
$1,249,800,804

______________________

(1)
Representing the weighted average of each significant unobservable input range at the investment level by fair value.

Certain fair value measurements may employ more than one valuation technique, with each valuation technique receiving a relative weight between 0% and 100%. Generally, a change in an unobservable input may result in a change to the value of an investment as follows:

Input	Impact to Value if Input Increases	Impact to Value if Input Decreases
Discount rate	Decrease	Increase
Revenue multiples	Increase	Decrease
EBITDA multiples	Increase	Decrease
Book value multiples	Increase	Decrease
Implied volatility	Increase	Decrease
Term	Increase	Decrease
Yield	Increase	Decrease

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

June 30, 2025

2. Summary of Significant Accounting Policies (Continued)

Changes in investments categorized as Level 3 for the three months ended June 30, 2025 were as follows:

	Independent Third-Party Valuation
	Broadly Syndicated Loans	Middle Market Loans	Equity Securities	Total
Beginning balance	$14,878,133	$816,702,860	$630,884	$832,211,877
Net realized and unrealized gains (losses)	40,586	(1,696,723)	(49,967)	(1,706,104)
Acquisitions(1)	1,809,262	432,921,122	14,331	434,744,715
Dispositions	(1,506,046)	(22,354,784)	—	(23,860,830)
Transfers into Level 3(2)	8,663,095	18,902,179	—	27,565,274
Transfers out Level 3(3)	(6,351,296)	(12,802,832)	—	(19,154,128)
Ending balance	$17,533,734	$1,231,671,822	$595,248	$1,249,800,804

Net change in unrealized appreciation/depreciation during the period on investments still held at period end (included in net realized and unrealized gains/losses, above)	$45,862	$(1,176,209)	$(49,967)	$(1,180,314)

______________________

(1)
Includes payments received in kind and accretion of original issue and market discounts.
(2)
Comprised of five investments that were transferred from Level 2 to Level 3 due to decreased observable market activity.
(3)
Comprised of four investments that were transferred from Level 3 to Level 2 due to increased observable market activity.

Changes in investments categorized as Level 3 for the six months ended June 30, 2025 were as follows:

	Independent Third-Party Valuation
	Broadly Syndicated Loans	Middle Market Loans	Equity Securities	Total
Beginning balance	$6,263,383	$742,747,140	$407,753	$749,418,276
Net realized and unrealized gains (losses)	(85,429)	(2,674,876)	(49,967)	(2,810,272)
Acquisitions(1)	11,755,328	538,934,818	645,215	551,335,361
Dispositions	(1,530,441)	(44,760,659)	—	(46,291,100)
Transfers into Level 3(2)	7,394,275	3,678,314	—	11,072,589
Transfers out Level 3(3)	(6,263,382)	(6,252,915)	(407,753)	(12,924,050)
Ending balance	$17,533,734	$1,231,671,822	$595,248	$1,249,800,804

Net change in unrealized appreciation/depreciation during the period on investments still held at period end (included in net realized and unrealized gains/losses, above)	$(50,717)	$(1,593,657)	$(49,967)	$(1,694,341)

______________________

(1)
Includes payments received in kind and accretion of original issue and market discounts.
(2)
Comprised of seven investments that were transferred from Level 2 to Level 3 due to decreased observable market activity.
(3)
Comprised of four investments that were transferred from Level 3 to Level 2 due to increased observable market activity.

At December 31, 2024, the Fund’s investments were categorized as follows:

Level	Basis for Determining Fair Value	Broadly Syndicated Loans(1)	Middle Market Loans(2)	Equity Securities	Total
1	Quoted prices in active markets for identical assets	$—	$—	$—	$—
2	Other direct and indirect observable market inputs(3)	182,811,825	108,163,485	—	290,975,310
3	Valuation sources that employ significant unobservable inputs	6,263,383	742,747,140	407,753	749,418,276
Total		$189,075,208	$850,910,625	$407,753	$1,040,393,586

______________________

(1)
Includes senior secured loans that are broadly syndicated
(2)
Includes other senior secured loans
(3)
For example, quoted prices in inactive markets or quotes for comparable investments

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

June 30, 2025

2. Summary of Significant Accounting Policies (Continued)

Unobservable inputs used in the fair value measurement of Level 3 investments as of December 31, 2024 included the following:

Asset Type	Fair Value	Valuation Technique	Unobservable Input	Weighted Average Range(1)
Broadly Syndicated Loans	$6,263,383	Market Quotations	Indicative bid/ask quotes	1 (1)
Middle Market Loans	610,403,130	Income Approach	Discount rate	8.6% - 14.0% (10.2%)
	4,388,593	Asset Approach	EBITDA Multiple	7.50x (7.50x)
	125,316,079	Market Quotations	Indicative bid/ask quotes	1 (1)
	2,639,338	Market Comparable Companies	Revenue Multiple	0.9x (0.9x)
Equity Securities	—	Asset Approach	EBITDA Multiple	7.50x (7.50x)
	407,753	Market Quotations	Indicative bid/ask quotes	1 (1)
$749,418,276

______________________

(1) Representing the weighted average of each significant unobservable input range at the investment level by fair value.

Changes in investments categorized as Level 3 for the three months ended June 30, 2024 were as follows:

	Independent Third-Party Valuation
	Broadly Syndicated Loans	Middle Market Loans	Total
Beginning balance	$2,219,273	$279,718,047	$281,937,320
Net realized and unrealized gains (losses)	3,716	(920,060)	(916,344)
Acquisitions(1)	2,279	107,415,103	107,417,382
Dispositions	2,944	(74,815)	(71,871)
Transfers into Level 3(2)	948,210	14,065,824	15,014,034
Transfers out Level 3(3)	(2,219,272)	—	(2,219,272)
Ending balance	$957,150	$400,204,099	$401,161,249

Net change in unrealized appreciation/depreciation during the period on investments still held at period end (included in net realized and unrealized gains/losses, above)	$9,123	$(787,030)	$(777,907)

______________________

(1)
Includes payments received in kind and accretion of original issue and market discounts.
(2)
Comprised of four investments that were transferred from Level 2 to Level 3 due to decreased observable market activity.
(3)
Comprised of two investments that were transferred from Level 3 to Level 2 due to increased observable market activity.

Changes in investments categorized as Level 3 for the six months ended June 30, 2024 were as follows:

	Independent Third-Party Valuation
	Broadly Syndicated Loans	Middle Market Loans	Total
Beginning balance	$960,209	$248,713,244	$249,673,453
Net realized and unrealized gains (losses)	(202,995)	1,269,169	1,066,174
Acquisitions(1)	8,239	154,572,472	154,580,711
Dispositions	214,791	(952,270)	(737,479)
Transfers into Level 3(2)	937,115	9,275,213	10,212,328
Transfers out Level 3(3)	(960,209)	(12,673,729)	(13,633,938)
Ending balance	$957,150	$400,204,099	$401,161,249

Net change in unrealized appreciation/depreciation during the period on investments still held at period end (included in net realized and unrealized gains/losses, above)	$20,481	$1,374,749	$1,395,230

______________________

(1)
Includes payments received in kind and accretion of original issue and market discounts.
(2)
Comprised of five investments that were transferred from Level 2 to Level 3 due to decreased observable market activity.
(3)
Comprised of four investments that were transferred from Level 3 to Level 2 due to increased observable market activity.

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

June 30, 2025

2. Summary of Significant Accounting Policies (Continued)

Investment Transactions

Investment transactions are accounted for on the trade date, except for private transactions that have conditions to closing, which are recorded on the closing date. The cost of investments purchased is based upon the purchase price plus those professional fees which are specifically identifiable to the investment transaction. Realized gains and losses on investments are recorded based on the specific identification method, which typically allocates the highest cost inventory to the basis of investments sold.

Cash and Cash Equivalents

Cash consists of amounts held in accounts with the custodian bank. Cash equivalents consist of highly liquid investments with an original maturity of generally 60 days or less and may not be insured by the FDIC or may exceed federally insured limits. Cash equivalents are classified as Level 1 in the GAAP valuation hierarchy. At June 30, 2025, included in cash and cash equivalents was $16.4 million (1.8% of net assets) held in the JPMorgan U.S. Treasury Plus Money Market Fund with a 7-day yield of 4.16%. At December 31, 2024, included in cash and cash equivalents was $19.7 million (3.0% of net assets) held in the JPMorgan U.S. Treasury Plus Money Market Fund with a 7-day yield of 4.35%.

Restricted Investments

The Fund may invest without limitation in instruments that are subject to legal or contractual restrictions on resale. These instruments generally may be resold to institutional investors in transactions exempt from registration or to the public if the securities are registered. Disposal of these investments may involve time-consuming negotiations and additional expense, and prompt sale at an acceptable price may be difficult. Information regarding restricted investments is included at the end of the Schedules of Investments. Restricted investments, including any restricted investments in affiliates, are valued in accordance with the investment valuation policies discussed above.

Foreign Currency Investments

The Fund may invest in instruments traded in foreign countries and denominated in foreign currencies. Such positions are converted at the respective closing foreign exchange rates in effect at June 30, 2025 and reported in U.S. dollars. Purchases and sales of investments and income and expense items denominated in foreign currencies, when they occur, are translated into U.S. dollars based on the foreign exchange rates in effect on the respective dates of such transactions. The portion of gains and losses on foreign investments resulting from fluctuations in foreign currencies is included in net realized and unrealized gain or loss from investments. The Fund did not hold any investments denominated in foreign currency at June 30, 2025 or December 31, 2024.

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

June 30, 2025

2. Summary of Significant Accounting Policies (Continued)

Investments in foreign companies and securities of foreign governments may involve special risks and considerations not typically associated with investing in U.S. companies and securities of the U.S. Government. These risks include, among other things, revaluation of currencies, less reliable information about issuers, different transaction clearance and settlement practices, and potential future adverse political and economic developments. Moreover, investments in foreign companies and securities of foreign governments and their markets may be less liquid and their prices more volatile than those of comparable U.S. companies and the U.S. Government.

Organization and Offering Costs

The Fund entered into a Fee Waiver and Expense Support and Reimbursement Agreement (the “Expense Support Agreement”) with the Investment Adviser. Pursuant to the Expense Support Agreement, the Investment Adviser paid all of the Fund’s organizational and offering expenses on the Fund’s behalf (each, an “Expense Payment”).

During each of the 36 months following the commencement of the Fund’s operations (the "Reimbursement Period"), the Fund agreed to reimburse the Investment Adviser for any and all Expense Payments incurred by the Investment Adviser under the Expense Support Agreement to the extent that the Fund’s annual Operating Expenses (as defined below) did not exceed 1.25% of the value of the Fund’s net assets, calculated monthly based on month-end net assets. “Operating Expenses” for purposes of the Expense Support Agreement means all annual operating expenses of the Fund incurred in the ordinary course of business, excluding offering costs incurred by the Fund, interest expense and other financing costs, portfolio transaction and other investment-related costs, base management fee and incentive fee payable pursuant to the Advisory Agreement, shareholder servicing and/or distribution fees, taxes and any other extraordinary expenses not incurred in the ordinary course of business (including, without limitation, litigation expenses). The Reimbursement Period expired on March 18,2025. From inception of the Fund through the expiration of the Reimbursement Period, the Fund reimbursed the Investment Adviser for $0.8 million related to organizational and offering expenses of the Fund pursuant to the Expense Support Agreement.

Deferred Debt Issuance Costs

Certain costs incurred in connection with the issuance of debt of the Fund were capitalized and are being amortized on a straight-line basis over the estimated life of the respective instruments. The impact of utilizing the straight-line amortization method versus the effective-interest method is not material to the operations of the Fund.

Revenue Recognition

Interest and dividend income, including income paid in kind, is recorded on an accrual basis, when such amounts are considered collectible. Origination, structuring, closing, commitment and other upfront fees, including original issue discounts, earned with respect to capital commitments are generally amortized or accreted into interest income over the life of the respective debt investment, as are end-of-term or exit fees receivable upon repayment of a debt investment. Other fees, including certain amendment fees, prepayment fees and commitment fees on broken deals, are recognized as earned. Prepayment fees and similar income due upon the early repayment of a loan or debt security are recognized when earned and are included in interest income.

Certain debt investments are purchased at a discount to par as a result of the underlying credit risks and financial results of the issuer, as well as general market factors that influence the financial markets as a whole. Discounts on the acquisition of corporate bonds are generally amortized using the effective-interest or constant-yield method assuming there are no questions as to collectability. When principal payments on a loan are received in an amount in excess of the loan’s amortized cost, the excess principal payments are recorded as interest income.

Debt investments are generally placed on non-accrual status when it is probable that principal or interest will not be collected according to the contractual terms. When a debt investment is placed on non-accrual status, accrued and unpaid interest (including any accrued PIK interest) is generally reversed, and discount accretion or premium amortization is discontinued. The Fund does not reverse previously capitalized PIK income. Payments received on non-accrual investments may be recognized as income or applied to principal depending upon the Fund's judgment regarding collectability of the outstanding principal and interest. Non-accrual investments are restored to accrual status if past due principal and interest are paid or, in the Fund's judgement, the repayment of the remaining contractual principal and interest is expected. The Fund may opt not to place a distressed debt investment on non-accrual status if principal and interest are secured through sufficient collateral value and are in the process of collection through legal actions or other efforts that are expected to result in repayment of principal and interest.

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

June 30, 2025

2. Summary of Significant Accounting Policies (Continued)

Income Taxes

The Fund elected to be regulated as a BDC under the 1940 Act. The Fund also has elected to be treated as a RIC under the Code. So long as the Fund maintains its status as a RIC, it generally will not pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that it distributes at least annually to its shareholders as dividends. Rather, any tax liability related to income earned and distributed by the Fund would represent obligations of the Fund’s investors and would not be reflected in the consolidated financial statements of the Fund.

The Fund evaluates tax positions taken or expected to be taken in the course of preparing its consolidated financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions not deemed to meet the “more likely- than-not” threshold are reserved and recorded as a tax benefit or expense in the current year. All penalties and interest associated with income taxes are included in income tax expense. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to, on-going analyses of tax laws, regulations and interpretations thereof.

To qualify for and maintain qualification as a RIC, the Fund must, among other things, meet certain source-of-income and asset diversification requirements. In addition, to qualify for RIC tax treatment, the Fund must distribute to its shareholders, for each taxable year, at least 90% of the sum of (i) its “investment company taxable income” for that year (without regard to the deduction for dividends paid), which is generally its ordinary income plus the excess, if any, of its realized net short-term capital gains over its realized net long-term capital losses and (ii) its net tax exempt income, if any.

In addition, based on the excise tax distribution requirements, the Fund is subject to a 4% nondeductible federal excise tax on undistributed income unless the Fund distributes in a timely manner in each taxable year an amount at least equal to the sum of (1) 98% of its ordinary income for the calendar year, (2) 98.2% of capital gain net income (both long-term and short-term) for the one-year period ending October 31 in that calendar year and (3) any income realized, but not distributed, in prior years. For this purpose, however, any ordinary income or capital gain net income retained by the Fund that is subject to corporate income tax is considered to have been distributed.

As of December 31, 2024, gross unrealized appreciation and depreciation based on cost of investments (including short positions and derivatives, if any) for U.S. federal income tax purposes were as follows:

December 31, 2024
Tax basis of investments	$1,035,957,647

Unrealized appreciation	9,539,829
Unrealized depreciation	(5,103,890)
Net unrealized appreciation (depreciation)	$4,435,939

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

June 30, 2025

2. Summary of Significant Accounting Policies (Continued)

Allocation of Income, Expenses, Gains and Losses

Income, expenses (other than those attributable to a specific class), gains and losses are allocated to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.

Distributions

Distributions to shareholders are recorded on the record date. All distributions will be paid at the discretion of the Board and will depend on the Fund’s earnings, financial condition, maintenance of the Fund’s tax treatment as a RIC, compliance with applicable BDC regulations and such other factors as the Board may deem relevant from time to time. Although the gross distribution per share is generally equivalent for each share class, the net distribution for each share class is reduced for any class specific expenses, including distribution and shareholder servicing fees, if any.

Recent Accounting Pronouncements

The Fund considers the applicability and impact of all accounting standard updates ("ASU") issued by the Financial Accounting Standards Board (the "FASB"). ASUs not listed were assessed by the Fund and either determined to be not applicable or expected to have minimal impact on its consolidated financial statements.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”), which enhances disclosure requirements about significant segment expenses that are regularly provided to the chief operating decision maker (the “CODM”). ASU 2023-07, among other things, (i) requires a single segment public entity to provide all of the disclosures as required by ASC 280, (ii) requires a public entity to disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources and (iii) provides the ability for a public entity to elect more than one performance measure. ASU 2023-07 is effective for the fiscal years beginning after December 15, 2023, and interim periods beginning with the first quarter ended March 31, 2025. Early adoption is permitted and retrospective adoption is required for all prior periods presented. The Fund has adopted ASU 2023-07 effective December 31, 2024 and concluded that the application of this guidance did not have any material impact on its consolidated financial statements. See Note 12 for more information on the adoption of ASU 2023-07.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosure ("ASU 2023-09"), which intends to improve the transparency of income tax disclosures. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024 and permits early adoption. The Fund plans to adopt the ASU for the annual reporting period beginning on January 1, 2025 and does not expect a material impact on its consolidated financial statements.

3. Management Fees, Incentive Fees and Other Expenses

Investment Advisory Agreement

On March 16, 2022, the Fund entered into an Investment Advisory Agreement (the “Advisory Agreement”) with the Investment Adviser. Under the terms of the Advisory Agreement, the Investment Adviser determines the composition of the Fund’s portfolio, the nature and timing of the changes to the Fund’s portfolio and the manner of implementing such changes; identifies, evaluates and negotiates the structure of the investments the Fund makes (including performing due diligence on prospective portfolio companies); and closes, monitors and administers the investments the Fund makes, including the exercise of any voting or consent rights.

Pursuant to the Advisory Agreement, the Fund pays the Investment Adviser compensation for investment advisory and management services consisting of base management fee and incentive fee (together, the “Advisory Fee”), which are further described below.

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

June 30, 2025

3. Management Fees, Incentive Fees and Other Expenses (Continued)

Base Management Fee

The management fee is calculated at an annual rate of 1.25% of the value of the Fund’s net assets at the end of the most recently completed calendar month and payable monthly in arrears. For purposes of calculating the base management fee, “net assets” means the Fund’s total assets less liabilities determined on a consolidated basis in accordance with GAAP. The Investment Adviser waived its management fee for the first twelve months following the date of the commencement of the Fund's operations. On April 25, 2023, the Fund's Board of Trustees approved an amendment of the Amended and Restated Fee Waiver and Expense Support and Reimbursement Agreement, which extended the waiver through December 31, 2023.

For the three and six months ended June 30, 2025, the Investment Adviser earned $2.6 million and $4.7 million in management fees, respectively. For the three and six months ended June 30, 2024, the Investment Adviser earned $0.9 million and $1.7 million in management fees, respectively.

Incentive Fees

Incentive compensation is payable to the Investment Adviser pursuant to the Advisory Agreement. The incentive fee consists of two components, an income component and a capital gains component. Each component of the incentive fee will be calculated and, if due, will be payable quarterly in arrears. The Investment Adviser waived all incentive fee for the first twelve months following the commencement of the Fund's operations. On April 25, 2023, the Fund's Board of Trustees approved an amendment of the Expense Support Agreement, which extended the waiver through December 31, 2023.

The income component of the incentive fee will be the amount, if positive, equal to 12.5% of the aggregate net investment income before incentive compensation earned for the most recent calendar quarter and the preceding eleven calendar quarters (or if shorter, the number of calendar quarters that have occurred since commencement of the Fund), less aggregate income incentive compensation previously paid in with respect to the first eleven calendar quarters (or the portion thereof) included in the relevant trailing twelve quarters.

The income component of the incentive fee is subject to a 5.0% total return hurdle on daily weighted average unreturned capital contributions (the “Hurdle Rate”). As such, the Fund will not be obligated to pay any income incentive fee to the extent the annualized trailing twelve quarter (or if shorter, the number of calendar quarters that have occurred since the commencement of the Fund) total return of the Fund (as defined below), including net realized gains and losses and net unrealized appreciation and depreciation, does not exceed the Hurdle Rate. To the extent that the Fund’s annualized total return for the relevant period exceeds the Hurdle Rate, but is less than approximately 5.71% of daily weighted average unreturned capital contributions, the income incentive fee will be subject to a “catch up”, calculated as 100% of the aggregate net investment income before incentive compensation earned in excess of Hurdle Rate for the relevant period. To the extent that the Fund’s annualized total return for the relevant period exceeds approximately 5.71%, the income component of the incentive fee will be equal to 12.5% of net investment income before incentive compensation earned in excess of this total return threshold.

For purposes of calculating the income incentive fee, (i) “total return” means the amount equal to the combination of net investment income before incentive compensation, realized capital gains and losses and unrealized capital appreciation and depreciation of the Fund for the period in question; (ii) “unreturned capital contributions” means the proceeds to the Fund of all issuances of common shares, less all distributions by the Fund to shareholders representing a return of capital.

The capital gains component of the incentive fee will be the amount, if positive, equal to the lesser of (i) 12.5% of the aggregate realized capital gains (computed net of realized losses and net of unrealized capital depreciation, if any) for the most recent calendar quarter and the preceding eleven calendar quarters (or if shorter, the number of calendar quarters that have occurred since commencement of the Fund), less capital gains incentive compensation previously paid or distributed in respect of the first eleven calendar quarters (or the portion thereof) included in the relevant trailing twelve quarters or (ii) 12.5% of cumulative aggregate realized capital gains (computed net of realized losses and net of unrealized capital depreciation, if any) since commencement of the Fund, less capital gains incentive compensation previously paid or distributed since commencement of the Fund. The capital gains component will be paid in full prior to payment of the income component.

In any case, incentive fee (including both the income and capital gains components) will only be paid to the extent the trailing twelve quarter (or if shorter, the number of calendar quarters that have occurred since commencement of the fund) total return of the Fund after incentive compensation and including such payment would equal or exceed a 5% annual total return on daily weighted average unreturned contributed capital contributions for such period.

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

June 30, 2025

3. Management Fees, Incentive Fees and Other Expenses (Continued)

In addition, GAAP requires that the capital gains incentive fees accrual consider the cumulative aggregate unrealized capital appreciation in the calculation, as a capital gains incentive fees would be payable if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Advisory Agreement. This GAAP accrual is calculated using the aggregate cumulative realized capital gains and losses and aggregate cumulative unrealized capital appreciation and depreciation. If such amount is positive at the end of a period, then GAAP requires the Fund to record a capital gains incentive fee equal to 12.5% of such cumulative amount, less the aggregate amount of actual capital gains incentive fee paid or capital gains incentive fee accrued under GAAP in all prior periods. The resulting accrual for any capital gains incentive fee under GAAP in a given period may result in an additional expense if such cumulative amount is greater than in the prior period or a reversal of previously recorded expense if such cumulative amount is less than in the prior period. If such cumulative amount is negative, then there is no accrual. There can be no assurance that such unrealized capital appreciation will be realized in the future.

For the three and six months ended June 30, 2025, the Investment Adviser earned $2.6 million and $4.8 million in incentive fees, respectively. For the three and six months ended June 30, 2024, the Investment Adviser earned $1.2 million and $2.3 million in incentive fees, respectively. For the three months ended June 30, 2025, the Fund did not accrue any incentive fees on capital gains on a liquidation basis (but not payable) under GAAP. For the six months ended June 30, 2025, the Fund reversed the $0.5 million accrual reserve for incentive fees on capital gains accrued on a liquidation basis (but not payable) under GAAP on a cumulative basis. For the three and six months ended June 30, 2024, the Fund did not accrue any incentive fees on capital gains on a liquidation basis (but not payable) under GAAP.

Sub-Advisory Fees

Pursuant to the sub-advisory agreement, dated as of May 31, 2022 (the “Sub-Advisory Agreement”), the Investment Adviser, and not the Fund, will pay a portion of the management fee received by the Investment Adviser to the Sub-Adviser as a sub-advisory fee in an amount equal to a percentage of the average daily value of the Fund’s assets allocated to the Sub-Adviser.

Distribution Agreement

The Fund has entered into a Distribution Agreement (the “Distribution Agreement”) with BlackRock Investments, LLC (the “Distributor”), a registered broker-dealer affiliated with the Investment Adviser. No upfront sales load will be paid with respect to Class S shares, Class D shares or Institutional shares; however, if shareholders buy Class S shares or Class D shares through certain financial intermediaries, they may directly charge transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that selling agents limit such charges to a 3.5% cap on NAV for Class S shares, and a 1.5% cap on NAV for Class D shares. Selling agents will not charge such fees on Institutional shares.

Either party may terminate the Distribution Agreement upon 60 days’ written notice to the other party or immediately upon notice to the other party in the event such other party failed to comply with a material provision of the Distribution Agreement.

Distribution and Servicing Plan

On February 27, 2024, the Fund’s Board of Trustees approved a distribution and servicing plan (the “Distribution and Servicing Plan”). The following table shows the shareholder servicing and/or distribution fees the Fund pays the Distributor with respect to Institutional, Class S and Class D shares on an annualized basis as a percentage of the Fund’s NAV for such class.

Shareholder Servicing and/or Distribution Fee as a % of NAV
Class S Shares	0.85%
Class D Shares	0.25%
Institutional Shares	—

The shareholder servicing and/or distribution fees are paid monthly in arrears, calculated using the NAV of the applicable class as of the beginning of the first calendar day of the month and subject to FINRA and other limitations on underwriting compensation.

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

June 30, 2025

3. Management Fees, Incentive Fees and Other Expenses (Continued)

The Distributor will reallow (pay) all or a portion of the shareholder servicing and/or distribution fees to participating brokers and servicing brokers for ongoing shareholder services performed by such brokers, and will waive shareholder servicing and/or distribution fees to the extent a broker is not eligible to receive them for failure to provide such services. Because the shareholder servicing and/or distribution fees with respect to Class S shares and Class D shares are calculated based on the aggregate NAV for all of the outstanding shares of each such class, the fees reduce the NAV with respect to all shares of each such class, including shares issued under the Fund’s distribution reinvestment plan.

Eligibility to receive the shareholder servicing and/or distribution fee is conditioned on a broker providing the following ongoing services with respect to the Class S or Class D shares, as applicable: assistance with recordkeeping, answering investor inquiries regarding the Fund, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request, and assistance with share repurchase requests. If the applicable broker is not eligible to receive the shareholder servicing and/or distribution fee due to failure to provide these services, the Distributor will waive the shareholder servicing and/or distribution fee that broker would have otherwise been eligible to receive. The shareholder servicing and/or distribution fees are ongoing fees that are not paid at the time of purchase.

The Fund will cease paying the shareholder servicing and/or distribution fee on the Class S and Class D shares on the earlier to occur of the following: (i) a listing of Institutional shares, (ii) our merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of our assets or (iii) the date following the completion of the primary portion of this offering on which, in the aggregate, underwriting compensation from all sources in connection with this offering, including the shareholder servicing and/or distribution fee and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering. In addition, consistent with exemptive relief allowing us to offer multiple classes of shares, at the end of the month in which the Distributor in conjunction with the transfer agent determines that total transaction or other fees, including upfront placement fees or brokerage commissions, and shareholder servicing and/or distribution fees paid with respect to any single share held in a shareholder’s account would exceed, in the aggregate, 10% of the gross proceeds from the sale of such share (or a lower limit as determined by the Distributor or the applicable selling agent), we will cease paying the shareholder servicing and/or distribution fee on all Class S and Class D shares in such shareholder’s account. We may modify this requirement if permitted by applicable exemptive relief. At the end of the month in which such 10% (or lower) limit it met, the applicable Class S shares and Class D shares in such shareholder’s account will convert into a number of Institutional shares (including any fractional shares), with an equivalent aggregate NAV as such Class S and Class D shares.

For the three months ended June 30, 2025, the Fund accrued distribution and shareholder servicing fees of $164,293 and $2,668, respectively, which were attributable to Class S and Class D shares. For the six months ended June 30, 2025, the Fund accrued distribution and shareholder servicing fees of $286,140 and $4,836, respectively, which were attributable to Class S and Class D shares. For the three months ended June 30, 2024, the Fund accrued distribution and shareholder servicing fees of $5,296 and $0, which were attributable to Class S and Class D shares, respectively. For the six months ended June 30, 2024, the Fund accrued distribution and shareholder servicing fees of $5,296 and $0, which were attributable to Class S and Class D shares, respectively.

Other Expenses

The Fund bears all expenses incurred in connection with its business, including fees and expenses outside of contracted services, such as custodian, administrative, legal, audit and tax preparation fees, costs of valuing investments, insurance costs, brokers’ and finders’ fees relating to investments, and any other transaction costs associated with the purchase and sale of investments.

4. Debt

Debt is comprised of a $650.0 million capacity revolving credit and term loan facility (the “Credit Facility”), a $150.0 million revolving credit facility (the “Revolving Credit Facility”), a $200.0 million revolving credit facility (the “SG Revolving Credit Facility”), $70.0 million in 7.14% Series 2024A Senior Notes, Tranche A (the “Tranche A Notes”) and $55.0 million in 7.33% Series 2024A Senior Notes, Tranche B (the “Tranche B Notes” and, together with the Tranche A Notes, the “Notes”).

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

June 30, 2025

4. Debt (Continued)

Total debt outstanding and available at June 30, 2025 was as follows:

	Maturity	Rate	Carrying Value	Available	Total Capacity
Credit Facility	2033	SOFR+1.97%	$331,000,000	$319,000,000	$650,000,000
Revolving Credit Facility	2029	SOFR+1.98%	133,000,000	17,000,000	150,000,000
SG Revolving Credit Facility	2027	SOFR+1.15%	200,000,000	—	200,000,000
Tranche A Notes	2027	7.14%	70,000,000	—	70,000,000
Tranche B Notes	2030	7.33%	55,000,000	—	55,000,000
Total leverage			$789,000,000	336,000,000	1,125,000,000
Unamortized issuance costs			(1,018,054)
Debt, net of unamortized issuance costs			$787,981,946

Total debt outstanding and available at December 31, 2024 was as follows:

	Maturity	Rate	Carrying Value	Available	Total Capacity
Credit Facility	2032	SOFR+1.97%	$320,000,000	$130,000,000	$450,000,000
Revolving Credit Facility	2029	SOFR+2.00%	—	150,000,000	150,000,000
Tranche A Notes	2027	7.14%	70,000,000	—	70,000,000
Total leverage			390,000,000	$280,000,000	$670,000,000
Unamortized issuance costs			(866,702)
Debt, net of unamortized issuance costs			$389,133,298

At June 30, 2025, there was $789.0 million of debt outstanding under the Credit Facility, the Tranche A Notes, and the Tranche B Notes, with a weighted-average interest rate, excluding fees of 6.21%. Outstanding debt is carried at amortized cost in the Consolidated Statements of Assets and Liabilities. As of June 30, 2025, the estimated fair value of the outstanding debt approximated their carrying value.

Total expenses related to debt included the following:

	For the Six Months Ended June 30,
	2025	2024
Interest expense	$16,343,494	$6,251,121
Amortization of deferred debt issuance costs	532,062	160,981
Commitment fees	621,703	387,986
Total	$17,497,259	$6,800,088

Credit Facility

On June 3, 2022, BlackRock Private Credit Fund Leverage I, LLC (the “Borrower”), a Delaware limited liability company and wholly-owned subsidiary of the Fund, established a $200.0 million combined revolving credit and term loan facility with PNC Bank, National Association as facility agent (the “Credit Facility”). The Credit Facility matures on June 3, 2032 and generally bears interest at three-month Term SOFR, plus (a) 1.55% if the aggregate balance of “Middle Market Loans” (as defined in Exhibit 10.1) is less than or equal to 25%, (b) 1.65% if the aggregate balance of Middle Market Loans is above 25% and less than or equal to 50%, (c) 1.80% if the aggregate balance of Middle Market Loans is above 50% and less than or equal to 75%, or (d) 1.90% if the aggregate balance of Middle Market Loans is above 75%.

On September 8, 2023, the Borrower entered into Amendment No. 1 to the Credit Facility (the “Amendment”). The Amendment extended the term commitment termination date under the Credit Facility with respect to term commitments entered into on the closing date to December 8, 2023. The Credit Facility is secured by all of the assets held by the Borrower. Under the Credit Facility, the Borrower has made certain customary representations and warranties, and is required to comply with various covenants, reporting requirements and other customary requirements for similar credit facilities. The Credit Facility includes usual and customary events of default for credit facilities of this nature. Borrowings under the Credit Facility are considered borrowings of the Fund for purposes of complying with the asset coverage requirements under the 1940 Act. On December 15, 2023, the Borrower entered into Amendment No. 2 to the Credit Facility (the "Second Amendment"). The Second Amendment increased the total revolving commitments from $50.0 million to $75.0 million, increased total term commitments from $150.0 million to $225.0 million. The Second Amendment increased the facility margin level with (a) 1.62% if the aggregate balance of “Middle Market Loans” (as defined in Exhibit 10.1) is less than or equal to 25%, (b) 1.77% if the aggregate balance of Middle Market Loans is above

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

June 30, 2025

4. Debt (Continued)

25% and less than or equal to 50%, (c) 1.96% if the aggregate balance of Middle Market Loans is above 50% and less than or equal to 75%, or (d) 2.12% if the aggregate balance of Middle Market Loans is above 75%.

On November 27, 2024, the Borrower entered into Amendment No. 3 to the Credit Facility (the "First Amended and Restated Credit and Security Agreement"). The amendment increased the total revolving commitments from $75.0 million to $125.0 million, increased total term commitments from $225.0 million to $325.0 million, and modified certain other terms of the Credit Facility, including (i) extending the final maturity date to June 3, 2033, (ii) extending the reinvestment period to June 3, 2026, and (iii) extending the delayed draw term loan commitment termination date until December 15, 2025. The credit facility commitment fees accrual rate was amended at a rate equal to 0.35% per annum, if as of such date the outstanding principal amount of the Revolving Advances is greater than 50% of the Revolving Commitment otherwise the rate is 0.50% per annum. And the rate for Term Commitment is amended at 0.35% per annum for the first three months following any Incremental Commitment Effective Date, and thereafter 0.50% per annum. The Credit Facility includes usual and customary events of default for credit facilities of this nature. Borrowings under the Credit Facility are considered our borrowings for purposes of complying with the asset coverage requirements under the 1940 Act.

On May 2, 2025, the Fund entered into Amendment No. 1 to the First Amended and Restated Credit and Security Agreement (the “Credit Facility Amendment”). Pursuant to the Credit Facility Amendment, under the Credit Facility, the total revolving commitments increased from $125.0 million to $150.0 million, and the total term commitments increased from $325.0 million to $500.0 million. The Credit Facility Amendment modified certain other terms of the Credit Facility, including extending the prepayment lockout period until the first anniversary of the closing date of the Credit Facility Amendment.

Revolving Credit Facility

On April 19, 2024, the Fund entered into a Senior Secured Credit Agreement for a $75.0 million revolving credit facility (the “Revolving Credit Facility”) with Sumitomo Mitsui Banking Corporation, as administrative agent, and the lenders and issuing banks from time to time parties thereto. The Revolving Credit Facility matures on April 19, 2029 and generally bears interest at either (i) term SOFR plus a credit spread adjustment plus margin of 2.00% or 1.875% per annum or (ii) the prime rate plus a margin of 2.00% or 1.875% per annum, in each case subject to certain conditions. The Fund may elect either the term SOFR or prime rate at the time of drawdown. The Revolving Credit Facility is guaranteed by certain domestic subsidiaries of the Fund that are formed or acquired by the Fund in the future (collectively, the “Guarantors”). The Revolving Credit Facility is secured by substantially all of the portfolio investments held by the Fund and each Guarantor, subject to certain exceptions. On November 4, 2024, the Fund increased the commitment on the Revolving Credit Facility from $75 million to $150 million.

On November 18, 2024, the Fund entered into a Master Note Purchase Agreement (the “Master Note Purchase Agreement”), governing the issuance (a) on November 18, 2024, of $70,000,000 aggregate principal amount of its 7.14% Series 2024A Senior Notes, Tranche A, due November 18, 2027 (the “Tranche A Notes”), and (b) on January 22, 2025 (subject to customary closing conditions), of $55,000,000 aggregate principal amount of its 7.33% Series 2024A Senior Notes, Tranche B, due January 22, 2030 (the “Tranche B Notes” and, together with the Tranche A Notes, the “Notes”), to qualified institutional investors in a private placement. The Tranche A Notes bear interest at a rate equal to 7.14% per annum that is payable semi-annually on May 18 and November 18 of each year, beginning on May 18, 2025. The Tranche B Notes bear interest at a rate equal to 7.33% per annum that is payable semi-annually on January 22 and July 22 of each year, beginning on July 22, 2025. The Notes will be guaranteed by certain domestic subsidiaries of the Fund that are formed or acquired by the Fund in the future (collectively, the “Guarantors”). The Tranche A Notes were issued at a closing on November 18, 2024, and the Tranche B Notes were issued at a closing on January 22, 2025, subject to customary closing conditions. As of June 30, 2025, there was $70.0 million and $55.0 million of outstanding Tranche A Notes and Tranche B Notes, respectively.

SG Revolving Credit Facility

On May 28, 2025, BlackRock Private Credit Fund Leverage II, LLC (the “SG Borrower”), a Delaware limited liability company and wholly-owned subsidiary of the Fund, established the SG Revolving Credit Facility, a $200.0 million revolving credit facility with Societe Generale as Administrative agent. The SG Revolving Credit Facility matures on May 29, 2027 and generally bears interest at term SOFR plus, for a period of 1 year from the date of entry into the SG Revolving Credit Facility, 1.15% and, thereafter 1.25%. The proceeds of the SG Revolving Credit Facility are to be used to acquire a portfolio of broadly syndicated leveraged loans (the “SG Portfolio Assets”). Pursuant to a collateral management agreement between the SG Borrower and the Fund, the Fund is responsible for the selection, management and reporting of the SG Portfolio Assets. The SG Revolving Credit Facility includes customary covenants, including certain limitations on the incurrence by the SG Borrower of additional indebtedness and on the SG Borrower’s ability to make distributions, as well as customary events of default. As of June 30, 2025, the SG Borrower was in full compliance with such covenants.

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

June 30, 2025

5. Commitments and Contingencies

The Fund conducts business with brokers and dealers that are primarily headquartered in New York and Los Angeles and are members of the major securities exchanges. Banking activities are conducted with a firm headquartered in the Boston area.

In the normal course of business, investment activities involve executions, settlement and financing of various transactions resulting in receivables from, and payables to, brokers, dealers, and the custodian. These activities may expose the Fund to risk in the event that such parties are unable to fulfill contractual obligations. Management does not anticipate any material losses from counterparties with whom it conducts business. Consistent with standard business practice, the Fund enters into contracts that contain a variety of indemnifications and is engaged from time to time in various legal actions. The maximum exposure under these arrangements and activities is unknown. However, management expects the risk of material loss to be remote.

The Consolidated Schedule of Investments include certain revolving loan facilities and other commitments with unfunded balances at June 30, 2025 and December 31, 2024 as follows:

		Unfunded Balances
Issuer	Maturity Date	June 30, 2025 (Unaudited)	December 31, 2024
Accordion Partners LLC	11/15/2031	$2,670,652	$3,179,348
Accordion Partners LLC	11/15/2031	2,119,565	2,119,565
Accuserve Solutions, Inc.	3/15/2030	420,904	485,658
Alcami Corporation	12/21/2028	133,176	123,188
Alera Group, Inc.	11/17/2025	N/A	480,558
AmeriLife Holdings, LLC	8/31/2029	3,119,196	N/A
AmeriLife Holdings, LLC	8/31/2028	1,775,668	377,494
Applause App Quality, Inc.	10/24/2029	1,200,563	1,500,703
Avalara, Inc.	10/19/2028	N/A	377,651
Blackbird Purchaser, Inc.	12/19/2030	208,917	304,079
Blackbird Purchaser, Inc.	12/19/2030	157,554	236,331
Bluefin Holding, LLC (Allvue)	9/12/2029	1,190,668	1,190,668
Bullhorn, Inc.	10/1/2029	1,478,557	1,478,557
Bullhorn, Inc.	9/30/2029	2,524,995	2,524,995
Bynder Bidco B.V. (Netherlands)	1/26/2029	171,174	171,174
Bynder Bidco, Inc. (Netherlands)	1/26/2029	47,160	47,160
Beekeeper Buyer Inc. (Archway)	6/30/2031	1,452,291	N/A
Brown & Settle, Inc.	5/16/2030	1,274,927	N/A
Chronicle Parent LLC (Lexitas)	4/15/2031	9,722,222	N/A
Chronicle Parent LLC (Lexitas)	4/15/2031	3,240,741	N/A
Civicplus LLC	8/24/2030	6,210,287	N/A
Civicplus LLC	8/23/2030	698,657	N/A
Cherry Bekaert Advisory, LLC	6/30/2028	369,432	447,254
Cherry Bekaert Advisory, LLC	6/30/2028	N/A	109,986
Citrin Cooperman Advisors LLC	3/6/2032	57,379	N/A
Clever Devices Ltd.	6/12/2030	803,941	556,574
Clydesdale Acquisition Holdings, Inc	4/13/2029	26,624	N/A
Cohnreznick Advisory LLC	3/26/2032	4,612,556	N/A
Community Merger Sub Debt LLC (CINC Systems)	1/18/2030	1,997,725	1,997,725
Compsych Holdings Corp	7/22/2031	3,737,596	3,737,596
CrewLine Buyer, Inc. (New Relic)	11/8/2030	995,744	995,744
Disco Parent, Inc. (Duck Creek Technologies)	3/30/2029	232,723	232,723

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

June 30, 2025

5. Commitments and Contingencies (Continued)

		Unfunded Balances (Continued)
Issuer	Maturity Date	June 30, 2025 (Unaudited)	December 31, 2024
DNAnexus, Inc	12/18/2029	$16,793,184	$16,793,184
Douglas Holdings, Inc (Docupace)	8/27/2030	1,635,795	1,858,858
Douglas Holdings, Inc (Docupace)	8/27/2030	652,792	890,768
Douglas Holdings, Inc (Docupace)	8/27/2030	743,543	743,543
Douglas Holdings, Inc (Docupace)	8/27/2030	N/A	2,044,744
Deepl Se (Germany)	6/26/2030	14,783,278	N/A
Deepl Se (Germany)	6/26/2030	4,166,336	N/A
Dragos, Inc.	6/30/2030	19,924,142	N/A
Dragos, Inc.	6/30/2030	7,315,247	N/A
EBS Parent Holdings Inc. (TDC Acquisition Sub Inc.) (The Difference Card)	7/1/2032	3,641,447	N/A
EBS Parent Holdings Inc. (TDC Acquisition Sub Inc.) (The Difference Card)	7/1/2032	1,213,816	N/A
Emburse Inc.	5/28/2032	4,651,654	N/A
Emburse Inc.	4/10/2032	4,651,654	N/A
Express Wash Acquisition Company, LLC (Whistle)	4/10/2031	1,274,611	N/A
e-Discovery Acquireco, LLC (Reveal)	8/29/2029	960,969	1,441,453
EdgeCo Buyer, Inc.	6/1/2028	585,680	585,680
EdgeCo Buyer, Inc.	6/1/2028	5,142,274	5,856,804
FirstUp, Inc	7/13/2027	908,548	N/A
Flexport Capital, LLC	6/30/2029	19,360,567	N/A
Focus Financial Partners, LLC	9/10/2031	N/A	238,727
Fusion Holding Corp. (Finalsite)	9/15/2027	27,835	371,133
Fusion Risk Management, Inc.	5/22/2029	366,080	457,601
G-3 Apollo Acquisition Corp (Appriss Retail)	3/10/2031	2,870,057	N/A
G-3 Apollo Acquisition Corp (Appriss Retail)	3/10/2031	2,563,918	N/A
GC Champion Acquisition LLC (Numerix)	8/19/2028	3,682,906	3,682,906
GC Waves Holdings, Inc. (Mercer)	8/10/2029	831,419	831,419
Grant Thornton Advisors LLC	6/2/2031	N/A	34,936
GTY Technology Holdings Inc.	7/9/2029	633,648	264,374
GTY Technology Holdings Inc.	7/9/2029	N/A	770,655
Higginbotham Insurance Agency, Inc.	11/25/2028	631,304	917,024
Honey Intermediate, Inc. (iLobby) (Canada)	9/26/2030	1,872,401	1,872,401
HSI Halo Acquisitions, Inc.	6/28/2031	912,423	912,423
HSI Halo Acquisitions, Inc.	6/28/2031	735,825	735,825
Huckabee Acquisition, LLC (MOREgroup)	1/16/2030	1,020,417	1,020,417
Huckabee Acquisition, LLC (MOREgroup)	1/16/2030	612,250	612,250
Integrity Marketing Acquisition, LLC	8/25/2028	3,372,217	7,686,777
Integrity Marketing Acquisition, LLC	8/25/2028	4,184,623	4,319,357
Intercept Bidco, Inc.	6/3/2030	2,591,349	2,591,349
Intercept Bidco, Inc.	6/3/2030	1,727,566	1,727,566
IQN Holding Corporation (Beeline)	5/2/2029	12,093,342	N/A
IVXS UK Limited (ComplyAdvantage) (United Kingdom)	5/19/2029	3,155,511	N/A
IvyRehab Intermediate II, LLC	4/23/2029	30,583,579	N/A
IvyRehab Intermediate II, LLC	4/23/2029	282,566	8,703,024
JF Acquisition, LLC (JF Petroleum)	6/18/2030	11,089,763	N/A
JF Acquisition, LLC (JF Petroleum)	6/18/2030	4,158,661	N/A
Lighthouse Parent Holdings, Inc (Aperture)	12/20/2031	2,713,024	2,713,024
Lighthouse Parent Holdings, Inc (Aperture)	12/20/2031	1,085,209	1,085,209

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

June 30, 2025

5. Commitments and Contingencies (Continued)

		Unfunded Balances (Continued)
Issuer	Maturity Date	June 30, 2025 (Unaudited)	December 31, 2024
LJ Avalon Holdings, LLC (Ardurra)	2/1/2030	$1,241,691	$2,299,429
LJ Avalon Holdings, LLC (Ardurra)	2/1/2029	123,067	123,067
Logicmonitor, Inc	11/19/2031	1,856,512	1,856,512
Lucky US BuyerCo, LLC (Global Payments)	3/30/2029	106,483	163,820
Madison Logic Holdings, Inc.	12/30/2027	85,805	85,805
Majco LLC (Big Brand Tire)	5/17/2032	47,883,053	N/A
MRO Parent Corporation	6/9/2032	3,022,672	N/A
MRO Parent Corporation	6/9/2032	3,022,672	N/A
MH Sub I, LLC (Micro Holding Corp.)	12/11/2031	N/A	262,398
Modigent, LLC (Pueblo)	8/23/2027	680,994	161,736
Modigent, LLC (Pueblo)	8/23/2028	2,321,645	5,353,117
Kaman Corporation	2/26/2032	333,066	N/A
Kid Distro Holdings, LLC	10/1/2029	1,546,384	585,700
Oranje Holdco, Inc. (KnowBe4)	2/1/2029	180,686	180,686
Payroc, LLC	11/1/2027	166,509	166,509
PlayPower, Inc	8/28/2030	2,070,380	2,070,380
Peter C. Foy & Associates Insurance Services, LLC (PCF Insurance)	11/1/2028	N/A	1,545,484
PMA Parent Holdings, LLC	1/31/2031	1,270,184	1,270,184
Raven Acquisition Holdings LLC (R1 RCM)	11/19/2031	136,326	105,659
Rialto Management Group, LLC	12/5/2030	395,598	395,598
Secretariat Advisors LLC	2/24/2032	885,777	N/A
Signia Aerospace LLC	11/21/2031	206,359	115,688
Serrano Parent, LLC (Sumo Logic)	5/13/2030	409,922	409,922
Skydio, Inc	12/4/2029	3,750,000	3,750,000
Skydio, Inc	12/4/2029	3,750,000	3,750,000
Spark Buyer, LLC (SPARKSTONE)	10/15/2031	4,701,603	4,701,603
Spark Buyer, LLC (SPARKSTONE)	10/15/2031	2,115,721	2,350,802
Spartan Bidco Pty Ltd (StarRez) (Australia)	1/24/2028	548,308	N/A
Spartan Bidco Pty Ltd (StarRez) (Australia)	1/24/2028	N/A	548,308
Streamland Media Midco LLC	3/31/2029	118,345	N/A
Stonebridge Companies, LLC	5/16/2031	1,792,747	N/A
Stonebridge Companies, LLC	5/16/2030	1,195,165	N/A
SumUp Holdings Luxembourg S.A.R.L. (Luxembourg)	4/25/2031	3,200,000	3,200,000
Thunder Purchaser, Inc. (Vector Solutions)	6/30/2028	342,194	1,368,776
Titan Home Improvement, LLC (Renuity)	5/31/2030	1,810,099	1,810,099
Titan Home Improvement, LLC (Renuity)	5/31/2030	1,508,416	1,508,416
Trintech, Inc.	7/25/2029	516,842	516,842
Vensure Employer Services, Inc.	9/19/2031	1,460,403	2,754,691
Vortex Companies, LLC	9/4/2029	5,493,216	N/A
Vortex Companies, LLC	9/4/2029	N/A	7,634,803
Vortex Companies, LLC	9/4/2029	1,550,934	1,713,916
Wealth Enhancement Group, LLC	10/2/2028	5,853,253	6,568,140
Wealth Enhancement Group, LLC	10/4/2028	N/A	1,031,615
Wealth Enhancement Group, LLC	10/4/2028	1,318,338	1,318,338
Zendesk Inc.	11/22/2028	251,563	251,563
Zendesk Inc.	11/22/2028	419,221	610,938
Total Unfunded Balances		$364,497,177	$156,978,706

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

June 30, 2025

6. Other Related Party Transactions

The Investment Adviser paid all of the Fund’s organizational and offering expenses on the Fund’s behalf. During the Reimbursement Period, the Fund agreed to reimburse the Investment Adviser for any and all Expense Payments incurred by the Investment Adviser under the Expense Support Agreement to the extent that the Fund’s annual Operating Expenses did not exceed 1.25% of the value of the Fund’s net assets, calculated monthly based on month-end net assets. The Reimbursement Period expired on March18, 2025.

From time to time, the Investment Adviser advances payments to third parties on behalf of the Fund and receives reimbursement from the Fund. At June 30, 2025 and December 31, 2024, amounts reimbursable to the Investment Adviser totaled $0.1 million and $1.1 million, respectively, as reflected in the Consolidated Statements of Assets and Liabilities.

The Fund has entered into an administration agreement (the “Administration Agreement”) with the Administrator. Pursuant to the Administration Agreement, the Administrator will perform (or oversee, or arrange for, the performance by third parties of) the administrative services necessary for the operation of the Fund, including but not limited to, determining and publishing the Fund's net asset value (“NAV”), overseeing the preparation and filing of the Fund's tax returns, and the printing and dissemination of reports to shareholders of the Fund, and generally overseeing the payment of the Fund's expenses and the performance of administrative and professional services rendered to the Fund by others. The Fund reimburses the Administrator for the costs and expenses incurred by the Administrator in performing its obligations and providing personnel and facilities thereunder, including payments to the Administrator in an amount equal to the Fund’s allocable portion of overhead and other expenses incurred by the Administrator or its affiliate in performing its obligations and services under the Administration Agreement, such as rent, license fees and other costs associated with computer software utilized in providing such obligations and services and the Fund’s allocable portion of the cost of personnel attributable to performing such obligations and services, including, but not limited to, marketing, legal and other services performed by the Administrator for the Fund. The Administrator will also, on behalf of the Fund, arrange for the services of, and oversee, custodians, depositories, transfer agents, dividend disbursing agents, other shareholders servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks, shareholders and such other persons in any such other capacity deemed to be necessary or desirable. For the six months ended June 30, 2025 and 2024, the Fund incurred $0.7 million and $0.5 million, respectively, for such administrative service expenses.

7. Stockholders’ Equity and Dividends

The Fund is offering on a continuous basis up to $5,000,000,000 of the Fund’s common shares of beneficial interest (“Common Shares”). The Fund is offering to sell any combination of three classes of Common Shares, Class D shares, Class S shares and Institutional shares, with a dollar value up to the maximum offering amount. The share classes have different ongoing shareholder servicing and/or distribution fees. The purchase price per share for each class of Common Shares equals the Fund’s NAV per share, as of the effective date of the monthly share purchase date. The Fund’s offering is a “best efforts” offering, which means that BlackRock Investments, LLC, the distributor for the offering, will use its best efforts to sell shares, but is not obligated to purchase or sell any specific amount of shares in this offering.

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

June 30, 2025

7. Stockholders’ Equity and Dividends (Continued)

The Fund has the authority to issue an unlimited number of Common Shares of any class and an unlimited number of shares of preferred shares, at a par value $0.001 per share. As of June 30, 2025, the Fund had 33,924,743 Institutional shares, 3,406,762 Class S shares, and 201,370 Class D shares issued and outstanding.

The following table summarizes transactions in Common Shares for the six months ended June 30, 2025 and 2024:

	For the Six Months Ended June 30, (1)
	2025		2024
	Shares	Amount	Shares	Amount
Institutional Class
Subscriptions	8,789,020	$215,382,569	3,729,990	$93,010,612
Share transfers between classes	—	—	—	—
Distributions reinvested	993,991	24,339,615	525,610	13,098,484
Share Repurchases	(192,401)	(4,716,162)	(23,540)	(588,029)
Early Repurchase Deduction	—	—	—	—
Net Increase (Decrease)	9,590,610	$235,006,022	4,232,060	$105,521,067

Class S
Subscriptions	1,588,901	38,949,491	299,659	7,476,500
Share transfers between classes	—	—	—	—
Distributions reinvested	12,770	311,734	—	—
Share Repurchases	(3,084)	(76,445)	—	—
Early Repurchase Deduction	—	—	—	—
Net Increase (Decrease)	1,598,587	39,184,780	299,659	7,476,500

Class D
Subscriptions	73,237	1,789,250	—	—
Share transfers between classes	—	—	—	—
Distributions reinvested	752	18,291	—	—
Share Repurchases	—	—	—	—
Early Repurchase Deduction	—	—	—	—
Net Increase (Decrease)	73,989	1,807,541	—	—

______________________

(1)
Class S commenced operations on June 1, 2024 and Class D commenced operations on August 1, 2024.

We expect to determine our NAV for each class of shares each month as of the last day of each calendar month. The NAV per share for each class of shares is determined by dividing the value of total assets attributable to the class minus liabilities attributable to the class by the total number of Common Shares outstanding of the class at the date as of which the determination is made. Shares are issued at an offering price equivalent to the most recent NAV per share available for each share class, which will be the prior calendar day NAV per share (i.e. the prior month-end NAV). The following table presents our monthly NAV per share for each of the three classes of shares since our inception through June 30, 2025.

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

June 30, 2025

7. Stockholders’ Equity and Dividends (Continued)

	NAV per Share
For the Month Ended	Institutional Class	Class S	Class D
June 30, 2022	$23.49	N/A	N/A
July 31, 2022	24.40	N/A	N/A
August 31, 2022	24.86	N/A	N/A
September 30, 2022	23.74	N/A	N/A
October 31, 2022	23.89	N/A	N/A
November 30, 2022	23.93	N/A	N/A
December 31, 2022	23.69	N/A	N/A
January 31, 2023	24.28	N/A	N/A
February 28, 2023	24.25	N/A	N/A
March 31, 2023	24.23	N/A	N/A
April 30, 2023	24.38	N/A	N/A
May 31, 2023	24.05	N/A	N/A
June 30, 2023	24.49	N/A	N/A
July 31, 2023	24.73	N/A	N/A
August 31, 2023	24.85	N/A	N/A
September 30, 2023	24.99	N/A	N/A
October 31, 2023	24.70	N/A	N/A
November 30, 2023	24.87	N/A	N/A
December 31, 2023	24.85	N/A	N/A
January 31, 2024	24.92	N/A	N/A
February 29, 2024	24.93	N/A	N/A
March 31, 2024	24.98	N/A	N/A
April 30, 2024	24.93	N/A	N/A
May 31, 2024	24.95	N/A	N/A
June 30, 2024	24.84	24.84	N/A
July 31, 2024	24.75	24.75	N/A
August 31, 2024	24.79	24.79	24.79
September 30, 2024	24.77	24.77	24.77
October 31, 2024	24.83	24.83	24.83
November 30, 2024	24.84	24.84	24.84
December 31, 2024	24.79	24.79	24.79
January 31, 2025	24.77	24.77	24.77
February 28, 2025	24.64	24.64	24.64
March 31, 2025	24.42	24.42	24.42
April 30, 2025	24.11	24.11	24.11
May 31, 2025	24.27	24.27	24.27
June 30, 2025	24.24	24.24	24.24

Dividends and distributions to common shareholders are recorded on the ex-dividend date. Distributions are declared considering net investment income available for distribution to shareholders, at the discretion of our Board of Trustees.

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

June 30, 2025

7. Stockholders’ Equity and Dividends (Continued)

Institutional Class

The following tables summarize the Fund's dividends declared for the Institutional Class shares for the six months ended June 30, 2025 and 2024:

Date Declared	Record Date	Payment Date	Type	Amount Per Share	Total Amount
January 26, 2024	January 30, 2024	February 27, 2024	Regular	$0.23	$2,348,876
February 23, 2024	February 28, 2024	March 27, 2024	Regular	0.23	2,471,608
March 26, 2024	March 28, 2024	April 26, 2024	Regular	0.23	2,572,189
April 24, 2024	April 29, 2024	May 29, 2024	Regular	0.23	2,817,179
May 24, 2024	May 30, 2024	June 26, 2024	Regular	0.23	2,983,344
June 26, 2024	June 27, 2024	July 29, 2024	Regular	0.23	3,183,325
				$1.38	$16,376,521
January 24, 2025	January 30, 2025	February 26, 2025	Regular	$0.23	$5,923,347
February 25, 2025	February 27, 2025	March 27, 2025	Regular	0.23	6,249,265
March 24, 2025	March 28, 2025	April 28, 2025	Regular	0.23	6,588,559
April 24, 2025	April 29, 2025	May 28, 2025	Regular	0.23	7,190,565
May 23, 2025	May 29, 2025	June 26, 2025	Regular	0.23	7,422,523
June 26, 2025	June 27, 2025	July 29, 2025	Regular	0.23	7,802,691
				$1.38	$41,176,950

Class S Shares

The following table summarizes the Fund's dividends declared for the Class S shares for the six months ended June 30, 2025 and 2024.

Date Declared (1)	Record Date	Payment Date	Type	Gross Amount Per Share	Amount Per Share Net of Shareholder Servicing and/or Distribution Fees	Gross Amount	Net Amount
June 26, 2024	June 27, 2024	July 29, 2024	Regular	$0.23	$0.21	$68,922	$63,626
.				$0.23	$0.21	$68,922	$63,626
January 24, 2025	January 30, 2025	February 26, 2025	Regular	$0.23	$0.21	$472,537	$436,377
February 25, 2025	February 27, 2025	March 27, 2025	Regular	0.23	0.21	527,138	487,029
March 24, 2025	March 28, 2025	April 28, 2025	Regular	0.23	0.21	599,042	553,463
April 24, 2025	April 29, 2025	May 28, 2025	Regular	0.23	0.21	683,484	632,083
May 23, 2025	May 29, 2025	June 26, 2025	Regular	0.23	0.21	731,457	677,139
June 26, 2025	June 27, 2025	July 29, 2025	Regular	0.23	0.21	783,555	724,982
				$1.38	$1.28	$3,797,213	$3,511,073

_____________________________________________

(1)
Class S commenced operations on June 1, 2024.

Class D Shares

The following table summarizes the Fund's dividends declared for the Class D shares for the six months ended June 30, 2025. No Class D shares were outstanding for the six months ended June 30, 2024.

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

June 30, 2025

7. Stockholders’ Equity and Dividends (Continued)

Date Declared (1)	Record Date	Payment Date	Type	Gross Amount Per Share	Amount Per Share Net of Shareholder Servicing and/or Distribution Fees	Gross Amount	Net Amount
January 24, 2025	January 30, 2025	February 26, 2025	Regular	$0.23	$0.22	$30,170	$29,488
February 25, 2025	February 27, 2025	March 27, 2025	Regular	0.23	0.22	32,328	31,597
March 24, 2025	March 28, 2025	April 28, 2025	Regular	0.23	0.22	34,059	33,304
April 24, 2025	April 29, 2025	May 28, 2025	Regular	0.23	0.22	37,499	36,670
May 23, 2025	May 29, 2025	June 26, 2025	Regular	0.23	0.22	37,558	36,737
June 26, 2025	June 27, 2025	July 29, 2025	Regular	0.23	0.22	46,315	45,297
				$1.38	$1.35	$217,930	$213,093

_____________________________________________

(1)
Class D commenced operations on August 1, 2024.

Character of Distributions

The Fund may fund its cash distributions to shareholders from any source of funds available to the Fund, including but not limited to offering proceeds, net investment income from operations, capital gains proceeds from the sale of assets, dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies and expense support from the Investment Adviser, which is subject to recoupment.

Through October 31, 2024, all of the Fund’s distributions resulted from net investment income. From November 1, 2024 through June 30, 2025, certain of the Fund's distributions were from sources other than net investment income. In the future, a portion of the Fund's distributions may result from expense support from the Investment Adviser, which is subject to repayment by the Fund within three years from the date of payment. Shareholders should understand that any such distribution may not be based solely on the Fund’s investment performance, and can only be sustained if the Fund achieves positive investment performance in future periods and/or the Investment Adviser continues to provide expense support. Shareholders should also understand that the Fund’s future repayments of expense support will reduce the distributions that they would otherwise receive. There can be no assurance that the Fund will achieve the performance necessary to sustain these distributions, or be able to pay distributions at all.

Sources of distributions, other than net investment income and realized gains on a GAAP basis, may include required adjustments to GAAP net investment income in the current period to determine taxable income available for distributions. The following tables present the sources of cash distributions on a GAAP basis that the Fund has declared on its common shares:

	For the Six Months Ended June 30, 2025
	Class I		Class S		Class D
Source of Distribution	Per Share	Amount	Per Share	Amount	Per Share	Amount
Net investment income	$1.06	$31,455,532	$0.95	$2,612,570	$1.03	$161,503
Net realized gains	0.32	9,721,418	0.32	898,503	0.32	51,590
Total	$1.38	$41,176,950	$1.28	$3,511,073	$1.35	$213,093

	For the Six Months Ended June 30, 2024 (1)
	Class I		Class S		Class D
Source of Distribution	Per Share	Amount	Per Share	Amount	Per Share	Amount
Net investment income	$1.38	$16,376,521	$0.21	$63,626	$—	$—
Net realized gains	—	—	—	—	—	—
Total	$1.38	$16,376,521	$0.21	63,626	$—	$—

______________________________________

(1)
Class S commenced operations on June 1, 2024 and Class D commenced operations on August 1, 2024.

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

June 30, 2025

8. Share Repurchase Program

At the discretion of the Fund’s Board of Trustees, the Fund is conducting a share repurchase program in which the Fund is repurchasing, in each quarter, up to 5% of the Fund’s Common Shares outstanding (either by number of shares or aggregate NAV) as of the close of the previous calendar quarter. The Fund does not intend to conduct a share repurchase offer during any calendar quarter for which our liquid assets plus available and undrawn leverage are less than 25% of our net assets as of the date of the most recent publicly available NAV prior to the commencement of such calendar quarter. In addition, our Board of Trustees may amend, suspend or terminate the share repurchase program at any time if it deems such action to be in our best interest and the best interest of our shareholders. As a result, share repurchases may not be available each quarter. We intend to conduct such repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the Exchange Act and the 1940 Act. All shares purchased by us pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued shares.

Under the Fund’s share repurchase plan, to the extent the Fund offers to repurchase shares in any particular quarter, the Fund expects to repurchase shares pursuant to tender offers on or around the last business day of that quarter using a purchase price equal to the NAV per share as of the last business day of the applicable quarter, except that shares that have not been outstanding for at least one year will be repurchased at 98% of such NAV (an “Early Repurchase Deduction”). The one-year holding period is measured as of the subscription closing date immediately following the valuation date of the applicable tender offer. The Early Repurchase Deduction may be waived at the Fund’s or Distributor’s discretion in the case of repurchase requests arising from the death, divorce or qualified disability of the holder, or due to trade or operational error. The Early Repurchase Deduction will be waived in the event that a shareholder’s shares are repurchased because the shareholder has failed to maintain the $500 minimum account balance. In addition, the Fund’s Common Shares are sold to certain feeder vehicles primarily created to hold the Fund’s Common Shares that in turn offer interests in such feeder vehicles to non-U.S. persons. For such feeder vehicles and similar arrangements in certain markets, the Fund may not apply the Early Repurchase Deduction to the feeder vehicles or underlying investors, often because of administrative or systems limitations. The Early Repurchase Deduction will be retained by the Fund for the benefit of remaining shareholders. The Fund commenced its initial quarterly repurchase offer on April 28, 2023.

The following table presents information with respect to the Fund's repurchases for the six months ended June 30, 2025 and 2024:

Repurchase Offer Commencement Date	Repurchase request deadline	Number of Shares Repurchased (All Classes)	Percentage of Outstanding Shares Repurchased(1)	Price Paid Per Share	Repurchase Pricing Date	Amount Repurchased (All Classes)(2)	Maximum number of shares that may yet be repurchased(3)
January 31, 2025	February 28, 2025	139,189	0.5%	$24.42	March 31, 2025	$3,398,946	—
April 30, 2025	May 28, 2025	265,506	0.7%	$24.24	June 30, 2025	$6,434,733

______________________

(1)
Percentage is based on total shares as of the close of the previous calendar quarter.
(2)
Net of Early Repurchase Deduction (if any).
(3)
All repurchase requests were satisfied in full.

Repurchase Offer Commencement Date	Repurchase request deadline	Number of Shares Repurchased (All Classes)	Percentage of Outstanding Shares Repurchased(1)	Price Paid Per Share	Repurchase Pricing Date	Amount Repurchased (All Classes)(2)	Maximum number of shares that may yet be repurchased(3)
January 31, 2024	February 29, 2024	23,540	0.2%	$24.98	March 31, 2024	$588,036	—
April 30, 2024	May 31, 2024	11,023	0.1%	$24.84	June 30, 2024	$273,818	—

______________________

(4)
Percentage is based on total shares as of the close of the previous calendar quarter.
(5)
Net of Early Repurchase Deduction (if any).
(6)
All repurchase requests were satisfied in full.

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

June 30, 2025

9. Financial Highlights

The following are the financial highlights for the six months ended June 30, 2025 and 2024. No Class S shares were outstanding between January 1, 2024 and May 31, 2024. No Class D shares were outstanding for the six months ended June 30, 2024.

	For the Six Months Ended June 30(1),
	2025			2024
	Institutional Class	Class S	Class D	Institutional Class	Class S
Per Common Share
Per share NAV at beginning of period	$24.79	$24.79	$24.79	$24.85	$24.95
Investment operations: (2)
Net investment income before excise taxes	1.06	0.96	1.03	1.35	0.22
Net investment income	1.06	0.96	1.03	1.35	0.22
Net realized and unrealized gain (loss)	(0.23)	(0.23)	(0.23)	0.02	(0.12)
Total from investment operations	0.83	0.73	0.80	1.37	0.10

Dividends to common shareholders	(1.38)	(1.28)	(1.35)	(1.38)	(0.21)
Per share NAV at end of period	$24.24	$24.24	$24.24	$24.84	$24.84

Total return based on net asset value: (3)	3.35%	2.94%	3.23%	5.51%	0.00

Shares outstanding at end of period	33,924,743	3,406,762	201,370	13,840,544	299,659.32
Ratios to average net asset value: (4)
Net investment income(5)	9.50%	8.82%	9.25%	11.95%	0.13
Expenses before incentive fee (6)	6.75%	7.86%	7.06%	7.20%	0.06
Expenses and incentive fee (7)	7.31%	8.43%	7.61%	8.00%	0.06

Ending net asset value	$822,188,281	$82,565,096	$4,880,339	$343,837,811	$7,444,366
Weighted-average number of common shares	29,852,135	2,754,387	157,939	11,866,422	299,659

Fund-level Supplemental Data
Portfolio turnover rate	10.27%			12.21%
Weighted-average debt outstanding	$507,740,331			$169,373,626
Weighted-average interest rate on debt	6.49%			7.42%
Weighted-average debt per share	$13.53			$14.21

(1)
Class S commenced operations on June 1, 2024 and Class D commenced operations on August 1, 2024.
(2)
Per share changes in net asset value are computed based on the actual number of shares outstanding during the time such activity occurred.
(3)
Not annualized for periods less than one year. Total return based on net asset value equals the change in net asset value per share during the period plus declared dividends per share during the period, divided by the beginning net asset value per share at the beginning of the period.
(4)
Annualized for periods less than one year except for incentive fees and other certain non-recurring expenses.
(5)
Net of incentive fees and excise taxes.
(6)
Includes interest and other debt costs but excludes excise taxes.
(7)
Includes incentive fees and all Fund expenses including interest and other debt costs but excludes excise taxes.

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

June 30, 2025

10. Senior Securities

Information about the Fund's senior securities is shown in the following table for each of the years ended December 31, 2024, 2023 and 2022 and the period ended June 30, 2025.

Class and Year	Total Amount Outstanding(1)	Asset Coverage Per Unit(2)	Involuntary Liquidating Preference Per Unit(3)	Average Market Value Per Unit(4)
Credit Facility
As of June 30, 2025 (Unaudited)	$331,000,000	$2,544	—	N/A
Fiscal year 2024	320,000,000	3,229	—	N/A
Fiscal year 2023	156,000,000	2,510	—	N/A
Fiscal year 2022	95,000,000	2,225	—	N/A
Revolving Credit Facility
As of June 30, 2025 (Unaudited)	$133,000,000	$2,544	—	N/A
Fiscal year 2024	—	3,229	—	N/A
SG Revolving Credit Facility
As of June 30, 2025 (Unaudited)	$200,000,000	$2,544	—	N/A
Unsecured Notes
As of June 30, 2025 (Unaudited)	$125,000,000	$2,141	—	N/A
Fiscal year 2024	$70,000,000	$2,656	—	N/A

(1)
Total amount of each class of senior securities outstanding at the end of the period presented.
(2)
The asset coverage ratio for a class of senior securities representing indebtedness is calculated as our total assets, less all liabilities and indebtedness not represented by senior securities, divided by senior securities representing indebtedness. The asset coverage ratio with respect to indebtedness is multiplied by $1,000 to determine the Asset Coverage Per Unit.
(3)
The amount to which such class of senior security would be entitled upon the voluntary liquidation of the issuer in preference to any security junior to it. The “—” in this column indicates that the SEC expressly does not require this information to be disclosed for certain types of senior securities.
(4)
The Fund's senior securities are not registered for public trading.

BlackRock Private Credit Fund

Notes to Consolidated Financial Statements (Unaudited)

June 30, 2025

11. Subsequent Events

On July 1, 2025, BlackRock completed its previously announced acquisition of 100% of the business and assets of HPS Investment Partners (“HPS”), a leading global credit investment manager (the “Acquisition”). In connection with the Acquisition, certain senior personnel of HPS joined the Adviser’s investment committee for the Fund’s portfolio as voting members. As of July 1, 2025, the voting members of the Adviser’s investment committee for the Fund are Philip Tseng, Jason Mehring, Dan Worrell, Christian Donohue, Vikas Keswani, Michael Fenstermacher, and Grishma Parekh.

On July 1, 2025, the Fund accepted $135.0 million of additional subscriptions, to purchase $127.8 million of additional Institutional shares, $6.6 million of additional Class S shares and $0.6 million of additional Class D shares, par value $0.001 per share. On July 21, 2025, the number of shares being purchased was fixed when the purchase price of $24.24 per Institutional, Class S shares and Class D shares were determined by the Fund. As a result, the Fund issued 5.3 million Institutional shares, 0.3 million Class S shares and 0.0 million Class D shares and received $135.0 million in proceeds.

On July 25, 2025, the Fund declared a regular distribution as follows:

	Gross Distribution	Shareholder Servicing and/or Distribution Fee	Net Distribution
Institutional Shares	$0.2300	$—	$0.2300
Class S Shares	0.2300	0.0172	0.2128
Class D Shares	0.2300	0.0050	0.2250

The distribution will be payable to shareholders of record at the close of business on July 30, 2025 and will be paid on August 27, 2025. The distribution will be paid in cash or reinvested in Fund shares for shareholders participating in the Fund’s distribution reinvestment plan.

On July 31, 2025, the Board of Trustees of the Fund approved Amendment No. 1 to the Fourth Amended and Restated Agreement and Declaration of Trust (the “Declaration of Trust’) and Amendment No. 1 to the Second Amended and Restated Bylaws (the “Bylaws”) (such amendments being referred to herein as the “Amendments”). The Amendments change the quorum requirements for meetings of the Board of Trustees from one-third, but at least two, of the Trustees, to one-half, but at least two, of the Trustees. The Amendments were made in response to comments from certain state securities regulators in connection with the registration of the shares of the Fund in such states and are intended to conform the Declaration of Trust and Bylaws to such comments.

On August 7, 2025, the Fund entered into the First Amendment to that certain Senior Secured Credit Agreement (the “First Amendment”), which amends that certain Senior Secured Credit Agreement, dated as of April 19, 2024. The parties to the First Amendment include the Fund, as Borrower, the lenders and issuing banks party thereto and Sumitomo Mitsui Banking Corporation, as Administrative Agent, and, solely with respect to Section 5.11 therein, as Collateral Agent. The First Amendment, among other things, (i) extends the revolver availability period from April 2028 to August 2029, (ii) extends the scheduled maturity date from April 2029 to August 2030, (iii) increases the accordion provision to permit increases to a total facility amount of up to $600,000,000, (iv) increases the total facility amount from $150,000,000 to $315,000,000 and (v) resets the minimum shareholders’ equity test.

12. Segment Reporting

The Fund's chief executive officer and chief financial officer act as the Fund's Chief Operating Decision Maker (the “CODM”). The CODM is responsible for assessing performance, allocating resources and making operating decisions of the Fund on a consolidated basis based on the net increase (decrease) in net assets resulting from operations (“net income”) of the Fund. The CODM has concluded that the Fund operates through a single operating and reporting segment with an investment objective to generate both current income and capital appreciation through debt and equity investments. In addition to numerous other factors and metrics, the CODM utilizes net income as a key metric in determining the amount of dividends to be distributed to the Fund's shareholders. As the Fund's operations comprise of a single reporting segment, the segment assets are reflected on the accompanying Consolidated Statements of Assets and Liabilities as “total assets” and the significant segment expenses are listed on the accompanying Consolidated Statements of Operations.

BlackRock Private Credit Fund

Consolidated Schedule of Restricted Securities of Unaffiliated Issuers (Unaudited)

June 30, 2025

Investment	Acquisition Date
New Insight Holdings, Inc. (Dynata), Common Shares	7/15/2024
48forty Intermediate Holdings, Inc., Common Shares	11/5/2024
Streamland Media Holdings LLC, Common Units	3/31/2025

BlackRock Private Credit Fund

Consolidated Schedule of Restricted Securities of Unaffiliated Issuers

December 31, 2024

Investment	Acquisition Date
New Insight Holdings, Inc. (Dynata), Common Shares	7/15/2024
48forty Intermediate Holdings, Inc., Common Shares	11/5/2024

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The information contained in this section should be read in conjunction with our unaudited consolidated financial statements and notes thereto appearing elsewhere in this quarterly report. Some of the statements in this report (including in the following discussion) constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future events or the future performance or financial condition of BlackRock Private Credit Fund (the “Fund,” “we,” “us” or “our”). The forward-looking statements contained in this report involve a number of risks and uncertainties, including statements concerning:

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the Fund’s, or the Fund’s portfolio companies’, future business, operations, operating results or prospects;
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the return or impact of current and future investments;
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the impact of a protracted decline in the liquidity of credit markets on the Fund’s business;
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the impact of fluctuations in interest rates on the Fund’s business;
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the impact of changes in laws or regulations governing the Fund’s operations or the operations of the Fund’s portfolio companies;
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the Fund’s contractual arrangements and relationships with third parties;
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the general economy and its impact on the industries in which the Fund invests;
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the financial condition of and ability of the Fund’s portfolio companies to achieve their objectives;
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the Fund’s expected financings and investments;
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the adequacy of the Fund’s financing resources and working capital;
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the ability of the Advisers to locate suitable investments for the Fund and to monitor and administer the Fund’s investments;
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the timing of cash flows, if any, from the operations of the Fund’s portfolio companies;
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the timing, form and amount of any dividend distributions; and
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the Fund’s ability to maintain the Fund’s qualification as a regulated investment company and as a business development company.

We use words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “could,” “may,” “plan” and similar words to identify forward-looking statements. The forward-looking statements contained in this quarterly report involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth as “Risk Factors” in this report.

We have based the forward-looking statements included in this report on information available to us on the date of this report, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we have filed or in the future may file with the SEC, including annual reports on Form 10-K, registration statements on Form N-2, quarterly reports on Form 10-Q and current reports on Form 8-K.

Overview

The Fund is a Delaware statutory trust formed on December 23, 2021 and is an externally managed, closed-end, non-diversified management investment company. We have elected to be regulated as a BDC under the 1940 Act. Our investment objective is to target high risk-adjusted returns produced primarily from current income generated by investing primarily in directly originated, senior secured corporate debt instruments. We seek to achieve our investment objective through investments in privately-originated, performing senior secured debt primarily in North America-based companies with target enterprise values between $100 million and $1.5 billion. Performing debt is debt that at the time of investment is not defaulted or, in the view of the Advisers, distressed. The Fund targets positions in first lien, second lien and unitranche debt, with a preference for floating-rate debt, which the Advisers believe provides flexibility to adapt to changing market conditions. The Fund may invest in securities of any maturity and credit quality. Our investment activities will benefit from what we believe are the competitive advantages of our Advisers, including its diverse in-house skills, proprietary deal flow, and consistent and rigorous investment process focused on established, middle-market companies.

The Fund has elected to be treated as a RIC for U.S. federal income tax purposes. As a RIC, the Fund will not be taxed on its income to the extent that it distributes such income each year and satisfies other applicable income tax requirements.

To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements and timely distribute to our shareholders generally at least 90% of our investment company taxable income, as defined by the Code, for each year. Pursuant to this election, we generally will not have to pay corporate level taxes on any income that we distribute to our shareholders provided that we satisfy those requirements.

Investments

Our level of investment activity can and does vary substantially from period to period depending on many factors, including the amount of debt and equity capital available to middle-market companies, the level of merger and acquisition activity, the general economic environment and the competitive environment for the types of investments we make.

As a BDC, we are required to comply with certain regulatory requirements. For instance, we generally have to invest at least 70% of our total assets in “qualifying assets,” including securities and indebtedness of private U.S. companies, public U.S. operating companies whose securities are not listed on a national securities exchange or registered under the Exchange Act, public domestic operating companies having a market capitalization of less than $250 million, cash, cash equivalents, U.S. government securities and high-quality debt investments that mature in one year or less. We are also permitted to make certain follow-on investments in companies that were eligible portfolio companies at the time of initial investment but that no longer meet the definition. As of June 30, 2025, approximately 92.0% of our total assets were invested in qualifying assets.

Revenues

We generate revenues primarily in the form of interest on the debt we hold. We also generate revenue from dividends on our equity interests, capital gains on the disposition of investments, and certain lease, fee, and other income. Our investments in fixed income instruments generally have an expected maturity of three to five years, although we have no lower or upper constraint on maturity. Interest on our debt investments is generally payable quarterly or semi-annually. Payments of principal of our debt investments may be amortized over the stated term of the investment, deferred for several years or due entirely at maturity. In some cases, our debt investments and preferred stock investments may defer payments of cash interest or dividends or PIK. Any outstanding principal amount of our debt investments and any accrued but unpaid interest will generally become due at the maturity date. In addition, we may generate revenue in the form of prepayment fees, commitment, origination, structuring or due diligence fees, end-of-term or exit fees, fees for providing significant managerial assistance, consulting fees and other investment related income.

Expenses

The Fund will be responsible for paying the compensation of the Investment Advisers. In addition, the Fund will generally be responsible for all operating expenses of the Fund, and shall pay, and shall reimburse the Investment Adviser or the Administrator and their respective affiliates for, all fees, costs, expenses, liabilities and obligations of the Fund relating or attributable to:

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our organization;
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calculating our net asset value (including the cost and expenses of any independent valuation firms);
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interest payable on debt, if any, incurred to finance our investments;
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the base management fee and any incentive fee;
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dividends and distributions on our Common Shares;
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administration fees payable under the Administration Agreement;
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fees payable to third parties relating to, or associated with, making investments;
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transfer agent and custodial fees;
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registration fees;
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taxes;
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director fees and expenses;
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costs of preparing and filing reports or other documents with the SEC;
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costs of any reports, proxy statements or other notices to our shareholders, including printing costs;
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our fidelity bond;
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directors and officers/errors and omissions liability insurance, and any other insurance premiums;

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indemnification payments;
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direct costs and expenses of administration, including audit and legal costs; and
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all other expenses reasonably incurred by us and the Administrator in connection with administering our business, such as the allocable portion of overhead under the Administration Agreement, including rent and other allocable portions of the cost of certain of our officers and their respective staffs.

The Advisory Agreement provides that the management fee is calculated at an annual rate of 1.25% of the value of the Fund’s net assets at the end of the most recently completed calendar month and payable monthly in arrears. For purposes of calculating the base management fee, “net assets” means the Fund’s total assets less liabilities determined on a consolidated basis in accordance with GAAP. For the first calendar month in which the Fund had operations, net assets were measured as the beginning net assets as of the date on which the Fund first issued Common Shares to one or more investors (other than the Investment Adviser and its affiliates). The Investment Adviser agreed to waive its management fee for the first twelve months following the date of the commencement of the Fund’s operations.

Additionally, the Advisory Agreement provides that the Investment Adviser may be entitled to incentive fee under certain circumstances. According to the terms of such agreement, the incentive fee equals the sum of (i) 12.5% of all net investment income and (ii) 12.5% of all net realized capital gains (net of any net unrealized capital depreciation) less net investment income incentive fee and capital gains incentive fee previously paid. However, incentive fee will only be paid to the extent the cumulative total return of the Fund after the incentive fee and including such payment would equal or exceed a 5% annual return on daily weighted-average unreturned contributed capital contributions. The determination of the incentive fee is subject to limitations under the 1940 Act and the Advisers Act.

Pursuant to the Amended and Restated Fee Waiver and Expense Support and Reimbursement Agreement between the Fund and the Investment Adviser, dated as of August 29, 2022, as amended on April 25, 2023, the Investment Adviser agreed to waive its base management fee and incentive fee for the period from the date of the commencement of the Fund’s operations through December 31, 2023.

Pursuant to the Sub-Advisory Agreement, the Investment Adviser, and not the Fund, will pay a portion of the management fee received by the Investment Adviser to the Sub-Adviser as a sub-advisory fee to the Sub-Adviser in an amount equal to a percentage of the average daily value of the Fund’s assets allocated to the Sub-Adviser.

Critical accounting policies and estimates

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with GAAP. The preparation of these consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Changes in the economic environment, financial markets and any other parameters used in determining such estimates could cause actual results to differ. Management considers the following critical accounting policies important to understanding the consolidated financial statements. In addition to the discussion below, our critical accounting policies are further described in the notes to our consolidated financial statements.

Valuation of portfolio investments

Pursuant to Rule 2a-5 under the 1940 Act, which establishes requirements for determining fair value in good faith for purposes of the 1940 Act, the Fund's Board of Trustees has designated the Investment Adviser as the Fund's valuation designee (the "Valuation Designee") to perform certain fair value functions, including performing fair value determinations. As required by Rule 2a-5, the Valuation Designee provides periodic fair valuation reporting and notifications on behalf of the Fund to the Board of Trustees to facilitate the Board of Trustees' oversight duties.

We value our portfolio investments at fair value based upon the principles and methods of valuation set forth in the Valuation Designee's policies and procedures adopted for the Fund by the Valuation Designee. Fair value is defined as the price that would be received to sell an asset in an orderly transaction between market participants at the measurement date. Market participants are buyers and sellers in the principal (or most advantageous) market for the asset that (i) are independent of us, (ii) are knowledgeable, having a reasonable understanding about the asset based on all available information (including information that might be obtained through due diligence efforts that are usual and customary), (iii) are able to transact for the asset, and (iv) are willing to transact for the asset or liability (that is, they are motivated but not forced or otherwise compelled to do so).

When market quotations are not readily available or are believed by the Valuation Designee to be inaccurate or unreliable, the Fund’s investments are valued at fair value (“Fair Value Assets”). Fair Value Assets are valued by the Valuation Designee in accordance with documented valuation policies and procedures reviewed and approved by a committee established by the Valuation Designee (the

"Valuation Committee"). The Valuation Designee may conclude that a market quotation is not readily available, inaccurate or unreliable if a security or other asset or liability does not have a price source due to its complete lack of trading, if the Valuation Designee believes a market quotation from a broker-dealer or other source is unreliable (e.g., where it varies significantly from a recent trade, or no longer reflects the fair value of the security or other asset or liability subsequent to the most recent market quotation), where the security or other asset or liability is only thinly traded or due to the occurrence of a significant event subsequent to the most recent market quotation.

For this purpose, a “significant event subsequent to the most recent market quotation” is deemed to occur if the Valuation Designee determines, in its business judgment prior to or at the time of pricing the Fund’s assets or liabilities, that it is likely that the event will cause a material change to the last exchange closing price or closing market price of one or more assets or liabilities held by the Fund. Examples of these events could include cases where a security trades infrequently causing a quoted purchase or sale price to become stale, where markets quotations vary substantially among market makers, or where there is a wide bid-ask spread or significant increase in the bid-ask spread. On any date the NYSE is open and the primary exchange on which a foreign asset or liability is traded is closed, such asset or liability will be valued using the prior day’s price, provided that the Valuation Designee is not aware of any significant event or other information that would cause such price to no longer reflect the fair value of the asset or liability, in which case such asset or liability would be treated as a Fair Value Asset. For certain foreign securities, a third-party vendor supplies evaluated, systematic fair value pricing based upon the movement of a proprietary multi-factor model after the relevant foreign markets have closed. This systematic fair value pricing methodology is designed to correlate the prices of foreign securities following the close of the local markets to the price that might have prevailed as of the Fund’s pricing time.

A substantial portion of the Fund’s assets are expected to consist of securities of private companies for which there are no readily available market quotations. The information available in the marketplace for such companies, their securities and the status of their businesses and financial conditions is often extremely limited, outdated and difficult to confirm. Such securities are valued by the Fund monthly at fair value as determined pursuant to the principles and methods of valuation set forth in the Valuation Designee's policies and procedures adopted for the Fund by the Valuation Designee and approved by the Board of Trustees. In determining fair value each month, the Valuation Designee is required to consider all appropriate factors relevant to value and all indicators of value available to the Fund. The determination of fair value necessarily involves judgment in evaluating this information in order to determine the price that the Fund might reasonably expect to receive for the security upon its current sale. The most relevant information may often be that information which is provided by the issuer of the securities. Given the nature, timeliness, amount and reliability of information provided by the issuer, fair valuations may become more difficult and uncertain as such information is unavailable or becomes outdated. Because the Fund will value all of its assets monthly, the Fund is subject to greater risk that the information available to determine fair value on any given day is uncertain, incomplete and potentially unreliable and, as a result, that the prices assigned to fair valued securities may not in fact represent approximately the price that the Fund could receive upon their current sale.

Certain investments for which market quotations are not readily available or for which market quotations are deemed not to represent fair value are valued on a monthly basis utilizing a market approach, an income approach, or both approaches, as appropriate. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities (including a business). The income approach uses valuation techniques to convert future amounts (for example, cash flows or earnings) to a single present amount (discounted). The measurement is based on the value indicated by current market expectations about those future amounts. In following these approaches, the types of factors that we may take into account in determining the fair value of our investments include, as relevant and among other factors: available current market data (e.g., information available through regulatory filings, press releases, news feeds and financial press), including relevant and applicable market trading and transaction comparables, applicable market yields and multiples, information provided by the company (e.g., letters to investors, financials, information provided pursuant to financial document reporting obligations), security covenants, call protection provisions, information rights, the nature and realizable value of any collateral, the portfolio company’s ability to make payments, its earnings and discounted cash flows, the markets in which the portfolio company does business, comparisons of financial ratios of peer companies that are public, M&A comparables and enterprise values.

With respect to the Fund’s investments for which market quotations are not readily available or for which market quotations are deemed not to represent fair value, the Valuation Designee has approved a valuation process that takes into account a variety of inputs.

When determining the price for a Fair Value Asset, the Valuation Committee shall seek to determine the price that the Fund might reasonably expect to receive from the current sale of that asset or liability in an arm’s-length transaction. The price generally may not be determined based on what the Fund might reasonably expect to receive for selling an asset or liability at a later time or if it holds the asset or liability to maturity. Fair value determinations shall be based upon all available factors that the Valuation Committee deems relevant at the time of the determination, and may be based on analytical values determined by the Valuation Designee using proprietary or third party valuation models.

Fair value represents a good faith approximation of the value of an asset or liability. The fair value of one or more assets or liabilities may not, in retrospect, be the price at which those assets or liabilities could have been sold during the period in which the particular fair values were used in determining the Fund’s NAV, and the differences between the fair value of the assets and the prices at which those assets are ultimately sold may be significant. As a result, the Fund’s sale or repurchase of its shares at NAV, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing shareholders. Information that becomes known to the Fund or its agents after the NAV has been calculated in a particular month will not be used to retroactively adjust the price of a security or the NAV determined earlier that month.

The Fund’s annual audited financial statements, which are prepared in accordance with GAAP, follow the requirements for valuation set forth in ASC 820, which defines and establishes a hierarchical disclosure framework for measuring fair value under GAAP and expands financial statement disclosure requirements relating to fair value measurements.

The three-level hierarchy for fair value measurement is defined as follows:

Level 1: Quoted prices in active markets for identical assets

Level 2: Other direct and indirect observable market inputs (for example, quoted prices in inactive markets or quotes for comparable investments)

Level 3: Independent third-party valuation sources that employ significant unobservable inputs

As of June 30, 2025, none of our investments were categorized as Level 1, 28.4% were categorized as Level 2 and 71.6% were Level 3 investments valued based on valuations by independent third party sources.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of input that is significant to the overall fair value measurement. The Valuation Designee's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and consideration of factors specific to the investment.

Determination of fair value involves subjective judgments and estimates. Accordingly, the notes to our consolidated financial statements express the uncertainty with respect to the possible effect of such valuations, and any change in such valuations, on the consolidated financial statements.

Revenue recognition

Interest and dividend income, including income paid in kind, is recorded on an accrual basis, when such amounts are considered collectible. Origination, structuring, closing, commitment and other upfront fees, including original issue discounts, earned with respect to capital commitments are generally amortized or accreted into interest income over the life of the respective debt investment, as are end-of-term or exit fees receivable upon repayment of a debt investment. Other fees, including certain amendment fees, prepayment fees and commitment fees on broken deals, are recognized as earned. Prepayment fees and similar income due upon the early repayment of a loan or debt security are recognized when earned and are included in interest income.

Certain of our debt investments are purchased at a discount to par as a result of the underlying credit risks and financial results of the issuer, as well as general market factors that influence the financial markets as a whole. Discounts on the acquisition of corporate bonds are generally amortized using the effective-interest or constant-yield method assuming there are no questions as to collectability. When principal payments on a loan are received in an amount in excess of the loan’s amortized cost, the excess principal payments are recorded as interest income.

Debt investments are generally placed on non-accrual status when it is probable that principal or interest will not be collected according to the contractual terms. When a debt investment is placed on non-accrual status, accrued and unpaid interest (including any accrued PIK interest) is generally reversed, and discount accretion or premium amortization is discontinued. The Fund does not reverse previously capitalized PIK income. Payments received on non-accrual investments may be recognized as income or applied to principal depending upon the Fund's judgment regarding collectability of the outstanding principal and interest. Non-accrual investments are restored to accrual status if past due principal and interest are paid or, in the Fund's judgement, the repayment of the remaining contractual principal and interest is expected. The Fund may opt not to place a distressed debt investment on non-accrual status if principal and interest are secured through sufficient collateral value and are in the process of collection through legal actions or other efforts that are expected to result in repayment of principal and interest.

Net realized gains or losses and net change in unrealized appreciation or depreciation

We measure realized gains or losses by the difference between the net proceeds from the repayment or sale and the amortized cost basis of the investment, without regard to unrealized appreciation or depreciation previously recognized. Realized gains and losses are computed using the specific identification method. Net change in unrealized appreciation or depreciation reflects the change in portfolio investment values during the reporting period, including the reversal of previously recorded unrealized appreciation or depreciation when gains or losses are realized.

Portfolio and investment activity

During the three months ended June 30, 2025, we invested approximately $464.4 million, comprised of new investments in 28 new portfolio companies, as well as draws made on existing commitments and payment in kind ("PIK") received on prior investments, all of which were in senior secured loans. Additionally, we received approximately $63.3 million in proceeds from sales or repayments during the three months ended June 30, 2025.

During the three months ended June 30, 2024, we invested approximately $117.7 million, comprised of new investments in 8 new portfolio companies, as well as draws made on existing commitments and PIK received on prior investments, all of which were in senior secured loans. Additionally, we received approximately $43.5 million in proceeds from sales or repayments during the three months ended June 30, 2024.

During the six months ended June 30, 2025, we invested approximately $845.5 million, comprised of new investments in 77 new portfolio companies, as well as draws made on existing commitments and PIK received on prior investments, all of which were in senior secured loans. Additionally, we received approximately $136.8 million in proceeds from sales or repayments during the six months ended June 30, 2025.

During the six months ended June 30, 2024, we invested approximately $167.9 million, comprised of new investments in 16 new portfolio companies, as well as draws made on existing commitments and PIK received on prior investments, all of which were in senior secured loans. Additionally, we received approximately $55.2 million in proceeds from sales or repayments during the six months ended June 30, 2024.

At June 30, 2025, our investment portfolio of $1,744.7 million (at fair value) consisted of 254 portfolio companies and was invested 99.9% in senior secured loans and 0.1% in equity investments. Our average portfolio company investment at fair value was approximately $6.9 million. Our largest portfolio company investment by fair value was approximately 2.7% of our portfolio and our five largest portfolio company investments by fair value comprised approximately 11.1% of our portfolio at June 30, 2025.

At December 31, 2024, our investment portfolio of $1,040.4 million (at fair value) consisted of 197 portfolio companies and was invested 100.0% in senior secured loans and 0.0% in equity investments. Our average portfolio company investment at fair value was approximately $5.3 million. Our largest portfolio company investment by fair value was approximately 2.8% of our portfolio and our five largest portfolio company investments by fair value comprised approximately 11.5% of our portfolio at December 31, 2024.

The industry composition of our portfolio at fair value at June 30, 2025 was as follows:

Industry	June 30, 2025
Software	21.3%
Diversified Financial Services	10.4%
Professional Services	10.2%
Construction and Engineering	7.8%
Insurance	5.9%
Commercial Services and Supplies	4.5%
Internet Software and Services	3.7%
IT Services	3.5%
Aerospace and Defense	3.4%
Health Care Technology	3.4%
Hotels, Restaurants and Leisure	2.8%
Wireless Telecommunication Services	2.5%
Media	2.0%
Healthcare Providers and Services	1.7%
Diversified Consumer Services	1.6%
Textiles, Apparel and Luxury Goods	1.5%
Machinery	1.4%
Building Products	1.4%
Energy Equipment and Services	1.3%
Capital Markets	1.2%
Other	8.5%
Totals	100.0%

The weighted average effective yield of our debt and total portfolio was 9.5% at June 30, 2025 and 10.6% at December 31, 2024. At June 30, 2025, 100.0% of debt investments in our portfolio bore interest based on floating rates, such as SOFR, the Federal Funds Rate or PRIME Rate, and 0.0% of the debt investments bore interest at fixed rates. The percentage of floating rate debt investments in our portfolio that were subject to an interest rate floor was 78.1% at June 30, 2025. At December 31, 2024, 100.0% of debt investments in our portfolio bore interest based on floating rates, such as SOFR, the Federal Funds Rate or PRIME Rate, and 0.0% of the debt investments bore interest at fixed rates. The percentage of floating rate debt investments in our portfolio that were subject to an interest rate floor was 81.2% at December 31, 2024. Debt investments in one portfolio company were on non-accrual status as of June 30, 2025, representing 0.2% of the portfolio at fair value and 0.3% at cost. Debt investments in one portfolio company were on non-accrual status as of December 31, 2024, representing 0.0% of the portfolio at fair value and 0.0% at cost.

Results of operations

Investment income

Investment income totaled $36.0 million and $15.2 million, respectively, for the three months ended June 30, 2025 and 2024, all of which was attributable to interest and fees on our debt investments. The increase in investment income in the three months ended June 30, 2025 compared to the three months ended June 30, 2024 reflects the significant increase in portfolio size as the Fund continues to ramp up.

Investment income totaled $64.9 million and $28.7 million, respectively, for the six months ended June 30, 2025 and 2024, all of which was attributable to interest and fees on our debt investments. The increase in investment income in the six months ended June 30, 2025 compared to the six months ended June 30, 2024 reflects the significant increase in portfolio size as the Fund continues to ramp up.

Expenses

Total net operating expenses for the three months ended June 30, 2025 and 2024 were $17.9 million and $6.5 million, respectively, comprised of $10.5 million and $3.5 million in interest and other debt expenses, $2.6 million and $1.2 million in incentive fees, $2.6 million and $0.9 million in management fees, $0.6 million and $0.0 million in amortization of offering costs, $0.4 million and $0.2 million in administrative expenses, $0.4 million and $0.2 million in professional fees, $0.0 million and $0.0 million in incentive fees on capital gains, and $0.8 million and $0.4 million in other operating expenses, respectively. The increase in expenses in the three months ended June 30, 2025 compared to the three months ended June 30, 2024, primarily reflects the significant increase in portfolio size, amount of debt outstanding, and other Fund activities as the Fund continues to ramp up.

Total net operating expenses for the six months ended June 30, 2025 and 2024 were $30.7 million and $12.6 million, respectively, comprised of $17.5 million and $6.8 million in interest and other debt expenses, $4.8 million and $2.3 million in incentive fees, $4.7 million and 1.7 million in management fees, $1.3 million and $0.0 million in amortization of offering costs, $0.7 million and $0.5 million in administrative expenses, $0.7 million and $0.5 million in professional fees, $(0.5) million and $0.0 million in incentive fees on capital gains, and $1.4 million and $0.7 million in other operating expenses, respectively. The increase in expenses in the six months ended June 30, 2025 compared to the six months ended June 30, 2024, primarily reflects the significant increase in portfolio size, amount of debt outstanding, and other Fund activities as the Fund continues to ramp up.

Net investment income (loss)

Net investment income was $18.1 million and $8.7 million, respectively, for the three months ended June 30, 2025 and 2024. The increase in net investment income reflects the higher investment income, partially offset by the higher operating expenses in the three months ended June 30, 2025 compared to the three months ended June 30, 2024.

Net investment income was $34.2 million and $16.1 million, respectively, for the six months ended June 30, 2025 and 2024. The increase in net investment income reflects the higher investment income, partially offset by the higher operating expenses in the six months ended June 30, 2025 compared to the six months ended June 30, 2024.

Net realized and unrealized gain or loss

Net realized gain (loss) for the three months ended June 30, 2025 and 2024 was $(0.7) million and $(0.2) million, respectively. Net realized losses for the three months ended June 30, 2025 was comprised primarily of $(0.5 million) in losses from the restructuring of our investments in WOOF Holdings, Inc.

Net realized gain (loss) for the six months ended June 30, 2025 and 2024 was $(2.2) million and $(0.2) million, respectively. Net realized losses for the six months ended June 30, 2025 was comprised primarily of $(1.3) million in losses from the restructuring of our investments in Streamland Media Midco and $(0.5 million) in losses from the restructuring of our investments in WOOF Holdings, Inc.

For the three months ended June 30, 2025 and 2024, the change in net unrealized appreciation (depreciation) was $1.0 million and $(1.4) million, respectively. The change in net unrealized appreciation (depreciation) for the three months ended June 30, 2025 was primarily driven by $0.5 million change in unrealized appreciation on our investment in JF Acquisition, LLC and $0.4 million on our investment in Woof Holdings, Inc, as well as change in unrealized gains across the portfolio. The change in net unrealized appreciation (depreciation) for the three months ended June 30, 2024 was primarily driven by The change in net unrealized appreciation (depreciation) for the three months ended June 30, 2024 was primarily driven by unrealized losses across the portfolio from wider market spread during the quarter.

For the six months ended June 30, 2025 and 2024, the change in net unrealized appreciation (depreciation) was $(4.7) million and $0.0 million, respectively. The change in net unrealized appreciation (depreciation) for the six months ended June 30, 2025 was primarily driven by $(1.0 million) change in unrealized depreciation on our investment in Alpine Acquisition Corp II and $(0.6 million) on our investment in Brand Industrial Services, $(0.6 million) change in unrealized depreciation on our investment in TouchTUnes Interactive Networks, as well as change in unrealized losses across the portfolio. The change in net unrealized appreciation (depreciation) for the six months ended June 30, 2024 was primarily driven by unrealized gains across the portfolio from tighter market spreads during the year.

Incentive compensation

The income component of the incentive fee will be the amount, if positive, equal to 12.5% of the aggregate net investment income before incentive compensation earned for the most recent calendar quarter and the preceding eleven calendar quarters (or if shorter, the number of calendar quarters that have occurred since commencement of the fund), less aggregate income incentive compensation previously paid in with respect to the first eleven calendar quarters (or the portion thereof) included in the relevant trailing twelve quarters. The income component of the incentive fee is subject to a 5.0% total return hurdle on daily weighted average unreturned capital contributions (the “Hurdle Rate”). The capital gains component of the incentive fee will be the amount, if positive, equal to the lesser of (i) 12.5% of the aggregate realized capital gains (computed net of realized losses and net of unrealized capital depreciation, if any) for the most recent calendar quarter and the preceding eleven calendar quarters (or if shorter, the number of calendar quarters that have occurred since commencement of the fund), less capital gains incentive compensation previously paid or distributed in respect of the first eleven calendar quarters (or the portion thereof) included in the relevant trailing twelve quarters or (ii) 12.5% of cumulative aggregate realized capital gains (computed net of realized losses and net of unrealized capital depreciation, if any) since commencement of the Fund, less capital gains incentive compensation previously paid or distributed since commencement of the Fund. The capital gains component will be paid in full prior to payment of the income component. In any case, incentive compensation (including both the income and capital gains components) will only be paid to the extent the trailing twelve quarter (or if shorter, the number of calendar quarters that have occurred since commencement of the fund) total return of the Fund after incentive compensation and including such payment would equal or exceed a 5% annual total return on daily weighted average unreturned contributed capital contributions for such period. For the six months ended June 30, 2025, $4.8 million in incentive fees were earned, compared to $2.3 million earned for the six months ended June 30, 2024. For the six months ended June 30, 2025, we reversed the accrual of $0.5 million as a reserve for incentive fees on capital gains accrued on a liquidation basis (but not payable) under GAAP on a cumulative basis. For the six months ended June 30, 2024, the Fund did not accrue any incentive fees on capital gains on a liquidation basis (but not payable) under GAAP.

Income tax expense, including excise tax

The Fund has elected to be treated as a RIC under Subchapter M of the Code and operates in a manner so as to qualify for the tax treatment applicable to RICs. To qualify as a RIC, the Fund must, among other things, timely distribute to its shareholders generally at least 90% of its investment company taxable income, as defined by the Code, for each year. The Fund has made and intends to continue to make the requisite distributions to its shareholders which will generally relieve the Fund from U.S. federal income taxes.

Depending on the level of taxable income earned in a tax year, we may choose to carry forward taxable income in excess of current year dividend distributions from such current year taxable income into the next tax year and pay a 4% excise tax on such income. Any excise tax expense is recorded at year end as such amounts are known. No excise tax expense was incurred in the six months ended June 30, 2025.

Net increase (decrease) in net assets resulting from operations

The net increase in net assets applicable to common shareholders resulting from operations was $18.3 million and $7.1 million, respectively for the three months ended June 30, 2025 and 2024.

The net increase in net assets applicable to common shareholders resulting from operations was $27.3 million and $15.9 million, respectively for the six months ended June 30, 2025 and 2024.

Liquidity and capital resources

Our liquidity and capital resources are expected to be generated primarily through the offerings of the Fund's common shares, borrowings under the Credit Facility, Revolving Credit Facility, SG Revolving Facility, and cash flows from operations, including investments sales and repayments and income earned from investments and cash equivalents. The primary uses of cash have been investments in portfolio companies and other general corporate purposes.

Our primary uses of cash are expected to be for investments in portfolio companies and other investments, for operational costs such as paying the Investment Adviser and Administrator, for costs related to our credit facility and for distributions to our shareholders.

The Investment Adviser has agreed to pay all of our organization and offering expenses on our behalf (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses and other offering expenses, including costs associated with technology integration between the Fund’s systems and those of our participating brokers, reasonable bona fide due diligence expenses of participating brokers supported by detailed and itemized invoices, costs in connection with preparing sales materials and other marketing expenses, design and website expenses, fees and expenses of our transfer agent, fees to attend retail seminars sponsored by participating brokers and costs, expenses and reimbursements for travel, meals, accommodations, entertainment and other similar expenses related to meetings or events with prospective investors, brokers, registered investment advisors or financial or other advisors, but excluding the shareholder servicing and/or distribution fee) through the commencement of the Fund’s operations.

Pursuant to the Fee Waiver and Expense Support and Reimbursement Agreement (the "Expense Support Agreement") we entered into with the Investment Adviser, we were obligated to reimburse the Investment Adviser for expenses during the 36 months following the commencement of the Fund’s operations (the "Reimbursement Period"), to the extent that the Fund’s annual Operating Expenses do not exceed 1.25% of the value of the Fund’s net assets, calculated monthly based on month-end net assets of the Fund. The Reimbursement Period expired on March 18, 2025. From inception of the Fund through the expiration of the Reimbursement Period, the Fund reimbursed the Investment Adviser for $0.8 million related to organizational and offering expenses of the Fund pursuant to the Expense Support Agreement.

On June 3, 2022, BlackRock Private Credit Fund Leverage I, LLC (the “Borrower”), a Delaware limited liability company and wholly-owned subsidiary of the Fund, established a $200 million combined revolving credit and term loan facility with PNC Bank,

National Association as facility agent (the “Credit Facility”). The Credit Facility matures on June 3, 2032 and generally bears interest at three-month Term SOFR, plus (a) 1.55% if the aggregate balance of Middle Market Loans is less than or equal to 25%, (b) 1.65% if the aggregate balance of Middle Market Loans is above 25% and less than or equal to 50%, (c) 1.80% if the aggregate balance of Middle Market Loans is above 50% and less than or equal to 75%, or (d) 1.90% if the aggregate balance of Middle Market Loans is above 75%. The Credit Facility also accrues commitment fees on any undrawn amounts at an annual rate of 0.50%, or 0.35% for the period from the closing date of the Credit Facility to the three-month anniversary of the closing date. The Credit Facility is secured by all of the assets held by the Borrower. Under the Credit Facility, the Borrower has made certain customary representations and warranties, and is required to comply with various covenants, reporting requirements and other customary requirements for similar credit facilities.

On September 8, 2023, the Borrower entered into Amendment No. 1 to the Credit Facility (the “Amendment”). The Amendment extended the term commitment termination date under the Credit Facility with respect to term commitments entered into on the closing date to December 8, 2023. On December 15, 2023, the Borrower entered into Amendment No. 2 to the Credit Facility (the "Second Amendment"). The Second Amendment increased the total revolving commitments from $50.0 million to $75.0 million, increased total term commitments from $150.0 million to $225.0 million, and increased the facility margin level applicable to the borrower.

On November 27, 2024, the Borrower entered into Amendment No. 3 to the Credit Facility (the "First Amended and Restated Credit and Security Agreement"). The amendment increased the total revolving commitments from $75.0 million to $125.0 million, increased total term commitments from $225.0 million to $325.0 million, and modified certain other terms of the Credit Facility, including (i) extending the final maturity date to June 3, 2033, (ii) extending the reinvestment period to June 3, 2026, and (iii) extending the delayed draw term loan commitment termination date until December 15, 2025. The credit facility commitment fees accrual rate was amended at a rate equal to 0.35% per annum, if as of such date the outstanding principal amount of the Revolving Advances is greater than 50% of the Revolving Commitment otherwise the rate is 0.50% per annum. And the rate for Term Commitment is amended at 0.35% per annum for the first three months following any Incremental Commitment Effective Date, and thereafter 0.50% per annum. The Credit Facility includes usual and customary events of default for credit facilities of this nature. Borrowings under the Credit Facility are considered our borrowings for purposes of complying with the asset coverage requirements under the 1940 Act.

On May 2, 2025, the Fund entered into Amendment No. 1 to the First Amended and Restated Credit and Security Agreement (the “Credit Facility Amendment”). Pursuant to the Credit Facility Amendment, under the Credit Facility, the total revolving commitments increased from $125.0 million to $150.0 million, and the total term commitments increased from $325.0 million to $500.0 million. The Credit Facility Amendment modified certain other terms of the Credit Facility, including extending the prepayment lockout period until the first anniversary of the closing date of the Credit Facility Amendment. As of June 30, 2025, there was $331.0 million drawn on the Credit Facility.

On April 19, 2024, the Fund entered into a Senior Secured Credit Agreement for a $75 million revolving credit facility (the “Revolving Credit Facility”) with Sumitomo Mitsui Banking Corporation, as administrative agent, and the lenders and issuing banks from time to time parties thereto. The Revolving Credit Facility matures on April 19, 2029 and generally bears interest at either (i) term SOFR plus a credit spread adjustment plus margin of 2.00% or 1.875% per annum or (ii) the prime rate plus a margin of 2.00% or 1.875% per annum, in each case subject to certain conditions. The Fund may elect either the term SOFR or prime rate at the time of drawdown. The Revolving Credit Facility will be guaranteed by certain domestic subsidiaries of the Fund that are formed or acquired by the Fund in the future (collectively, the “Guarantors”). The Revolving Credit Facility is secured by substantially all of the portfolio investments held by the Fund and each Guarantor, subject to certain exceptions. On November 4, 2024, the Fund increased the commitment on the Revolving Credit Facility from $75 million to $150 million. As of June 30, 2025, there was $133.0 million drawn on the Revolving Credit Facility.

On November 18, 2024, the Fund entered into a Master Note Purchase Agreement (the “Master Note Purchase Agreement”), governing the issuance (a) on November 18, 2024, of $70.0 million aggregate principal amount of its 7.14% Series 2024A Senior Notes, Tranche A, due November 18, 2027 (the “Tranche A Notes”), and (b) on January 22, 2025 (subject to customary closing conditions), of $55.0 million aggregate principal amount of its 7.33% Series 2024A Senior Notes, Tranche B, due January 22, 2030 (the “Tranche B Notes” and, together with the Tranche A Notes, the “Notes”), to qualified institutional investors in a private placement. The Tranche A Notes bear interest at a rate equal to 7.14% per annum that is payable semi-annually on May 18 and November 18 of each year, beginning on May 18, 2025. The Tranche B Notes bear interest at a rate equal to 7.33% per annum that is payable semi-annually on January 22 and July 22 of each year, beginning on July 22, 2025. The Notes will be guaranteed by certain domestic subsidiaries of the Fund that are formed or acquired by the Fund in the future (collectively, the “Guarantors”). The Tranche A Notes were issued at a closing on November 18, 2024, and the Tranche B Notes were issued at a closing which occurred on January 22, 2025. As of June 30, 2025, there was $70.0 million and $55.0 million, respectively, outstanding on the Tranche A Notes and Tranche B Notes.

On May 28, 2025, BlackRock Private Credit Fund Leverage II, LLC (the “SG Borrower”), a Delaware limited liability company and wholly-owned subsidiary of the Fund, established the SG Revolving Credit Facility, a $200.0 million revolving credit facility with Societe Generale as Administrative agent (the "SG Revolving Credit Facility”). The SG Revolving Credit Facility matures on May 29, 2027 and generally bears interest at term SOFR plus, for a period of 1 year from the date of entry into the SG Revolving Credit Facility,

1.15% and, thereafter, 1.25%. The proceeds of the SG Revolving Credit Facility are to be used to acquire a portfolio of broadly syndicated leveraged loans (the “SG Portfolio Assets”). Pursuant to a collateral management agreement between the SG Borrower and the Fund, the Fund is responsible for the selection, management and reporting of the SG Portfolio Assets. The SG Revolving Credit Facility includes customary covenants, including certain limitations on the incurrence by the SG Borrower of additional indebtedness and on the SG Borrower’s ability to make distributions, as well as customary events of default. As of June 30, 2025, the SG Borrower was in full compliance with such covenants. As of June 30, 2025, there was $200.0 million drawn on the SG Revolving Credit Facility.

Under Section 61(a) of the 1940 Act, prior to March 23, 2018, a BDC was generally not permitted to issue senior securities unless after giving effect thereto the BDC met a coverage ratio of total assets, less liabilities and indebtedness not represented by senior securities, to total senior securities, which includes all borrowings of the BDC, of at least 200%. On March 23, 2018, the Small Business Credit Availability Act (“SBCAA”) was signed into law, which among other things, amended Section 61(a) of the 1940 Act to add a new Section 61(a)(2) that reduces the asset coverage requirement applicable to BDCs from 200% to 150% so long as the BDC meets certain disclosure requirements and obtains certain approvals. After obtaining shareholder approval by written consent on March 16, 2022, the Fund’s asset coverage requirement was reduced from 200% to 150%, as set forth in Section 61(a)(2) of the 1940 Act, as amended by the SBCAA. As of June 30, 2025, the Fund's asset coverage ratio was 214%.

Net cash used in operating activities for the six months ended June 30, 2025 was $641.6 million, consisting primarily of the settlement of acquisitions of investments (net of dispositions) of $672.0 million, and net investment income (net of non-cash income and expenses) of approximately $30.4 million.

Net cash provided by financing activities was $631.3 million for the six months ended June 30, 2025, consisting primarily of $344.0 million in credit facility draws (net of repayments), $256.1 million in proceeds from share issuances,$55.0 million in proceeds from the Senior Notes, offset by $17.7 million dividends paid in cash to shareholders, $4.8 million payments of repurchased shares and $1.4 million payments of debt issuance costs.

At June 30, 2025, we had $30.7 million in cash and cash equivalents.

Share Transactions

The following table summarizes transactions in Common Shares for the six months ended June 30, 2025 and 2024:

	For the Six Months Ended June 30, (1)
	2025		2024
	Shares	Amount	Shares	Amount
Institutional Class
Subscriptions	8,789,020	$215,382,569	3,729,990	$93,010,612
Share transfers between classes	—	—	—	—
Distributions reinvested	993,991	24,339,615	525,610	13,098,484
Share Repurchases	(192,401)	(4,716,162)	(23,540)	(588,029)
Early Repurchase Deduction	—	—	—	—
Net Increase (Decrease)	9,590,610	$235,006,022	4,232,060	$105,521,067

Class S
Subscriptions	1,588,901	38,949,491	299,659	7,476,500
Share transfers between classes	—	—	—	—
Distributions reinvested	12,770	311,734	—	—
Share Repurchases	(3,084)	(76,445)	—	—
Early Repurchase Deduction	—	—	—	—
Net Increase (Decrease)	1,598,587	39,184,780	299,659	7,476,500

Class D
Subscriptions	73,237	1,789,250	—	—
Share transfers between classes	—	—	—	—
Distributions reinvested	752	18,291	—	—
Share Repurchases	—	—	—	—
Early Repurchase Deduction	—	—	—	—
Net Increase (Decrease)	73,989	1,807,541	—	—

______________________

(1)
Class S commenced operations on June 1, 2024 and Class D commenced operations on August 1, 2024.

The following table presents information with respect to the Fund's repurchases for the six months ended June 30, 2025 and 2024:

Repurchase Offer Commencement Date	Repurchase request deadline	Number of Shares Repurchased (All Classes)	Percentage of Outstanding Shares Repurchased(1)	Price Paid Per Share	Repurchase Pricing Date	Amount Repurchased (All Classes)(2)	Maximum number of shares that may yet be repurchased(3)
January 31, 2025	February 28, 2025	139,189	0.5%	$24.42	March 31, 2025	$3,398,946	—
April 30, 2025	May 28, 2025	265,506	0.7%	$24.24	June 30, 2025	$6,434,733

______________________

(1)
Percentage is based on total shares as of the close of the previous calendar quarter.
(2)
Net of Early Repurchase Deduction (if any).
(3)
All repurchase requests were satisfied in full.

Repurchase Offer Commencement Date	Repurchase request deadline	Number of Shares Repurchased (All Classes)	Percentage of Outstanding Shares Repurchased(1)	Price Paid Per Share	Repurchase Pricing Date	Amount Repurchased (All Classes)(2)	Maximum number of shares that may yet be repurchased(3)
January 31, 2024	February 29, 2024	23,540	0.2%	$24.98	March 31, 2024	$588,036	—
April 30, 2024	May 31, 2024	11,023	0.1%	$24.84	June 30, 2024	$273,818	—

______________________

(1) Percentage is based on total shares as of the close of the previous calendar quarter.

(2) Net of Early Repurchase Deduction (if any).

(3) All repurchase requests were satisfied in full.

Contractual obligations

We have entered into several contracts under which we have future commitments. Pursuant to the Advisory Agreement, the Investment Adviser manages our day-to-day operations and provides investment advisory services to us. Payments under the Advisory Agreement are equal to a percentage of the value of our total assets (excluding cash and cash equivalents) and an incentive fee, plus reimbursement of certain expenses incurred by the Investment Adviser. Under our Administration Agreement, the Administrator provides us with administrative services, facilities and personnel. Payments under the Administration Agreement are equal to an allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations to us, and may include rent and our allocable portion of the cost of certain of our officers and their respective staffs. We are responsible for reimbursing the Investment Adviser for due diligence and negotiation expenses, fees and expenses of custodians, administrators, transfer and distribution agents, counsel and directors, insurance, filings and registrations, proxy expenses, expenses of communications to investors, compliance expenses, interest, taxes, portfolio transaction expenses, costs of responding to regulatory inquiries and reporting to regulatory authorities, costs and expenses of preparing and maintaining our books and records, indemnification, litigation and other extraordinary expenses and such other expenses as are approved by the directors as being reasonably related to our organization, offering, capitalization, operation or administration and any portfolio investments, as applicable. The Investment Adviser is not responsible for any of the foregoing expenses. The Fund may terminate each of the Advisory Agreement and Administration Agreement without penalty upon not less than 60 days’ written notice to the other party and the Investment Adviser and the Administrator may terminate the Advisory Agreement or Administration Agreement, as applicable, without penalty upon not less than 120 days’ written notice to the other party. The Sub-Advisory Agreement may be terminated as a whole at any time by the Fund without the payment of any penalty, upon the vote of a majority of the Board of Trustees or a majority of the outstanding voting securities of the Fund or by the Investment Adviser or the Sub-Adviser, on 60 days’ written notice by either party to the other.

On June 3, 2022, the Fund entered into the Credit Facility, a $200 million revolving credit facility that matures on June 3, 2032 and generally bears interest at a floating rate. On September 8, 2023, the Borrower entered into Amendment No. 1 to the Credit Facility. The Amendment extended the term commitment termination date under the Credit Facility with respect to term commitments entered into on the closing date to December 8, 2023. On December 15, 2023, the Borrower entered into Amendment No. 2 to the Credit Facility. The Second Amendment increased the total revolving commitments from $50.0 million to $75.0 million, increased total term commitments from $150.0 million to $225.0 million, and increased the facility margin level applicable to the borrower. On November 27, 2024, the Fund entered into the First Amended and Restated Credit and Security Agreement to the Credit Facility, which, among other things, increased the total revolving commitments from $75.0 million to $125.0 million and increased total term commitments from $225.0 million to $325.0 million. On May 2, 2025, the Fund entered into the Amendment No. 1 to First Amended and Restated Credit and Security Agreement to the Credit Facility, which, among other things, increased the total revolving commitments from $125.0 million to $150.0 million and increased total term commitments from $325.0 million to $500.0 million. As of June 30, 2025, there was $331.0 million drawn on the Credit Facility.

On April 19, 2024, the Fund entered into the Revolving Credit Facility that matures on April 19, 2029 and generally bears interest at either (i) term SOFR plus a credit spread adjustment plus margin of 2.00% or 1.875% per annum or (ii) the prime rate plus a margin of 2.00% or 1.875% per annum, in each case subject to certain conditions. The Fund may elect either the term SOFR or prime rate at the time of drawdown. The Revolving Credit Facility includes usual and customary events of default for credit facilities of this nature. On November 4, 2024, the Fund increased the commitment on the Revolving Credit Facility from $75 million to $150 million. As of June 30, 2025, there was $133.0 million drawn on the Revolving Credit Facility.

On November 18, 2024, the Fund entered into the Master Note Purchase Agreement, governing the issuance (a) on November 18, 2024, of $70,000,000 aggregate principal amount of its 7.14% Tranche A Notes, due November 18, 2027, and (b) on January 22, 2025, of $55,000,000 aggregate principal amount of its 7.33% Tranche B Notes, due January 22, 2030. As of June 30, 2025, there was $70.0 million and $55.0 million, respectively outstanding on the Tranche A Notes and Tranche B Notes.

On May 28, 2025, SG Borrower entered into the SG Revolving Credit Facility, a $200.0 million revolving credit facility with Societe Generale as Administrative agent. The SG Revolving Credit Facility matures on May 29, 2027 and generally bears interest at term SOFR plus, for a period of 1 year from the date of entry into the SG Revolving Credit Facility, 1.15% and, thereafter, 1.25%. The SG Revolving Credit Facility includes customary covenants, including certain limitations on the incurrence by the SG Borrower of additional indebtedness and on the SG Borrower’s ability to make distributions, as well as customary events of default. As of June 30,2025, there was $200.0 million drawn on the SG Revolving Credit Facility.

We cannot assure shareholders that we will be able to enter into any other credit facilities on favorable terms or at all. In connection with any other credit facilities or other borrowings, lenders may require us to pledge assets, commitments and/or drawdowns (and the ability to enforce the payment thereof) and may ask to comply with positive or negative covenants that could have an effect on our operations. Borrowings under the Credit Facility and the Revolving Credit Facility are considered our borrowings for purposes of complying with the asset coverage requirements under the 1940 Act.

Distributions

Our dividends and distributions to shareholders, if any, are determined and declared by our Board of Trustees and are recorded on the ex-dividend date. Distributions are declared considering our estimate of annual taxable income available for distribution to shareholders and the amount of taxable income carried over from the prior year for distribution in the current year. We do not have a policy to pay distributions at a specific level and expect to continue to distribute substantially all of our taxable income. We cannot assure shareholders that they will receive any distributions or distributions at a particular level.

Institutional Class Shares

The following tables summarize the Fund’s dividends declared and paid for the Institutional Class shares for the six months ended June 30, 2025 and 2024:

Date Declared	Record Date	Payment Date	Type	Amount Per Share	Total Amount
January 26, 2024	January 30, 2024	February 27, 2024	Regular	$0.23	$2,348,876
February 23, 2024	February 28, 2024	March 27, 2024	Regular	0.23	2,471,608
March 26, 2024	March 28, 2024	April 26, 2024	Regular	0.23	2,572,189
April 24, 2024	April 29, 2024	May 29, 2024	Regular	0.23	2,817,179
May 24, 2024	May 30, 2024	June 26, 2024	Regular	0.23	2,983,344
June 26, 2024	June 27, 2024	July 29, 2024	Regular	0.23	3,183,325
				$1.38	$16,376,521
January 24, 2025	January 30, 2025	February 26, 2025	Regular	$0.23	$5,923,347
February 25, 2025	February 27, 2025	March 27, 2025	Regular	0.23	6,249,265
March 24, 2025	March 28, 2025	April 28, 2025	Regular	0.23	6,588,559
April 24, 2025	April 29, 2025	May 28, 2025	Regular	0.23	7,190,565
May 23, 2025	May 29, 2025	June 26, 2025	Regular	0.23	7,422,523
June 26, 2025	June 27, 2025	July 29, 2025	Regular	0.23	7,802,691
				$1.38	$41,176,950

Class S Shares

The following table summarizes the Fund's dividends declared for the Class S shares for the six months ended June 30, 2025 and 2024.

Date Declared (1)	Record Date	Payment Date	Type	Gross Amount Per Share	Amount Per Share Net of Shareholder Servicing and/or Distribution Fees	Gross Amount	Net Amount
June 26, 2024	June 27, 2024	July 29, 2024	Regular	$0.23	$0.21	$68,922	$63,626
.				$0.23	$0.21	$68,922	$63,626
January 24, 2025	January 30, 2025	February 26, 2025	Regular	$0.23	$0.21	$472,537	$436,377
February 25, 2025	February 27, 2025	March 27, 2025	Regular	0.23	0.21	527,138	487,029
March 24, 2025	March 28, 2025	April 28, 2025	Regular	0.23	0.21	599,042	553,463
April 24, 2025	April 29, 2025	May 28, 2025	Regular	0.23	0.21	683,484	632,083
May 23, 2025	May 29, 2025	June 26, 2025	Regular	0.23	0.21	731,457	677,139
June 26, 2025	June 27, 2025	July 29, 2025	Regular	0.23	0.21	783,555	724,982
				$1.38	$1.28	$3,797,213	$3,511,073

_____________________________________________

(1)
Class S commenced operations on June 1, 2024.

Class D Shares

The following table summarizes the Fund's dividends declared for the Class D shares for the six months ended June 30, 2025. No Class D shares were outstanding for the six months ended June 30, 2024.

Date Declared (1)	Record Date	Payment Date	Type	Gross Amount Per Share	Amount Per Share Net of Shareholder Servicing and/or Distribution Fees	Gross Amount	Net Amount
January 24, 2025	January 30, 2025	February 26, 2025	Regular	$0.23	$0.22	$30,170	$29,488
February 25, 2025	February 27, 2025	March 27, 2025	Regular	0.23	0.22	32,328	31,597
March 24, 2025	March 28, 2025	April 28, 2025	Regular	0.23	0.22	34,059	33,304
April 24, 2025	April 29, 2025	May 28, 2025	Regular	0.23	0.22	37,499	36,670
May 23, 2025	May 29, 2025	June 26, 2025	Regular	0.23	0.22	37,558	36,737
June 26, 2025	June 27, 2025	July 29, 2025	Regular	0.23	0.22	46,315	45,297
				$1.38	$1.35	$217,930	$213,093

_____________________________________________

(1)
Class D commenced operations on August 1, 2024.

Tax characteristics of any distributions are reported to shareholders on Form 1099-DIV or Form 1042-S after the end of the calendar year.

We have elected to be taxed as a RIC under Subchapter M of the Code. In order to maintain favorable RIC tax treatment, we must distribute annually to our shareholders at least 90% of our ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any, out of the assets legally available for distribution. In order to avoid certain excise taxes imposed on RICs, we must distribute during each calendar year an amount at least equal to the sum of:

•
98% of our ordinary income (not taking into account any capital gains or losses) for the calendar year;
•
98.2% of the amount by which our capital gains exceed our capital losses (adjusted for certain ordinary losses) for the one-year period generally ending on October 31 of the calendar year; and
•
certain undistributed amounts from previous years on which we paid no U.S. federal income tax.

We may, at our discretion, carry forward taxable income in excess of calendar year distributions and pay a 4% excise tax on this income. If we choose to do so, all other things being equal, this would increase expenses and reduce the amounts available to be distributed to our shareholders. We will accrue excise tax on estimated taxable income as required. In addition, although we currently intend to distribute realized net capital gains (i.e., net long-term capital gains in excess of short-term capital losses), if any, at least annually, out of the assets legally available for such distributions, we may in the future decide to retain such capital gains for investment.

We may not be able to achieve operating results that will allow us to make dividends and distributions at a specific level or to increase the amount of these dividends and distributions from time to time. Also, we may be limited in our ability to make dividends and distributions due to the asset coverage test applicable to us as a BDC under the 1940 Act and due to provisions in our existing and future credit facilities. If we do not distribute a certain percentage of our income annually, we will suffer adverse tax consequences, including possible loss of favorable RIC tax treatment. In addition, in accordance with GAAP and tax regulations, we include in income certain amounts that we have not yet received in cash, such as PIK interest, which represents contractual interest added to the loan balance that becomes due at the end of the loan term, or the accrual of original issue or market discount. Since we may recognize income before or without receiving cash representing such income, we may have difficulty meeting the requirement to distribute at least 90% of our investment company taxable income to obtain tax benefits as a RIC and may be subject to an excise tax.

In order to satisfy the annual distribution requirement applicable to RICs, we have the ability to pay a large portion of a dividend in our common Shares instead of in cash. As long as a sufficient portion of such dividend is paid in cash (which portion can generally be as low as 20%) and certain requirements are met, the entire distribution would be treated as a dividend for U.S. federal income tax purposes.

Related Parties

We have entered into a number of business relationships with affiliated or related parties, including the following:

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The Fund has entered into an Advisory Agreement with the Investment Adviser.
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The Fund and the Investment Adviser have entered into the Sub-Advisory Agreement with the Sub-Adviser.
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The Administrator provides us with administrative services necessary to conduct our day-to-day operations. For providing these services, facilities and personnel, the Administrator may be reimbursed by us for expenses incurred by the Administrator in performing its obligations under the Administration Agreement, including our allocable portion of the cost of certain of our officers and the Administrator’s administrative staff and providing, at our request and on our behalf, significant managerial assistance to our portfolio companies to which we are required to provide such assistance. The Administrator is an affiliate of the Investment Adviser.
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We have entered into a royalty-free license agreement with BlackRock and the Investment Adviser, pursuant to which each of BlackRock and the Investment Adviser has agreed to grant us a non-exclusive, royalty-free license to use the name "BlackRock".
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The Fund and the Distributor have entered into the Distribution Agreement.

The Advisers and their affiliates, employees and associates currently do and, in the future, may manage other funds and accounts. The Advisers and their affiliates may determine that an investment is appropriate for us and for one or more of those other funds or accounts. Accordingly, conflicts may arise regarding the allocation of investments or opportunities among us and those accounts. In general, the Advisers will allocate investment opportunities pro rata among us and the other funds and accounts (assuming the investment satisfies the objectives of each) based on the amount of committed capital each then has available. The allocation of certain investment opportunities in private placements is subject to independent director approval pursuant to the terms of the co-investment exemptive order applicable to us. In certain cases, investment opportunities may be made other than on a pro rata basis. For example, we may desire to retain an asset at the same time that one or more other funds or accounts desire to sell it or we may not have additional capital to invest at a time the other funds or accounts do. If the Advisers are unable to manage our investments effectively, we may be unable to achieve our investment objective. In addition, the Advisers may face conflicts in allocating investment opportunities between us and certain other entities that could impact our investment returns. While our ability to enter into transactions with our affiliates is restricted under the 1940 Act, we have received an exemptive order from the SEC permitting certain affiliated investments subject to certain conditions. As a result, we may face conflict of interests and investments made pursuant to the exemptive order conditions which could in certain circumstances affect adversely the price paid or received by us or the availability or size of the position purchased or sold by us.

Recent Developments

On July 1, 2025, BlackRock completed its previously announced acquisition of 100% of the business and assets of HPS Investment Partners (“HPS”), a leading global credit investment manager (the “Acquisition”). In connection with the Acquisition, certain senior personnel of HPS joined the Adviser’s investment committee for the Fund’s portfolio as voting members. As of July 1, 2025, the voting members of the Adviser’s investment committee for the Fund are Philip Tseng, Jason Mehring, Dan Worrell, Christian Donohue, Vikas Keswani, Michael Fenstermacher, and Grishma Parekh.

On July 1, 2025, the Fund accepted $135.0 million of additional subscriptions, to purchase $127.8 million of additional Institutional shares, $6.6 million of additional Class S shares and $0.6 million of additional Class D shares, par value $0.001 per share. On July 21, 2025, the number of shares being purchased was fixed when the purchase price of $24.24 per Institutional, Class S shares and Class D shares were determined by the Fund. As a result, the Fund issued 5.3 million Institutional shares, 0.3 million Class S shares and 0.0 million Class D shares and received $135.0 million in proceeds.

On July 25, 2025, the Fund declared a regular distribution as follows:

	Gross Distribution	Shareholder Servicing and/or Distribution Fee	Net Distribution
Institutional Shares	$0.2300	$—	$0.2300
Class S Shares	0.2300	0.0172	0.2128
Class D Shares	0.2300	0.0050	0.2250

The distribution will be payable to shareholders of record at the close of business on July 30, 2025 and will be paid on August 27, 2025. The distribution will be paid in cash or reinvested in Fund shares for shareholders participating in the Fund’s distribution reinvestment plan.

On July 31, 2025, the Board of Trustees of the Fund approved Amendment No. 1 to the Fourth Amended and Restated Agreement and Declaration of Trust (the “Declaration of Trust’) and Amendment No. 1 to the Second Amended and Restated Bylaws (the “Bylaws”) (such amendments being referred to herein as the “Amendments”). The Amendments change the quorum requirements for meetings of the Board of Trustees from one-third, but at least two, of the Trustees, to one-half, but at least two, of the Trustees. The Amendments were made in response to comments from certain state securities regulators in connection with the registration of the shares of the Fund in such states and are intended to conform the Declaration of Trust and Bylaws to such comments.

On August 7, 2025, the Fund entered into the First Amendment to that certain Senior Secured Credit Agreement (the “First Amendment”), which amends that certain Senior Secured Credit Agreement, dated as of April 19, 2024. The parties to the First Amendment include the Company, as Borrower, the lenders and issuing banks party thereto and Sumitomo Mitsui Banking Corporation, as Administrative Agent, and, solely with respect to Section 5.11 therein, as Collateral Agent. The First Amendment, among other things, (i) extends the revolver availability period from April 2028 to August 2029, (ii) extends the scheduled maturity date from April 2029 to August 2030, (iii) increases the accordion provision to permit increases to a total facility amount of up to $600,000,000, (iv) increases the total facility amount from $150,000,000 to $315,000,000 and (v) resets the minimum shareholders’ equity test.

On August 7, 2025, the Fund entered into the First Amendment to that certain Senior Secured Credit Agreement (the “First Amendment”), which amends that certain Senior Secured Credit Agreement, dated as of April 19, 2024. The parties to the First Amendment include the Fund, as Borrower, the lenders and issuing banks party thereto and Sumitomo Mitsui Banking Corporation, as Administrative Agent, and, solely with respect to Section 5.11 therein, as Collateral Agent. The First Amendment, among other things, (i) extends the revolver availability period from April 2028 to August 2029, (ii) extends the scheduled maturity date from April 2029 to August 2030, (iii) increases the accordion provision to permit increases to a total facility amount of up to $600,000,000, (iv) increases the total facility amount from $150,000,000 to $315,000,000 and (v) resets the minimum shareholders’ equity test.

Item 3. Quantitative and Qualitative Disclosures About Market Risk

We are subject to financial market risks, including changes in interest rates. At June 30, 2025, 100.0% of debt investments in our portfolio bore interest based on floating rates, such as SOFR, or the Prime Rate. The interest rates on such investments generally reset by reference to the current market index after one to six months. At June 30, 2025, the percentage of floating rate debt investments in our portfolio that were subject to an interest rate floor was 78.1%. Floating rate investments subject to a floor generally reset by reference to the current market index after one to six months only if the index exceeds the floor.

Interest rate sensitivity refers to the change in earnings that may result from changes in the level of interest rates. Because we fund a portion of our investments with borrowings, our net investment income is affected by the difference between the rate at which we invest and the rate at which we borrow. As a result, there can be no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income. We assess our portfolio companies periodically to determine whether such companies will be able to continue making interest payments in the event that interest rates increase. There can be no assurances that the portfolio companies will be able to meet their contractual obligations at any or all levels of increases in interest rates.

Based on our Consolidated Statement of Assets and Liabilities as of June 30, 2025, the following table shows the annual impact on net investment income (excluding the related incentive fee impact) of base rate changes in interest rates (considering interest rate floors for variable rate instruments and the fact that our assets and liabilities may not have the same base rate period as assumed in this table) assuming no changes in our investment and borrowing structure:

Basis Point Change	Net Investment Income	Net Investment Income Per Share
Up 300 basis points	$32,775,113	$0.87
Up 200 basis points	21,850,076	0.58
Up 100 basis points	10,925,038	0.29
Down 100 basis points	(10,858,048)	(0.29)
Down 200 basis points	(21,591,050)	(0.58)
Down 300 basis points	(31,861,748)	(0.85)

Item 4. Controls and Procedures

Disclosure Controls and Procedures

As of the period covered by this report, we, including our chief executive officer and chief financial officer, evaluated the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act). Based on our evaluation, our management, including the chief executive officer and chief financial officer, concluded that our disclosure controls and procedures were effective in timely alerting management, including the chief executive officer and chief financial officer, of material information about us required to be included in our periodic SEC filings. However, in evaluating the disclosure controls and procedures, management recognized that any controls and procedures, no matter how well designed and operated, are based upon certain assumptions about the likelihood of future events and can provide only reasonable assurance of achieving the desired control objectives, and management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures.

Internal Control Over Financial Reporting

There has not been any change in our internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that occurred during the period covered by this report that has materially affected, or is reasonably likely to materially affect, our internal controls over financial reporting.

Part II – Other Information

Item 1. Legal Proceedings

Although we may, from time to time, be involved in litigation arising out of our operations in the normal course of business or otherwise, as of June 30, 2025, we are currently not a party to any pending material legal proceedings.

Item 1A. Risk Factors

In addition to other information set forth in this report, you should carefully consider the risk factors in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Annual Report”), which could materially affect our business, financial condition and/or operating results. The risks described in our Annual Report and discussed below are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business, financial condition and/or operating results.

Tariffs may adversely affect us or our portfolio companies.

The current United States administration has threatened or imposed tariffs on certain imports from a number of countries, including China. Tariffs and international trade arrangements may continue to change, potentially without warning and to an extent that is difficult to predict. Existing or new tariffs imposed on foreign goods imported by the United States or on U.S. goods imported by foreign countries could subject us or our portfolio companies to additional risks. Among other effects, tariffs may increase the cost of production for certain or our portfolio companies or reduce demand for their products, which could affect the results of their operations, and may cause a general economic slowdown or recession. We cannot predict whether, or to what extent, any tariff or other trade protections may affect us, our portfolio companies or the economy.

Economic recessions or downturns could impair our portfolio companies and harm our operating results.

Many of our portfolio companies may be susceptible to economic slowdowns or recessions and may be unable to repay our loans during these periods. Therefore, our non-performing assets may increase and the value of our portfolio may decrease during these periods as we are required to record the values of our investments. Adverse economic conditions also may decrease the value of collateral securing some of our loans and the value of our equity investments. Economic slowdowns or recessions could lead to financial losses in our portfolio and a decrease in revenues, net income and assets. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. These events could prevent us from increasing investments and harm our operating results.

A portfolio company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, termination of its loans and foreclosure on its secured assets, which could trigger cross-defaults under other agreements and jeopardize our portfolio company’s ability to meet its obligations under the debt securities that we hold. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting portfolio company. In addition, if one of our portfolio companies were to go bankrupt, even though we or one of our affiliates may have structured our interest in such portfolio company as senior debt, depending on the facts and circumstances, including the extent to which we actually provided managerial assistance to that portfolio company, a bankruptcy court might re-characterize our debt holding as equity and subordinate all or a portion of our claim to claims of other creditors.

Efforts by the Federal Reserve and other central banks globally to combat inflation and restore price stability, as well as other global events, may raise the prospect or severity of a recession. Wars have added, and other international tensions or escalations of conflict may add, instability to the uncertainty driving socioeconomic forces, which may continue to have an impact on global trade and result in inflation or economic instability. Present conditions and the state of the U.S. and global economies make it difficult to predict whether and/or to what extent a recession will occur in the near future.

Any such recession would negatively impact the businesses in which we invest and our business. These impacts may include:

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severe declines in the market price of our securities or net asset value;
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inability of the Fund to accurately or reliably value its portfolio;
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inability of the Fund to comply with certain asset coverage ratios that would prevent the Fund from paying dividends to our shareholders and that could result breaches of covenants or events of default under our credit agreement or debt indentures;
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inability of the Fund to pay any dividends and distributions or service its debt;
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inability of the Fund to maintain its status as a RIC under the Code;
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declines in the value of our investments;

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increased risk of default or bankruptcy by the companies in which we invest;
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increased risk of companies in which we invest being unable to weather an extended cessation of normal economic activity and thereby impairing their ability to continue functioning as a going concern;
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limited availability of new investment opportunities;
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inability for us to replace our existing leverage when it becomes due or replace it on terms as favorable as our existing leverage; and
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general threats to the Fund’s ability to continue investment operations and to operate successfully as a BDC.

We are dependent upon senior management personnel of the Investment Adviser for our future success; if the Investment Adviser is unable to retain qualified personnel or if the Investment Adviser loses any member of its senior management team, our ability to achieve our investment objective could be significantly harmed.

The success of the Fund is highly dependent on the financial and managerial expertise of the Investment Adviser. The loss of one or more of the voting members of the Investment Committee could have a material adverse effect on the performance of the Fund. Although the Investment Adviser and the voting members of the Investment Committee devote a significant amount of their respective efforts to the Fund, they actively manage investments for other clients and are not required to (and will not) devote all of their time to the Fund’s affairs. In addition, in connection with the acquisition of TCP (a wholly-owned subsidiary of the Investment Adviser) by BlackRock in August 2018, certain senior members of the Investment Adviser's investment team and other key advisory personnel were granted retention bonuses. As the last of such retention bonuses have been paid, there may be less economic incentive for certain senior investment team members and certain other key personnel to remain with the Investment Adviser than in prior periods. Certain members of the Investment Adviser's investment team that received such bonuses have left the firm. The loss of key members of the Investment Adviser’s investment team, or a material portion of other key advisory personnel, could have a material adverse effect on the performance of the Fund if the Investment Adviser were unable to replace such persons in a timely manner.

Our Advisers and their affiliates and employees may have certain conflicts of interest.

As a global provider of investment management, risk management and advisory services to institutional and retail clients, BlackRock, the Investment Adviser and their respective affiliates (for purposes of this discussion of potential conflicts, the “BlackRock Entities”), engage in a broad spectrum of activities, including sponsoring and managing a variety of public and private investment funds, funds of funds and separate accounts across fixed income, liquidity, equity, alternative investment and real estate strategies; providing financial advisory services; providing technology infrastructure and analytics under the BlackRock Solutions® brand and engaging in certain broker-dealer activities and other activities. Although the relationships and activities of the BlackRock Entities should help enable these entities to offer attractive opportunities and services to the Fund, such relationships and activities create certain inherent actual and potential conflicts of interest. In the ordinary course of business, the BlackRock Entities engage in activities where their interests or the interests of their clients may conflict with the interests of the Fund, certain investors or a group of investors, or the Fund’s investments. The following discussion enumerates certain potential and actual conflicts of interest.

Allocation of Investment Opportunities. The BlackRock Entities manage and advise numerous accounts for clients around the world, such as registered and unregistered funds and owners of separately managed accounts (collectively, “Client Accounts”). Client Accounts include funds and accounts in which the BlackRock Entities or their personnel have an interest (“BlackRock Accounts”). Certain of these Client Accounts have investment objectives, and utilize investment strategies, that are similar to the Fund’s. As a result, certain investments may be appropriate for the Fund and also for other Client Accounts. The BlackRock Entities’ allocation of investment opportunities among various Client Accounts presents inherent potential and actual conflicts of interest, particularly where an investment opportunity is limited. These potential conflicts are exacerbated in situations where BlackRock is entitled to higher fees and incentive compensation from certain Client Accounts than from other Client Accounts (including the Fund), where the portfolio managers making an allocation decision are entitled to an incentive fee, carried interest or other similar compensation from such other Client Accounts, or where there are differences in proprietary investments in the Fund and other Client Accounts. The prospect of achieving higher compensation or greater investment return from another investment vehicle or separate account than from the Fund provides incentives for the Advisers or other BlackRock Entities to favor the other investment vehicle or separate account over the Fund when, for example, allocating investment opportunities that the Advisers believe could result in favorable performance. It is the policy of BlackRock not to make decisions based on the foregoing interests or greater fees or compensation.

Any person that is an affiliate of the Fund for purposes of the 1940 Act generally is prohibited from participating in certain transactions such as co-investing with, or buying or selling any security from or to, the Fund absent the prior approval of the Independent Trustees and, in some cases, of the SEC. However, the Investment Adviser and the funds managed by the Investment Adviser and certain affiliates have received an order providing an exemption from certain SEC regulations prohibiting transactions with affiliates (the “Order”). The Order requires that certain procedures be followed prior to making an investment subject to the Order . The Investment Adviser may face conflicts of interest in making investments pursuant to the Order.

As a result of the Order, there could be significant overlap in the Fund’s investment portfolio and the investment portfolios of other Client Accounts, including, in some cases, proprietary accounts of the Investment Adviser or its affiliates. Because investments may be allocated across multiple other Client Accounts, the Fund will at times receive a lower allocation to an investment than desired; likewise, the Fund may also be limited in the degree to which it is able to participate in selling opportunities that it may otherwise wish to pursue due to allocations, including non-pro rata allocations, to other Client Accounts.

If the Investment Adviser identifies a co-investment opportunity and the Fund is unable to rely on Order or other no-action positions of the SEC staff for that particular co-investment opportunity, the Investment Adviser will be required to determine which Client Accounts should make the investment at the potential exclusion of other Client Accounts. In such circumstances, the Adviser will adhere to the Allocation Policy (defined herein) in order to determine the Client Account to which to allocate investment opportunities. Accordingly, it is possible that the Fund may not be given the opportunity to participate in investments made by other Client Accounts.

The 1940 Act also prohibits certain “joint” transactions with certain of the Fund’s affiliates, which could include investments in the same portfolio company (whether at the same or different times), without prior approval of the Independent Trustees and, in some cases, of the SEC. The Fund is prohibited from buying or selling any security from or to any person who owns more than 25% of the Fund’s voting securities and from or to certain of that person’s affiliates, or entering into prohibited joint transactions with such persons, absent the prior approval of the SEC (other than certain limited situations pursuant to current regulatory guidance). The analysis of whether a particular transaction constitutes a joint transaction requires a review of the relevant facts and circumstances relating to the particular transaction. Similar restrictions limit the Fund’s ability to transact business with its officers or directors or their affiliates.

To address actual and potential conflicts associated with allocation of investments, BlackRock has developed an investment allocation policy (the “Investment Allocation Policy”) and related guidelines. In addition, certain BlackRock Entities and business units have supplemental allocation policies for making allocation decisions among Client Accounts managed by such BlackRock Entities (together with the Investment Allocation Policy and related guidelines, the “Allocation Policy”). The Allocation Policy is intended to ensure that investment opportunities are allocated on a fair and equitable basis among Client Accounts over time, taking into account various factors including the Client Account’s investment objective, guidelines and restrictions and other portfolio construction considerations; available capital and liquidity needs; tax, regulatory and contractual considerations; risk or investment concentration parameters; supply or demand for a security at a given price level; size of available investment; unfunded capital commitments or cash availability and liquidity requirements; leverage limitations; regulatory restrictions; contractual restrictions (including with other clients); minimum investment size; relative size; and such other factors as may be relevant to a particular transaction or Client Account. The BlackRock Entities reserve the right to allocate investment opportunities appropriate for the investment objectives of the Fund and other Client Accounts in any other manner deemed fair and equitable by the BlackRock Entities consistent with the Allocation Policy, the Order and applicable law. The application of the Allocation Policy, the Order and the foregoing considerations may result in a particular Client Account, including the Fund, not receiving an allocation of an investment opportunity that has been allocated to other Client Accounts following the same or similar strategy, or receiving a smaller allocation than other Client Accounts or an allocation on an other than pro rata basis. Furthermore, as the investment programs of the Fund and the other applicable Client Accounts change and develop over time, additional issues and considerations may affect the Allocation Policy and the expectations of the BlackRock Entities with respect to the allocation of investment opportunities to the Fund and other Client Accounts. BlackRock and the Investment Adviser reserve the right to change the Allocation Policy and guidelines relating thereto from time to time without the consent of or notice to stockholders, subject to the disclosure requirements of applicable law.

Allocation of Expenses. Side-by-side management by the BlackRock Entities of the Fund and Client Accounts raises other potential and actual conflicts of interest, including those associated with allocating expenses attributable to the Fund and one or more other Client Accounts. The Investment Adviser and its affiliates will attempt to make such allocations on a basis that they consider to be fair and equitable to the Fund under the circumstances over time and considering such factors as it deems relevant. The allocations of such expenses may not be proportional, and any such determinations involve inherent matters of discretion, e.g., in determining whether to allocate pro rata based on number of Client Accounts or proportionately in accordance with asset size, or in certain circumstances determining whether a particular expense has a greater benefit to the Fund, other Client Accounts or the Investment Adviser and/or its affiliates.

Activities of Other Client Accounts. The BlackRock Entities will, from time to time, be actively engaged in transactions on behalf of other Client Accounts in the same investments, securities, derivatives and other instruments in which the Fund will directly or indirectly invest. Trading for certain other Client Accounts is carried out without reference to positions held directly or indirectly by the Fund and may have an effect on the value or liquidity of the positions so held or may result in another Client Account having an interest in an issuer adverse to that of the Fund.

Under certain circumstances and subject to the Order and applicable law, the Fund may invest directly or indirectly in a transaction in which one or more other Client Accounts are expected, or seek, to participate or already have made, or concurrently will make or seek to make, an investment. The Fund and the other Client Accounts may have conflicting interests and objectives in connection with such investments, including with respect to views on the operations or activities of the project or company involved, the targeted returns from the investment and the timeframe for, and method of, exiting the investment. For example, the Investment Adviser’s decisions on behalf of other Client Accounts to sell, redeem from or otherwise liquidate a security in which the Fund is invested may adversely affect the Fund, including by causing such investment to be less liquid or more concentrated, or by causing the Fund to no longer participate in a controlling position in the investment or to lose the benefit of certain negotiated terms, including, without limitation, fee discounts. Conflicts will also arise in cases where the Fund, directly or indirectly, and other Client Accounts invest in different parts of an issuer’s capital structure, including circumstances in which one or more Client Accounts may own private securities or obligations of an issuer and other Client Accounts may own public securities of the same issuer. If an issuer in which the Fund, directly or indirectly, and one or more other Client Accounts hold different classes of securities (or other assets, instruments or obligations issued by such issuer) encounters financial problems, decisions over the terms of any workout will raise potential conflicts of interests (including, for example, conflicts regarding the terms of recapitalizations and proposed waivers, amendments or enforcement of debt covenants). As a result, one or more Client Accounts may pursue or enforce rights with respect to a particular issuer in which the Fund has directly or indirectly invested, and those activities may have an adverse effect on the Fund. Because of the different legal rights associated with debt and equity of the same portfolio company, BlackRock expects to face a potential conflict of interest in respect of the advice given to, and the actions taken on behalf of, the Fund versus another Client Account (e.g., the terms of debt instruments, the enforcement of covenants, the terms of recapitalizations and the resolution of workouts or bankruptcies). For example, if the Fund holds debt securities of an issuer and a Client Account directly or indirectly holds equity securities of the same issuer, then, if the issuer experiences financial or operational challenges, the Fund may seek a liquidation of the issuer in which it may be paid in full, whereas the Client Account, as a direct or indirect equity holder, might prefer a reorganization that holds the potential to create value for the equity holders. Similarly, if additional capital is necessary as a result of financial or other difficulties, or to finance growth of other opportunities, subject to the Order and applicable law and regulation, a Client Account may not provide such additional capital and the Fund may do so, or vice versa. In the event of an insolvency, bankruptcy or similar proceeding of an issuer, the Fund may be limited (by applicable law, courts or otherwise) in the positions or actions it may be permitted to take due to other interests held or actions or positions taken by other Client Accounts. In negotiating the terms and conditions of any such investments, or any subsequent amendments or waivers, the Investment Adviser and the other BlackRock Entities may find that their own interests, the interests of the Fund and/or the interests of one or more other Client Accounts could conflict. Any of the foregoing conflicts of interest will be discussed and resolved on a case-by-case basis. The resolution of such conflicts will take into consideration the interests of the relevant parties, the circumstances giving rise to the conflict, the Order to the extent applicable and applicable law. Stockholders should be aware that conflicts will not necessarily be resolved in favor of the Fund and that the Fund could be adversely affected by the actions taken by BlackRock Entities on behalf of Client Accounts.

In order to avoid or reduce the conflicts that may arise in cases where the Fund, directly or indirectly, and other Client Accounts invest in different parts of an issuer’s capital structure, or for other reasons, the Fund may choose not to invest in issuers in which other Client Accounts hold an existing investment, even if the Investment Adviser believes such investment opportunity to be attractive and otherwise appropriate for the Fund and is permitted under applicable law and regulation, which may adversely affect the performance of the Fund.

Other transactions by one or more Client Accounts also may have the effect of diluting the values or prices of investments held directly or indirectly by the Fund or otherwise disadvantaging the Fund. This may occur when portfolio decisions regarding the Fund are based on research or other information that is also used to support portfolio decisions for other Client Accounts. When a BlackRock Entity implements a portfolio decision or strategy on behalf of a Client Account other than the Fund ahead of, or contemporaneously with, similar portfolio decisions or strategies for the Fund (whether or not the portfolio decisions emanate from the same research analysis or other information), market impact, liquidity constraints or other factors could result in the Fund receiving less favorable investment results, and the cost of implementing such portfolio decisions or strategies for the Fund could increase, or the Fund could otherwise be disadvantaged.

Additionally, if the Fund makes an investment in a portfolio company in conjunction with an investment made by another Client Account, the Fund may not invest through the same investment vehicles, have the same access to credit or employ the same hedging or investment strategies as such other Client Account. This likely will result in differences in investment cost, investment terms, leverage and associated expenses between the Fund and any other Client Account. There can be no assurance that the Fund and the other Client Accounts will exit the investment at the same time or on the same terms, and there can be no assurance that the Fund’s return on such an investment will be the same as the returns achieved by any other Client Accounts participating in the transactions. Given the nature of these conflicts, there can be no assurance that the resolution of these conflicts will be beneficial to the Fund.

The BlackRock Entities may also, in certain circumstances and subject to the Order and applicable law and regulation, pursue or enforce rights or take other actions with respect to a particular issuer or investment jointly on behalf of the Fund and other Client Accounts. In such circumstances, the Fund may be adversely impacted by the other Client Accounts’ activities, and transactions for the Fund may be impaired or effected at prices or terms that may be less favorable than would otherwise have been the case had the other Client Accounts not pursued a particular course of action with respect to the issuer or investment. For example, one or more Client Accounts may dispose of or make an in-kind distribution of its portion of an investment that is also held by the Fund and other Client Accounts, and such action may adversely affect the Fund and such other Client Accounts that continue to hold such investment.

Conflicts may also arise because portfolio decisions made by the Investment Adviser on behalf of the Fund may benefit other BlackRock Entities or Client Accounts, including BlackRock Accounts. For example, subject to the Order and applicable law and regulation, the Fund may invest directly or indirectly in the securities, bank loans or other obligations of issuers in which a Client

Account has an equity, debt or other interest, or vice versa. In certain circumstances, the Investment Adviser may be incentivized not to undertake certain actions on behalf of the Fund in connection with such investments, in view of a BlackRock Entity’s or Client Account’s involvement with the relevant issuer or investment. Further, the Fund may also engage in investment transactions that result in other Client Accounts being relieved of obligations or otherwise divesting of investments that the Fund also holds, or which cause the Fund to have to divest certain investments. The purchase, holding and sale of investments by the Fund may enhance the profitability of another Client Account’s own investments in and activities with respect to such investments.

Without limiting the generality of the foregoing, the Fund may invest, directly or indirectly, in equity of investments or issuers affiliated with the BlackRock Entities or in which a BlackRock Entity or a Client Account has a direct or indirect debt or other interest, or vice versa, and may acquire such equity or debt either directly or indirectly through public or private acquisitions. Such investments may benefit the BlackRock Entities or Client Accounts. In addition, the Investment Adviser may be incentivized not to undertake certain actions on behalf of the Fund in connection with such investments, in view of a BlackRock Entity’s or Client Account’s involvement with the relevant issuer or investment. Moreover, the Investment Adviser’s investment professionals, its senior management and employees serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as the Fund. Accordingly, these individuals may have obligations to investors in those entities or funds, the fulfillment of which might not be in the best interests of the Fund or stockholders. In addition, certain of the personnel employed by the Investment Adviser or focused on the Fund’s business may change in ways that are detrimental to the Fund’s business.

Transactions Between Client Accounts. Each of the BlackRock Entities and the Investment Adviser reserve the right to conduct cross trades between the Fund and other Client Accounts in accordance with applicable legal and regulatory requirements. The Investment Adviser may cause the Fund to purchase securities or other assets from or sell securities or other assets to, or engage in other transactions with, other Client Accounts or vehicles when the Investment Adviser believes such transactions are appropriate and, in the participants’, best interest, subject to applicable law and regulation. The Fund may enter into “agency cross transactions,” in which a BlackRock Entity may act as broker for the Fund and for the other party to the transaction, to the extent permitted under applicable law and regulation and the relevant Client Account governing documents. In such cases, the Investment Adviser and such other Client Accounts or BlackRock Entities, as applicable, may have a potentially conflicting division of loyalties and responsibilities regarding both parties to the transaction. To the extent that any provision of Section 11(a) of the Exchange Act, or any of the rules promulgated thereunder, is applicable to any transactions effected by the Investment Adviser, such transactions will be affected in accordance with the requirements of such provisions and rules.

Proxy Voting. The Board of Trustees has delegated to the Investment Adviser discretion with respect to voting and consent rights of the assets of the Fund. Consistent with applicable rules under the Advisers Act, BlackRock has adopted and implemented written proxy voting policies and procedures with respect to individual securities held by the Fund that are reasonably designed: (i) to ensure that proxies are voted, consistent with its fiduciary obligations, in the best interests of Client Accounts under the circumstances over time; and (ii) to prevent conflicts of interest from influencing proxy voting decisions made on behalf of clients. Nevertheless, when votes are cast in accordance with BlackRock’s proxy voting policy and in a manner that BlackRock believes to be consistent with its fiduciary obligations, actual proxy voting decisions made on behalf of one Client Account may have the effect of favoring or harming the interests of other Client Accounts, including the Fund. With respect to the Fund, the Investment Adviser has adopted the BlackRock Active Investment Stewardship – Global Engagement and Voting Guidelines (the “Proxy Voting Policies and Procedures”). Shareholders may receive a copy of the Proxy Voting Policies and Procedures upon request and may also obtain a copy at: http://www.blackrock.com/corporate/en-us/about-us/responsible-investment/responsible-investment-reports.

Investment Terms of Other Client Accounts. The investment terms offered to other Client Accounts or to investors in other Client Accounts with similar investment objectives as the Fund may be different than those applicable to our stockholders and may create conflicts. In particular, with respect to investors in other Client Accounts that are managed as dedicated funds or with respect to other Client Accounts investing through separate accounts with similar investment objectives to the Fund, information sharing may, to the extent permitted under applicable law and regulation, be more extensive, detailed and timely as compared to information available to our stockholders, and the other Client Accounts’ liquidity may not be subject to the restrictions that apply to our stockholders.

Management of the Fund. In connection with the management of the Fund, the Board of Trustees and/or the Investment Adviser will have the right to make certain determinations on behalf of the Fund, in its discretion. Any such determinations may affect stockholders differently and some stockholders may be adversely affected by such determinations by the Board of Trustees or Investment Adviser. Stockholders may be situated differently in a number of ways, including being resident of, or organized in, various jurisdictions, being subject to different tax rules or regulatory structures and/or having different internally- or externally imposed investment policies, restrictions or guidelines. As a result, conflicts of interest may arise in connection with decisions made by the Board of Trustees or the Investment Adviser that may be more beneficial for certain stockholders. In making determinations on behalf of the Fund, including in structuring and completing investments, the Investment Adviser intends to consider the investment and tax objectives of the Fund and the stockholders as a whole, not the investment, tax or other objectives of any stockholder individually.

Subject to applicable law, including the 1940 Act, and the terms of the applicable contracts with the Fund, BlackRock Entities may from time to time, and without notice to the Fund or stockholders, insource or outsource to third-parties, including parties which are affiliated with BlackRock, certain processes or functions in connection with a variety of services that they provide to the Fund in their administrative or other capacities. Such in-sourcing or outsourcing may give rise to potential conflicts of interest.

Limited Access to Information; Information Advantage of Certain BlackRock Clients. As a result of receiving client reports, service on a Client Account’s advisory board, affiliation with the Investment Adviser or otherwise, one or more BlackRock clients may have access to different information regarding the BlackRock Entities’ transactions, strategies or views, and may act on such information in accounts not controlled by the BlackRock Entities, which may have a material adverse effect on the performance of the Fund. The Fund and its investments may also be adversely affected by market movements or by decreases in the pool of available securities or liquidity arising from purchases and sales by, as well as increases of capital in, and withdrawals of capital from, other Client Accounts and other accounts of BlackRock clients not controlled by BlackRock. These effects can be more pronounced in respect of investments with limited capacity and in thinly traded securities and less liquid markets.

Furthermore, our stockholders’ rights to information regarding the Investment Adviser or the Fund generally will be limited to applicable reporting obligations and information requirements under the Exchange Act and applicable state law. It is anticipated that the Investment Adviser and its affiliates will obtain certain types of material information from or relating to the Fund’s investments that will not be disclosed to stockholders because such disclosure is prohibited, including as a result of contractual, legal or similar obligations outside of BlackRock’s control. Such limitations on the disclosure of such information may have adverse consequences for stockholders in a variety of circumstances and may make it difficult for a stockholder to monitor the Investment Adviser and its performance.

Adviser Decisions May Benefit BlackRock Entities and BlackRock Accounts. BlackRock Entities may derive ancillary benefits from certain decisions made on behalf of the Fund. While the Investment Adviser will make decisions for the Fund in accordance with its obligations to manage the Fund appropriately, the fees, allocations, compensation and other benefits to the BlackRock Entities (including benefits relating to business relationships of the BlackRock Entities) may be greater as a result of certain portfolio, investment, service provider or other decisions made by the Investment Adviser for the Fund than they would have been had other decisions been made which also might have been appropriate for the Fund. In addition, BlackRock Entities may invest in Client Accounts and therefore may indirectly derive ancillary benefits from certain decisions made by the Investment Adviser. The Investment Adviser may also make decisions and exercise discretion with respect to the Fund that could benefit BlackRock Entities that have invested in the Fund.

Temporary Investments in Cash Management Products. Subject to applicable law, the Fund may invest, on a temporary basis, in short-term, high-grade assets or other cash management products, including SEC-registered investment funds (open-end or closed-end) or unregistered funds, including any such funds that are sponsored, managed or serviced by advisory BlackRock Entities. In connection with any of these investments, the Fund will bear all fees pertaining to the investment, including advisory, administrative or 12b-1 fees, and no portion of any fees otherwise payable by the Fund will be offset against fees payable in accordance with any of these investments (i.e., there could be “double fees” involved in making any of these investments which would not arise in connection with a stockholder’s direct investment in such money market or liquidity funds, because a BlackRock Entity could receive fees with respect to both the management of the Fund, on one hand, and such cash management products, on the other). In these circumstances, as well as in other circumstances in which any BlackRock Entities receive any fees or other compensation in any form relating to the provision of services, subject to the Fund’s Governing Documents, no accounting, repayment to the Fund or offset of the Advisory Fee will be required.

Management Responsibilities. The employees and directors of the Investment Adviser or its affiliates are not under any obligation to devote all of their professional time to the affairs of the Fund, but will devote such time and attention to the affairs of the Fund as BlackRock determines in its discretion is necessary to carry out the operations of the Fund effectively. Employees and directors of the Investment Adviser engage in other activities unrelated to the affairs of the Fund, including managing or advising other Client Accounts, which presents potential conflicts in allocating management time, services and functions among the Fund and other Client Accounts. These potential conflicts will be exacerbated in situations where employees may be entitled to greater incentive compensation or other remuneration from certain Client Accounts than from other Client Accounts (including the Fund).

The Investment Adviser may, subject to applicable law, utilize the personnel or services of its affiliates in a variety of ways to make available to the Fund BlackRock’s global capabilities. Although the Investment Adviser believes this practice generally is in the best interests of its clients, it is possible that conflicts with respect to allocation of investment opportunities, portfolio execution, client servicing or other matters may arise due to differences in regulatory requirements in various jurisdictions, time differences or other reasons. The Investment Adviser will seek to ameliorate any conflicts that arise and may determine not to utilize the personnel or services of a particular affiliate in circumstances where it believes the potential conflict outweighs the potential benefits.

Investments by Directors, Officers and Employees of BlackRock Entities. The directors, officers and employees of BlackRock Entities are permitted to buy and sell public or private securities, commingled vehicles or other investments held by the Fund for their own accounts, or accounts of their family members and in which such BlackRock Entity personnel may have a pecuniary interest, including through accounts (or investments in funds) managed by BlackRock Entities, in accordance with BlackRock’s personal trading policies. As a result of differing trading and investment strategies or constraints, positions taken by BlackRock Entity directors, officers, and employees may be the same as or different from, or made contemporaneously or at different times than, positions taken for the Fund.

Such persons and/or investment vehicles they manage also may invest in companies in the same industries as companies in which the Fund expects to invest, and may compete with the Fund for investment opportunities, and their investments may compete with the Fund’s investments.

In addition, BlackRock personnel may serve on the boards of directors of companies in the same industries as companies in which the Fund expects to invest, which can give rise to conflicting obligations and interests.

As these situations may involve potential conflicts of interest, BlackRock has adopted policies and procedures relating to personal securities transactions, insider trading and other ethical considerations. These policies and procedures are intended to identify and reduce actual conflicts of interest with clients and to resolve such conflicts appropriately if they do occur.

Issues Relating to the Valuation of Assets. While securities and other property held by the Fund generally will be valued by reference to an independent third-party source, in certain circumstances holdings may be valued at fair value based upon the principles and methods of valuation set forth in policies adopted by the Investment Adviser as Valuation Designee under the supervision of our Board of Trustees. Moreover, a significant portion of the assets in which the Fund may directly or indirectly invest may not have a readily ascertainable market value and, subject to applicable law, may be valued at fair value based upon the principles and methods of valuation set forth in policies adopted by the Investment Adviser as Valuation Designee under the supervision of our Board of Trustees.

Potential Restrictions on the Investment Adviser’s Activities on Behalf of the Fund. From time to time, the Investment Adviser expects to be restricted from purchasing or selling securities or taking other actions on behalf of the Fund because of regulatory and legal requirements applicable to BlackRock Entities, other Client Accounts and/or the Investment Adviser’s internal policies designed to comply with or limit the applicability of, or which otherwise relate to, such requirements. An investment fund not advised by BlackRock Entities may not be subject to the same considerations. There may be periods when the Investment Adviser (on behalf of the Fund) may not initiate or recommend certain types of transactions, may limit or delay purchases, may sell or redeem existing investments, forego transactions or other investment opportunities, restrict or limit the exercise of rights (including voting rights), or may otherwise restrict or limit their advice with respect to securities or instruments issued by or related to issuers for which BlackRock Entities are performing advisory or other services. Such policies may restrict the Fund’s activities more than required by applicable law. For example, when BlackRock Entities are engaged to provide advisory or risk management services for an issuer, the Fund may be prohibited from or limited in purchasing or selling interests of that issuer, particularly in cases where BlackRock Entities have or may obtain material nonpublic information about the issuer. Similar prohibitions or limitations could also arise if: (i) BlackRock Entity personnel serve as directors or officers of issuers, the securities or other interests of which the Fund wishes to purchase or sell, (ii) the Investment Adviser on behalf of the Fund participates in a transaction (including a controlled acquisition of a U.S. public company) that results in the requirement to restrict all purchases, sales and voting of equity securities of such target issuer, or (iii) regulations, including portfolio affiliation rules or stock exchange rules, prohibit participation in offerings by an issuer when other Client Accounts have prior holdings of such issuer’s securities or desire to participate in such a public offering, or where other Client Accounts have or may have short positions in such issuer’s securities. However, where permitted by applicable law, and where consistent with the BlackRock Entities’ policies and procedures, the BlackRock Entities may, but are not obligated to, seek to avoid such prohibitions or limitations (such as through the implementation of appropriate information barriers), and in such cases, the Investment Adviser on behalf of the Fund may purchase or sell securities or instruments that are issued by such issuers. In addition, certain activities and actions may also be considered to result in reputational risk or disadvantage for the management of the Fund and/or for the Investment Adviser and its affiliates, and the Investment Adviser may decline or limit an investment opportunity or dispose of an existing investment as a result.

In addition, in regulated industries and in certain markets, and in certain futures and derivative transactions, there are limits on the aggregate amount of investment by affiliated investors that may not be exceeded without a regulatory filing, the grant of a license or other regulatory or corporate consent. For example, the U.S. Commodity Futures Trading Commission (“CFTC”), the U.S. commodities exchanges and certain non-U.S. exchanges have established limits referred to as “speculative position limits” or “position limits” on the maximum long or short (or, for some commodities, the gross) positions which any person or group of persons may own, hold or control in certain futures or options on futures contracts, and such rules generally require aggregation of the positions owned, held or controlled by related entities. Any such limits may prevent the Fund from acquiring positions that might otherwise have been desirable or profitable. Under certain circumstances, the Investment Adviser may restrict a purchase or sale of securities, derivative instruments or other assets on behalf of Client Accounts in anticipation of a future conflict that may arise if such purchase or sale would be made. Any such determination will take into consideration the interests of the relevant Client Accounts, the circumstances that would give rise to the future conflict and applicable law. Such determination will be made on a case by case basis.

Other Services and Activities of the BlackRock Entities. The BlackRock Entities (including the Investment Adviser) will, from time to time, provide financial, consulting and other services to, and receive compensation from, an entity which is the issuer of a security or other investment held by the Fund, counterparties to transactions with the Fund or third parties that also provide services to the Fund. In addition, the BlackRock Entities (including the Investment Adviser) may purchase property (including securities) from, sell property (including securities) or lend funds to, or otherwise deal with, any entity which is the issuer of a security held by the Fund, counterparties to transactions with the Fund or third parties that also provide services to the Fund. It is also likely that the Fund will have multiple business relationships with and will invest in, engage in transactions with, make voting decisions with respect to, or obtain services from entities for which BlackRock Entities perform or seek to perform certain financial services. Conflicts are expected to arise in connection with the foregoing.

The BlackRock Entities may derive ancillary benefits from providing investment advisory, administrative and other services to the Fund, and providing such services to the Fund may enhance the BlackRock Entities’ relationships with various parties, facilitate additional business development, and enable the BlackRock Entities to obtain additional business and generate additional revenue.

Potential Restrictions and Issues Relating to Information Held by BlackRock. The Investment Adviser may not have access to information and personnel of all BlackRock Entities, including as a result of informational barriers constructed between different investment teams and groups within BlackRock focusing on alternative investments and otherwise. Therefore, the Investment Adviser may not be able to manage the Fund with the benefit of information held by one or more other investment teams and groups within the BlackRock Entities. However, although it is under no obligation to do so, if it is permitted to do so, the Investment Adviser may consult with personnel on other investment teams and in other groups within BlackRock, or with persons unaffiliated with BlackRock, or may form investment policy committees composed of such personnel, and in certain circumstances, personnel of affiliates of the Investment Adviser may have input into, or make determinations regarding, portfolio management transactions for the Fund, and may receive information regarding the Investment Adviser’s proposed investment activities for the Fund that generally is not available to the public. There will be no obligation on the part of such persons to make available for use by the Fund any information or strategies known to them or developed in connection with their own client, proprietary or other activities. In addition, BlackRock will be under no obligation to make available any research or analysis prior to its public dissemination.

The Investment Adviser makes decisions for the Fund based on the Fund’s investment program. The Investment Adviser from time to time may have access to certain fundamental analysis, research and proprietary technical models developed by BlackRock Entities and their personnel. There will be no obligation on the part of the BlackRock Entities to make available for use by the Fund, or to effect transactions on behalf of the Fund on the basis of, any such information, strategies, analyses or models known to them or developed in connection with their own proprietary or other activities. In certain cases, such personnel will be prohibited from disclosing or using such information for their own benefit or for the benefit of any other person, including the Fund and other Client Accounts. In other cases, fundamental analyses, research and proprietary models developed internally may be used by various BlackRock Entities and their personnel on behalf of different Client Accounts, which could result in purchase or sale transactions in the same security at different times (and could potentially result in certain transactions being made by one portfolio manager on behalf of certain Client Accounts before similar transactions are made by a different portfolio manager on behalf of other Client Accounts), or could also result in different purchase and sale transactions being made with respect to the same security. The Investment Adviser may also effect transactions for the Fund that differ from fundamental analysis, research or proprietary models issued by the BlackRock Entities or by the Investment Adviser itself in various contexts. The foregoing transactions may negatively impact the Fund and its direct and indirect investments through market movements or by decreasing the pool of available securities or liquidity, which effects can be more pronounced in thinly traded securities and less liquid markets.

The BlackRock Entities and different investment teams and groups within the Investment Adviser have no obligation to seek information or to make available to or share with the Fund any third-party manager with which the Fund invests any information, research, investment strategies, opportunities or ideas known to BlackRock Entity personnel or developed or used in connection with other clients or activities. The BlackRock Entities and different investment teams and groups within the Investment Adviser may compete with the Fund or any third-party manager with which the Fund invests for appropriate investment opportunities on behalf of their other Client Accounts. The results of the investment activities of the Fund may differ materially from the results achieved by BlackRock Entities for other Client Accounts. BlackRock Entities may give advice and take action with respect to other Client Accounts that may compete or conflict with the advice the Investment Adviser may give to the Fund, including with respect to their view of the operations or activities of an investment, the return of an investment, the timing or nature of action relating to an investment or the method of exiting an investment.

BlackRock Entities may restrict transactions for themselves, but not for the Fund, or vice versa. BlackRock Entities and certain of their personnel, including the Investment Adviser’s personnel or other BlackRock Entity personnel advising or otherwise providing services to the Fund, may be in possession of information not available to all BlackRock Entity personnel, and such personnel may act on the basis of such information in ways that have adverse effects on the Fund. The Fund could sustain losses during periods in which BlackRock Entities and other Client Accounts achieve significant profits.

Material, Nonpublic Information. The Investment Adviser and its personnel may not trade for the Fund or other Client Accounts or for their own benefit or recommend trading in financial instruments of a company while they are in possession of material, nonpublic or price sensitive information (“Inside Information”) concerning such company, or disclose such Inside Information to any person not entitled to receive it. The BlackRock Entities (including the Investment Adviser) may have access to Inside Information. The Investment Adviser has instituted an internal information barrier policy designed to prevent securities laws violations based on access to Inside Information. Accordingly, there may be certain cases where the Investment Adviser may be restricted from effecting purchases and/or sales of interests in securities or other financial instruments, or entering into certain transactions or exercising certain rights under such transactions on behalf of the Fund and/or the other Client Accounts. There can be no assurance that the Investment Adviser will not receive Inside Information and that such restrictions will not occur. At times, the Investment Adviser, in an effort to avoid restriction for the Fund or the other Client Accounts, may elect not to receive Inside Information, which may be relevant to the Fund’s portfolio, that other market participants are eligible to receive or have received and could affect decisions that would have otherwise been made.

Any partner, officer or employee of the BlackRock Entities may serve as an officer, director, advisor or in comparable management functions for the investments of other Client Accounts, and any such person may obtain Inside Information in connection therewith, or in connection with such partner’s, officer’s or employee’s other activities in the financial markets. In an effort to manage possible risks arising from the internal sharing of material nonpublic information, BlackRock maintains a list of restricted securities with respect to which it has access to material nonpublic information and in which Client Accounts are restricted from trading. If partners, officers or employees of BlackRock obtain such material nonpublic information about a portfolio company which is an investment of a Client Account, the Fund may be prohibited by law, policy or contract, for a period of time, from (i) unwinding a position in such company, (ii) establishing an initial position or taking any greater position in such company and/or (iii) pursuing other investment opportunities, which could impact the returns to the Fund. In addition, in certain circumstances, particularly during the liquidation of a Client Account, the Fund may be prohibited from trading a position that it holds, directly or indirectly, in the Client Account because BlackRock determines that one or more partners, officers or employees of BlackRock holds material nonpublic information with respect to one or more remaining positions held by the Client Account.

Transactions with Certain Stockholders. The Fund is permitted to enter into transactions with certain stockholders, subject to applicable law. For example, the Investment Adviser may be presented with opportunities to receive financing and/or other services in connection with the Fund’s operations and/or the Fund’s investments from certain stockholders or their affiliates that are engaged in lending or related business, which subjects the Investment Adviser to conflicts of interest.

The Fund’s Use of Investment Consultants and BlackRock’s Relationship with Investment Consultants. Stockholders may work with pension or other institutional investment consultants (collectively, “Investment Consultants”). Investment Consultants provide a wide array of services to pension plans and other institutions, including assisting in the selection and monitoring of investment advisers such as the Investment Adviser. From time to time, Investment Consultants who recommend the Investment Adviser to, and provide oversight of the Investment Adviser for, stockholders may also provide services to or purchase services from the BlackRock Entities. For example, the BlackRock Entities purchase certain index and performance-related databases and human resources-related information from Investment Consultants and their affiliates. The BlackRock Entities also utilize brokerage execution services of Investment Consultants or their affiliates, and BlackRock Entities personnel may attend conferences sponsored by Investment Consultants. Conversely, from time to time, the BlackRock Entities may be hired by Investment Consultants and their affiliates to provide investment management and/or risk management services, creating possible conflicts of interest.

Other Relationships with BlackRock Entities, Clients and Market Participants. The BlackRock Entities have developed, and will in the future develop, relationships with (or may invest in) a significant number of clients and other market participants (e.g., financial institutions, service providers, managers of investment funds, banks, brokers, advisors, joint venturers, consultants, finders (including executive finders), executives, attorneys, accountants, institutional investors, family offices, lenders, current and former employees, and current and former portfolio investment executives, as well as certain family members or close contacts of these persons), including those that may hold or may have held investments similar to the investments intended to be made by the Fund, that may themselves represent appropriate investment opportunities for the Fund, or that may compete with the Fund for investment opportunities. Furthermore, the Investment Adviser generally exercises its discretion to recommend to the Fund or to an investment thereof that it contracts for services with such clients and market participants, and/or with other BlackRock Entities. It is difficult to predict the circumstances under which these relationships could become material conflicts for the Fund, but it is possible that as a result of such relationships (or agreements with other Client Accounts) the Investment Adviser may refrain from making all or a portion of any investment or a disposition on behalf of the Fund, which may materially adversely affect the performance of the Fund. Certain of these persons or entities will invest (or will be affiliated with an investor) in, engage in transactions with and/or provide services (including services at reduced rates) to, the BlackRock Entities and/or Client Accounts and/or their affiliates. BlackRock expects to be subject to a potential conflict of interest with the Fund in recommending the retention or continuation of a third-party service provider to such Fund or a portfolio investment if such recommendation, for example, is motivated by a belief that the service provider or its affiliate(s) will continue to invest in the Fund or one or more Client Accounts, will provide the BlackRock Entities information about markets and industries in which the BlackRock Entities operate (or are contemplating operations) or will provide other services that are beneficial to the BlackRock Entities, the Fund or one or more Client Accounts. The Investment Adviser expects to be subject to a potential conflict of interest in making such recommendations, in that Investment Adviser has an incentive to maintain goodwill between it and clients and other market participants, while the products or services recommended may not necessarily be the best available or most cost effective to the Fund or its investments.

Legal Representation. The Fund, as well as the Investment Adviser and/or other BlackRock Entities, have engaged several counsel to represent them. In connection with such representation, counsel has relied upon certain information furnished to them by the Investment Adviser and the BlackRock Entities, and has not investigated or verified the accuracy or completeness of such information. Such counsel’s engagement is limited to the specific matters as to which they are consulted and, therefore, there may exist facts or circumstances that could have a bearing on the Fund’s or BlackRock’s financial condition or operations with respect to which counsel has not been consulted and for which they expressly disclaim any responsibility. Counsel has not represented and will not be representing stockholders. No independent counsel has been retained (or is expected to be retained) to represent stockholders. No attorney-client relationship exists between any counsel and any stockholder solely by such stockholder making an investment in the Fund. As a result, stockholders are urged to retain their own counsel.

Resolution of Conflicts. Any conflicts of interest that arise between the Fund or particular stockholders, on the one hand, and other Client Accounts or BlackRock Entities or affiliates thereof, on the other hand, will be discussed and resolved on a case-by-case basis by business, legal and compliance officers of the Investment Adviser and its affiliates, as applicable. Any such discussions will take into consideration the interests of the relevant parties and the circumstances giving rise to the conflicts. Stockholders should be aware that conflicts will not necessarily be resolved in favor of the interests of the Fund or any affected stockholder. There can be no assurance that any actual or potential conflicts of interest will not result in the Fund receiving less favorable investment or other terms with respect to investments, transactions or services than if such conflicts of interest did not exist.

Potential Impact on the Fund. It is difficult to predict the circumstances under which one or more of the foregoing conflicts could become material, but it is possible that such relationships could require the Fund to refrain from making all or a portion of any investment or a disposition in order for BlackRock to comply with its fiduciary duties, the 1940 Act, the Advisers Act or other applicable law. The Investment Adviser may, under certain circumstances, seek to have conflicts or transactions involving conflicts approved in accordance with the governing agreements of the Fund. Copies of Part 2A of the Investment Adviser’s Form ADV, which includes additional detail regarding conflicts of interest that are relevant to BlackRock’s investment management business, are available at www.sec.govand will be provided to current and prospective stockholders upon request.

The foregoing list of potential and actual conflicts of interest does not purport to be a complete enumeration of the conflicts attendant to an investment in the Fund. Additional conflicts may exist that are not presently known to the Investment Adviser, BlackRock or their respective affiliates or are deemed immaterial. Prospective investors should consult with their independent advisors before deciding whether to invest in the Fund. In addition, as the investment program of the Fund develops and changes over time, an investment in the Fund may be subject to additional and different actual and potential conflicts of interest.

BlackRock Acquisition of HPS.

On July 1, 2025, BlackRock acquired 100% of the business and assets of HPS LLC (the “BlackRock/HPS Transaction”). There is no guarantee that BlackRock will be able to successfully maintain and continue to build its business after the BlackRock/HPS Transaction or that BlackRock or the Advisers will be able to successfully optimize their business operations following the completion of the BlackRock/HPS Transaction. In particular, as with any business combination, BlackRock and the Advisers will be subject to substantial risks, including with respect to the long-term retention of key employees, the successful consolidation of corporate, technological and administrative infrastructures and the retention of existing business and operational relationships. It is possible that employees currently involved in the operation of the Advisers may not continue with the Advisers after the BlackRock/HPS Transaction and the operations and business relationships of BlackRock and the Advisers may be disrupted following the BlackRock/HPS Transaction. The integration of HPS LLC into BlackRock will be a complex, costly and time-consuming process and if BlackRock experiences difficulties in this process, the anticipated benefits may not be realized fully or at all, or may take longer to realize than expected, which could have an adverse effect on BlackRock and the Advisers for an undetermined period. There can be no assurances that BlackRock or the Advisers will realize the potential operating efficiencies, synergies and other benefits currently anticipated from the BlackRock/HPS Transaction, and a failure to obtain such synergies may adversely affect the operations of BlackRock or the Advisers. Some of the challenges presented by the integration of the businesses are outside of BlackRock’s control, and any of them could result in delays, increased costs, decreases in the amount of potential synergies and diversion of management’s time and energy, which could materially affect BlackRock or the Advisers. In the event that the BlackRock/HPS Transaction has an adverse impact on the Advisers, including for the foregoing reasons, our operations and investment results may be adversely affected.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

Refer to our Current Reports on Form 8-K filed with the SEC on January 23, 2025, February 21, 2025, March 27, 2025, April 24, 2025, May 23, 2025, June 26, 2025 and July 25, 2025 for information about unregistered sales of our equity securities during the quarter.

The following table presents information with respect to the Fund's repurchases for the six months ended June 30, 2025:

Repurchase Offer Commencement Date	Repurchase request deadline	Number of Shares Repurchased (All Classes)	Percentage of Outstanding Shares Repurchased(1)	Price Paid Per Share	Repurchase Pricing Date	Amount Repurchased (All Classes)(2)	Maximum number of shares that may yet be repurchased(3)
January 31, 2025	February 28, 2025	139,189	0.5%	$24.42	March 31, 2025	$3,398,946	—
April 30, 2025	May 28, 2025	265,506	0.7%	$24.24	June 30, 2025	$6,434,733

_____________________

(1)
Percentage is based on total shares as of the close of the previous calendar quarter.
(2)
Net of Early Repurchase Deduction (if any).

(3)
All repurchase requests were satisfied in full.

Item 3. Defaults Upon Senior Securities

None.

Item 4. Mine Safety Disclosures

None.

Item 5. Other Information

None.

Item 6. Exhibits

The following exhibits are filed as part of this report or hereby incorporated by reference to exhibits previously filed with the SEC:

Number	Description
3.1	Certificate of Trust of the Registrant(1)
3.2	Fourth Amended and Restated Agreement and Declaration of Trust of the Registrant(2)
3.3	Second Amended Restated Bylaws of the Registrant (3)
10.1

Loan Agreement, dated as of May 28, 2025, by and among BlackRock Private Credit Fund Leverage II, LLC, as borrower, Société Generale, as administrative agent, BlackRock Private Credit Fund, as collateral manager, the lenders party thereto and the investors party thereto(4) **

10.2	Warehouse Collateral Management Agreement, dated as of May 28, 2025, between BlackRock Private Credit Fund Leverage II, LLC as borrower and BlackRock Private Credit Fund as collateral manager(4)
10.3	Master Participation Agreement, dated as of May 28, 2025, between BlackRock Private Credit Fund Leverage I, LLC, as seller, and BlackRock Private Credit Fund Leverage II, LLC, as buyer(4) **
10.4

First Amendment to Senior Secured Credit Agreement, dated as of August 7, 2025, between BlackRock Private Credit
Fund, as borrower, the lenders and issuing banks party thereto and Sumitomo Mitsui Banking Corporation, as administrative agent, and collateral agent* **

31.1	Certification of Chief Executive Officer Pursuant to Rule 13a-14(a) under the Securities Exchange Act of 1934*
31.2	Certification of Chief Financial Officer Pursuant to Rule 13a-14(a) under the Securities Exchange Act of 1934*
32.1	Certification of Chief Executive Officer and Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U. S. C. 1350)*
101.INS	Inline XBRL Instance Document - the instance document does not appear in the Interactive Data File because XBRL tags are embedded within the Inline XBRL document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

** Certain schedules and exhibits have been omitted in accordance with Item 601 of Regulation S-K. The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

(1)
Previously filed as an exhibit to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-2 (File No. 333-262035) filed on April 14, 2022 and incorporated herein by reference.
(2)
Previously filed with the Registrant’s Form 8-K dated as of November 2, 2022 and incorporated herein by reference.
(3)
Previously filed with the Registrant’s Form 8-K dated as of August 2, 2024 and incorporated herein by reference.
(4)
Previously filed with the Registrant’s Form 8-K dated as of June 4, 2025 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.

BlackRock Private Credit Fund

Date: August 8, 2025	By:	/s/ Philip Tseng
	Name:	Philip Tseng
	Title:	Trustee and Chief Executive Officer
(Principal Executive Officer)

Date: August 8, 2025	By:	/s/ Erik L. Cuellar
	Name:	Erik L. Cuellar
	Title:	Chief Financial Officer
(Principal Financial Officer)